Exhibit 10.8

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED

REVOLVING CREDIT, TERM LOAN, GUARANTY AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN, GUARANTY AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of November 28, 2022, by and among INNOVEX DOWNHOLE SOLUTIONS, INC., a corporation formed under the laws of the State of Delaware (“Innovex”), TERCEL OILFIELD PRODUCTS USA L.L.C., a limited liability company formed under the laws of the State of Texas (“Tercel”), TOP-CO INC., a corporation formed under the laws of the Province of Alberta (“Top-Co”), PRIDE ENERGY SERVICES, LLC, a limited liability company formed under the laws of the State of Texas (“Pride”; and together with Innovex, Tercel, Top-Co, and each Person joined to the Credit Agreement (defined below) as a borrower from time to time, collectively, jointly and severally, the “Borrowers”, and each a “Borrower”), each Person joined to the Credit Agreement as a guarantor from time to time (collectively, jointly and severally, the “Guarantors” and each a “Guarantor”), the financial institutions from time to time party to the Credit Agreement as lenders (collectively, the “Lenders” and each individually a “Lender”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, together with its successors and assigns in such capacity, the “Agent”).

PRELIMINARY STATEMENTS

A.    Loan Parties, Lenders and Agent are parties to that certain Second Amended and Restated Revolving Credit, Term Loan, Guaranty and Security Agreement dated June 10, 2022 (as the same may be amended, restated, amended and restated, supplemented, extended or otherwise modified from time to time, the “Credit Agreement”);

B.    Loan Parties, Lenders and Agent desire to make certain amendments to the Credit Agreement, and subject to the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent and Lenders are willing to do so, all as set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

1.01    Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

ARTICLE II

AMENDMENTS

2.01    Effective as of the Effective Date (as defined below), the Credit Agreement is hereby amended (a) to delete the stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Credit Agreement attached hereto as Exhibit A hereto and made a part hereof for all purposes.

ARTICLE III

CONDITIONS TO AMENDMENT

3.01    Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Agent (the date on which the conditions have been satisfied or waived in writing by Agent, the “Effective Date”):

(a)    Agent shall have received a duly executed version of this Amendment in form and substance satisfactory to Agent and each Lender;

(b)    After giving effect to this Amendment, the representations and warranties made by the Loan Parties contained herein and in the Credit Agreement, as amended hereby, and the Other Documents, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof, as if those representations and warranties were made for the first time on such date, except for those representations and warranties that are specifically made as of another date which shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such other date;

(c)    No Default or Event of Default shall exist under the Credit Agreement or any of the Other Documents, and no Default or Event of Default will result under the Credit Agreement or any Other Documents from the execution, delivery or performance of this Amendment;

(d)    Agent shall have received a duly executed version of that certain Joinder Agreement, dated as of the date hereof (the “Joinder Agreement”), by and among Agent and each Borrower, in form and substance satisfactory to Agent (pursuant to which, among other things, Pride shall have agreed to (i) join in, become a party to, and agree to comply with and be bound by, as a Borrower, the terms and conditions of the Credit Agreement and each Other Document to the same extent as if each New Borrower was an original signatory thereto, (ii) make all of the representations and warranties set forth in the Credit Agreement and the Other Documents and (iii) grant to Agent, for the benefit of itself and the Lenders, pursuant to the terms and provisions of the Credit Agreement, a continuing security interest in and Lien on all of its Collateral, free and clear of all Liens (other than Permitted Encumbrances)), together with documentation related to the Joinder Agreement, including, without limitation, that certain (A) Collateral Assignment of Equity Purchase Agreement, dated as of the date hereof, by and between Innovex and Agent and (B) Pledge Amendment, dated as of the date hereof, made by Innovex in favor of Agent.

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(e)    Agent shall have received customary certificates as to organization and incumbency, customary legal opinions, insurance certificates and endorsements, and such other customary documents, instruments, certificates or agreements as Agent may reasonably request to give effect to the joinder of Pride;

(f)    Payment to Agent of all fees and expenses incurred by Agent in connection with the Credit Agreement, the Other Documents and this Amendment; and

(g)    Agent and each Lender shall have received all other documents and information as shall be reasonably requested by Agent or any Lender in form and substance satisfactory to Agent and such Lender.

ARTICLE IV

NO WAIVER

4.01    No Waiver. Nothing contained in this Amendment shall be construed as a waiver by Agent or any Lender of any covenant or provision of the Credit Agreement (as amended hereby), the Other Documents, this Amendment, or of any other contract or instrument between any Loan Party and Agent or any Lender, and the failure of Agent or any Lender at any time or times hereafter to require strict performance by any Loan Party of any provision thereof shall not waive, affect or diminish any right of Agent to thereafter demand strict compliance therewith. Agent and each Lender hereby reserve all rights granted under the Credit Agreement, the Other Documents, this Amendment and any other contract or instrument between any Loan Party, Lenders and Agent.

ARTICLE V

RATIFICATIONS, REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS

5.01    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the Other Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the Other Documents are ratified and confirmed and shall continue in full force and effect. Each Loan Party hereby agrees that all liens and security interest securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. Each Loan Party and Agent agree that the Credit Agreement and the Other Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02    Representations and Warranties with respect to Other Documents. Each Loan Party hereby represents and warrants to Agent that (a) the execution, delivery and performance of this Amendment and any and all Other Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate or limited liability company action on the part of each Loan Party and will not violate any organizational document of any Loan Party; (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and the

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Other Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date, except for those representations and warranties that are specifically made as of another date which shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such other date; (c) no Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing; and (d) each Loan Party is in full compliance with all covenants and agreements contained in the Credit Agreement and the Other Documents, as amended hereby.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.01    Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the Other Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Documents, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent to rely upon them.

6.02    Reference to Credit Agreement. Each of the Credit Agreement and the Other Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such Other Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

6.03    Expenses of Agent. Each Borrower jointly and severally agrees to pay on demand all reasonable costs and expenses incurred by Agent in connection with any and all amendments, modifications, and supplements to the Other Documents, including, without limitation, the costs and fees of Agent’s legal counsel, and all costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any Other Documents, including, without, limitation, the costs and fees of Agent’s legal counsel.

6.04    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.05    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, Lenders and each Loan Party and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.

6.06    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

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6.07    Effect of Waiver. No consent or waiver, express or implied, by Lenders or Agent to or for any breach of or deviation from any covenant or condition by any Loan Party shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.08    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.09    Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

6.10    Final Agreement. THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWERS AND AGENT.

6.11    Release.    BORROWERS EACH HEREBY ACKNOWLEDGE THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY LENDER. BORROWERS EACH HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND EACH LENDER AND THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH ANY BORROWER MAY NOW OR HEREAFTER HAVE AGAINST AGENT, ANY LENDER, THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS” INCLUDING, WITHOUT

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LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW.]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the Effective Date.

BORROWERS:	INNOVEX DOWNHOLE SOLUTIONS, INC., a Delaware limited liability company

By:
Name:
Title:

TERCEL OILFIELD PRODUCTS USA L.L.C., a Texas limited liability company

By:
Name:
Title:

TOP-CO INC., an Alberta corporation

By:
Name:
Title:

PRIDE ENERGY SERVICES, LLC, a Texas limited liability company

By:
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED

REVOLVING CREDIT, TERM LOAN, GUARANTY AND SECURITY AGREEMENT]

AGENT and LENDER:	PNC BANK, NATIONAL ASSOCIATION

By:
	Name:	Briana Fisher
	Title:	Assistant Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED

REVOLVING CREDIT, TERM LOAN, GUARANTY AND SECURITY AGREEMENT]

LENDER:	U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED

REVOLVING CREDIT, TERM LOAN, GUARANTY AND SECURITY AGREEMENT]

LENDER:	FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED

REVOLVING CREDIT, TERM LOAN, GUARANTY AND SECURITY AGREEMENT]

EXHIBIT A

See attached.

Deal CUSIP Number: 45782YAA2

Revolver CUSIP Number: 45782YAB0

Term Loan CUSIP Number: 45782YAC8

~~Execution Version~~

Exhibit A to First Amendment to Second Amended and Restated Credit Amendment

This copy of the Second Amended and Restated Credit Amendment has been conformed to show changes made pursuant to the First Amendment to Second Amended and Restated Credit Amendment dated as of November 28, 2022.

SECOND AMENDED AND RESTATED

REVOLVING CREDIT, TERM LOAN, GUARANTY

AND

SECURITY AGREEMENT

AMONG

INNOVEX DOWNHOLE SOLUTIONS, INC.,

TERCEL OILFIELD PRODUCTS USA L.L.C.,

TOP-CO INC.

PRIDE ENERGY SERVICES, LLC

AND

EACH PERSON JOINED HERETO FROM TIME TO TIME AS A BORROWER

(AS BORROWERS),

EACH PERSON JOINED HERETO FROM TIME TO TIME AS A GUARANTOR

(AS GUARANTORS),

PNC BANK, NATIONAL ASSOCIATION

(AS LENDER AND AS AGENT),

WITH

PNC CAPITAL MARKETS, LLC

(AS LEAD ARRANGER AND BOOKRUNNER)

AND

THE FINANCIAL INSTITUTIONS

FROM TIME TO TIME PARTY HERETO

(AS LENDERS)

PNC BANK CAPITAL MARKETS LLC

(AS SYNDICATION AGENT)

June 10, 2022

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TABLE OF CONTENTS

Page

1.	DEFINITIONS.	2
1.1	Accounting Terms	2
1.2	General Terms	2
1.3	Uniform Commercial Code Terms	~~49~~49
1.4	Canadian Terms	~~49~~50
1.5	Certain Matters of Construction	~~50~~50
1.6	Term SOFR Notification	~~50~~51
1.7	Conforming Changes Relating to the Term SOFR Rate.	~~51~~51

2.	ADVANCES, PAYMENTS.	~~51~~51
2.1	Revolving Advances	~~51~~51
2.2	Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances	~~52~~53
2.3	Term Loans.	~~55~~55
2.4	Swing Loans	~~55~~56
2.5	Disbursement of Advance Proceeds	~~56~~57
2.6	Making and Settlement of Advances	~~57~~57
2.7	Maximum Advances	~~59~~59
2.8	Manner and Repayment of Advances	~~59~~59
2.9	Repayment of Excess Advances	~~60~~60
2.10	Statement of Account	~~60~~61
2.11	Letters of Credit	~~60~~61
2.12	Issuance of Letters of Credit	~~61~~62
2.13	Requirements For Issuance of Letters of Credit	~~62~~62
2.14	Disbursements, Reimbursement	~~62~~63
2.15	Repayment of Participation Advances	~~63~~64
2.16	Documentation	~~64~~65
2.17	Determination to Honor Drawing Request	~~64~~65
2.18	Nature of Participation and Reimbursement Obligations	~~64~~65
2.19	Liability for Acts and Omissions	~~66~~67
2.20	Mandatory Prepayments	~~67~~68
2.21	Use of Proceeds	~~69~~70
2.22	Defaulting Lender	~~70~~70
2.23	Payment of Obligations	~~72~~73
2.24	Increase in Maximum Revolving Advance Amount.	~~73~~73

3.	INTEREST AND FEES.	~~75~~75
3.1	Interest	~~75~~75
3.2	Letter of Credit Fees	~~75~~76
3.3	Facility Fee	~~77~~78
3.4	Fee Letter	~~77~~78
3.5	Computation of Interest and Fees	~~77~~78
3.6	Maximum Charges	~~77~~78

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3.7	Increased Costs	~~78~~78
3.8	Alternate Rate of Interest	~~78~~79
3.9	Capital Adequacy	~~83~~84
3.10	Taxes	~~84~~85
3.11	Replacement of Lenders	~~87~~88
3.12	Interest Act (Canada)	~~88~~88

4.	COLLATERAL: GENERAL TERMS	~~88~~89
4.1	Security Interest in the Collateral	~~88~~89
4.2	Perfection of Security Interest	~~89~~89
4.3	Preservation of Collateral	~~89~~90
4.4	Ownership and Location of Collateral	~~90~~90
4.5	Defense of Agent’s and Lenders’ Interests	~~90~~91
4.6	Inspection of Premises	~~91~~92
4.7	Appraisals	~~91~~92
4.8	Receivables; Deposit Accounts and Securities Accounts	~~91~~92
4.9	Inventory	~~95~~95
4.10	Maintenance of Equipment	~~95~~95
4.12	Financing Statements	~~95~~96
4.13	Vehicles and Equipment	~~95~~96

5.	REPRESENTATIONS AND WARRANTIES.	~~95~~96
5.1	Authority	~~95~~96
5.2	Formation and Qualification	~~96~~97
5.3	[Reserved].	~~96~~97
5.4	Tax Returns	~~96~~97
5.5	Financial Statements	~~96~~97
5.6	Entity Names	~~97~~98
5.7	OSHA; Environmental Compliance; Flood Insurance	~~97~~98
5.8	Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance	~~98~~99
5.9	Patents, Trademarks, Copyrights and Licenses	~~100~~101
5.10	Licenses and Permits	~~100~~101
5.11	Default of Indebtedness	~~100~~101
5.12	[Reserved].	~~101~~101
5.13	No Burdensome Restrictions	~~101~~101
5.14	No Labor Disputes	~~101~~102
5.15	Margin Regulations	~~101~~102
5.16	Investment Company Act	~~101~~102
5.17	Disclosure	~~101~~102
5.18	Certificate of Beneficial Ownership	~~102~~102
5.19	[Reserved].	~~102~~102
5.20	Swaps	~~102~~103
5.21	Business and Property of Borrowers	~~102~~103
5.22	Ineligible Securities	~~102~~103
5.23	Federal Securities Laws	~~102~~103
5.24	Equity Interests	~~102~~103
5.25	Commercial Tort Claims	~~102~~103

5.26	Letter of Credit Rights	~~102~~103
5.27	Material Contracts	~~102~~103
5.28	Application of Certain Laws and Regulations	~~103~~103
5.29	Sanctions and other Anti-Terrorism Laws.	~~103~~103
5.30	Anti-Corruption Laws.	~~103~~104

6.	AFFIRMATIVE COVENANTS.	~~103~~104
6.1	Compliance with Laws	~~103~~104
6.2	Conduct of Business and Maintenance of Existence and Assets	~~103~~104
6.3	Books and Records	~~104~~104
6.4	Payment of Taxes	~~104~~105
6.5	Financial Covenants	~~104~~105
6.7	Payment of Indebtedness and Leasehold Obligations	~~107~~107
6.9	Standards of Financial Statements	~~108~~109
6.10	Federal Securities Laws	~~108~~109
6.11	Execution of Supplemental Instruments	~~108~~109
6.12	Exercise of Rights	~~108~~109
6.13	Government Receivables	~~108~~109
6.14	Certificate of Beneficial Ownership and Other Additional Information	~~109~~109
6.15	Keepwell	~~109~~110
6.16	Post-Closing Obligations	~~109~~110
6.17	Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws.	~~109~~110

7.	NEGATIVE COVENANTS.	~~110~~111
7.1	Merger, Consolidation, Acquisition and Sale of Assets	~~110~~111
7.2	Creation of Liens	~~110~~111
7.3	Guarantees	~~111~~111
7.4	Investments	~~111~~112
7.5	Loans	~~111~~112
7.6	Capital Expenditures	~~111~~112
7.7	Dividends	~~111~~112
7.8	Indebtedness	~~111~~112
7.9	Nature of Business	~~111~~112
7.10	Transactions with Affiliates	~~111~~112
7.11	Inventory Locations	~~112~~113
7.12	Subsidiaries	~~112~~113
7.13	Fiscal Year and Accounting Changes	~~112~~113
7.14	Pledge of Credit	~~113~~113
7.15	Amendment of Organizational Documents	~~113~~113
7.16	Compliance with ERISA	~~113~~114
7.17	Prepayment of Indebtedness	~~114~~114
7.18	Subordinated Indebtedness	~~114~~114
7.19	Other Agreements	~~114~~115
7.20	Membership / Partnership Interests	~~114~~115
7.21	Sanctions and other Anti-Terrorism Laws	~~114~~115
7.22	Anti-Corruption Laws.	~~114~~115

8.	CONDITIONS PRECEDENT.	~~114~~115
8.1	Conditions to Initial Advances	~~114~~115
8.2	Conditions to Each Advance	~~119~~119

9.	INFORMATION AS TO BORROWERS.	~~119~~120
9.1	Disclosure of Material Matters	~~119~~120
9.2	Schedules	~~120~~120
9.3	Environmental Reports	~~120~~121
9.4	Litigation	~~121~~122
9.5	Material Occurrences	~~121~~122
9.6	Government Receivables	~~121~~122
9.7	Annual Financial Statements	~~121~~122
9.8	Quarterly Financial Statements	~~122~~122
9.9	Monthly Financial Statements	~~122~~123
9.10	[Reserved].	~~122~~123
9.11	Additional Information	~~122~~123
9.12	Projected Operating Budget	~~122~~123
9.13	Variances From Operating Budget	~~123~~123
9.14	Notice of Suits, Adverse Events	~~123~~123
9.15	ERISA Notices and Requests	~~123~~124
9.16	Additional Documents	~~124~~125
9.17	Updates to Certain Schedules	~~124~~125
9.18	[Reserved]	~~124~~125
9.19	Appraisals	~~124~~125
9.20	Updates to Schedules Based on Permitted Acquisitions	~~125~~125

10.	EVENTS OF DEFAULT	~~125~~126
10.1	Nonpayment	~~125~~126
10.2	Breach of Representation	~~125~~126
10.3	Financial Information	~~125~~126
10.4	Judicial Actions	~~125~~126
10.5	Noncompliance	~~125~~126
10.6	Judgments	~~126~~126
10.7	Bankruptcy	~~126~~127
10.8	Subordinated Debt Default	~~126~~127
10.9	Lien Priority	~~126~~127
10.10	Breach of Subordination Agreement	~~126~~127
10.11	Cross Default	~~127~~127
10.12	Breach of Guaranty, Guarantor Security Agreement or Pledge Agreement	~~127~~128
10.13	Change of Control	~~127~~128
10.14	Invalidity	~~127~~128
10.15	Seizures	~~127~~128
10.16	Operations	~~127~~128
10.17	Pension Plans	~~127~~128
10.18	Anti-Money Laundering/International Trade Law Compliance	~~128~~128
10.19	Reportable Compliance Event	~~128~~128

11.	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.	~~128~~129
11.1	Rights and Remedies	~~128~~129
11.2	Agent’s Discretion	~~130~~130
11.3	Setoff	~~130~~131
11.4	Rights and Remedies not Exclusive	~~130~~131
11.5	Allocation of Payments After Event of Default	~~130~~131

12.	WAIVERS AND JUDICIAL PROCEEDINGS.	~~132~~133
12.1	Waiver of Notice	~~132~~133
12.2	Delay	~~132~~133
12.3	Jury Waiver	~~132~~133

13.	EFFECTIVE DATE AND TERMINATION	~~132~~133
13.1	Term	~~132~~133

14.	REGARDING AGENT	~~133~~134
14.1	Appointment	~~133~~134
14.2	Nature of Duties	~~134~~134
14.3	Lack of Reliance on Agent	~~134~~135
14.4	Resignation of Agent; Successor Agent	~~134~~135
14.5	Certain Rights of Agent	~~135~~136
14.6	Reliance	~~135~~136
14.7	Notice of Default	~~135~~136
14.8	Indemnification	~~136~~136
14.9	Agent in its Individual Capacity	~~136~~137
14.10	Delivery of Documents	~~136~~137
14.11	Borrowers’ Undertaking to Agent	~~136~~137
14.12	No Reliance on Agent’s Customer Identification Program	~~136~~137
14.13	Other Agreements	~~137~~137
14.14	Authority to Release Collateral and Liens.	~~137~~138
14.15	Erroneous Payments.	~~137~~138

15.	BORROWING AGENCY	~~139~~140
15.1	Borrowing Agency Provisions	~~139~~140
15.2	Waiver of Subrogation	~~140~~141
15.3	Common Enterprise	~~140~~141

16.	GUARANTY.	~~141~~141
16.1	Unconditional Guaranty	~~141~~141
16.2	Continuing Guarantee	~~141~~142
16.3	Waivers	~~141~~142
16.4	No Defense	~~141~~142
16.5	Guaranty of Payment	~~141~~142
16.6	Liabilities Absolute	~~142~~143
16.7	Waiver of Notice	~~143~~144
16.8	Agent’s Discretion	~~143~~144
16.9	Reinstatement	~~143~~144
16.10	Lien Subordination; Remedies Standstill	~~144~~145

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16.11	Statute of Limitations	~~145~~145
16.12	Interest	~~145~~145
16.13	Currency Conversion	~~145~~145
16.14	Acknowledgement	~~145~~146

17.	MISCELLANEOUS	~~145~~146
17.1	Governing Law	~~145~~146
17.2	Entire Understanding	~~146~~147
17.3	Successors and Assigns; Participations; New Lenders	~~149~~150
17.4	Application of Payments	~~152~~153
17.5	Indemnity	~~153~~153
17.6	Notice	~~154~~155
17.7	Survival	~~156~~157
17.8	Severability	~~156~~157
17.9	Expenses	~~156~~157
17.11	Consequential Damages	~~157~~157
17.12	Captions	~~157~~158
17.13	Counterparts; Facsimile Signatures	~~157~~158
17.14	Construction	~~157~~158
17.15	Confidentiality; Sharing Information	~~157~~158
17.16	Publicity	~~158~~159
17.17	Certifications From Banks and Participants; USA PATRIOT Act	~~158~~159
17.18	Concerning Joint and Several Liability of Borrowers	~~159~~160
17.19	Amendment and Restatement.	~~161~~162

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 1.2	Borrowing Base Certificate
Exhibit 1.2(a)	Compliance Certificate
Exhibit 2.1(a)	Revolving Credit Note
Exhibit 2.3(a)	Term Note
Exhibit 2.4(a)	Swing Loan Note
Exhibit 5.5(b)	Financial Projections
Exhibit 8.1(g)	Financial Condition Certificate
Exhibit 17.3	Commitment Transfer Supplement

Schedules

Schedule 1.2	Permitted Encumbrances
Schedule 1.2(a)	Financing Statements
Schedule 1.2(b)	Mortgaged Real Property
Schedule 1.2(c)	Commitment Amounts and Commitment Percentages
Schedule 4.4(b)(i)	Locations of Equipment
Schedule 4.4(b)(ii)	Inventory Warehouse Locations
Schedule 4.4(b)(iii)	Places of Business and Chief Executive Offices
Schedule 4.4(b)(iv)	Real Property
Schedule 4.8(j)	Deposit and Investment Accounts
Schedule 5.1	Consents
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Prior Names
Schedule 5.7	Environmental
Schedule 5.8(b)(i)	Litigation
Schedule 5.8(b)(ii)	Indebtedness
Schedule 5.8(d)	Plans
Schedule 5.9	Intellectual Property
Schedule 5.10	Licenses and Permits
Schedule 5.14	Labor Disputes
Schedule 5.24	Equity Interests
Schedule 5.25	Commercial Tort Claims
Schedule 5.26	Letter of Credit Rights
Schedule 5.27	Material Contracts
Schedule 6.16	Post-Closing Obligations
Schedule 7.3	Guarantees

SECOND AMENDED AND RESTATED

REVOLVING CREDIT, TERM LOAN, GUARANTY

AND

SECURITY AGREEMENT

The Second Amended and Restated Revolving Credit, Term Loan, Guaranty and Security Agreement dated as of June 10, 2022 among Innovex Downhole Solutions, Inc., a corporation formed under the laws of the State of Delaware (“Innovex”), Tercel Oilfield Products USA L.L.C., a limited liability company formed under the laws of the State of Texas (“Tercel”), Top-Co Inc., a corporation formed under the laws of the Province of Alberta (“Top-Co”), Pride Energy Services, LLC, a limited liability company formed under the laws of the State of Texas (“Pride”; and together with Innovex, Tercel, Top-Co and each Person joined hereto as a borrower from time to time, collectively, jointly and severally, the “Borrowers”, and each a “Borrower”), each Person joined hereto as a guarantor from time to time (collectively, jointly and severally, the “Guarantors”, and each a “Guarantor”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”) and PNC Bank, National Association (“PNC”), as agent for Lenders (PNC, in such capacity, together with its successors and assigns in such capacity, the “Agent”).

RECITALS

WHEREAS, among others, Innovex, Tercel, Top-Co, Agent and certain financial institutions party thereto as lenders are parties to that certain Amended and Restated Revolving Credit, Term Loan, Guaranty and Security Agreement, dated June 10, 2019 (the “A&R Closing Date”), as amended, modified or supplemented by the First Amendment thereto, dated as of July 18, 2019, the Second Amendment thereto, dated as of May 4, 2020, the Third Amendment thereto, dated as of November 4, 2020, the Fourth Amendment thereto, dated as of November 6, 2020, the Joinder Agreement dated as of March 10, 2021, the letter agreement, dated as of April 21, 2022 and the Limited Waiver, dated as of June 1, 2022 (as so amended, modified or supplemented prior to the date hereof, the “A&R Credit Agreement”), which amended and restated in its entirety that certain Revolving Credit, Term Loan, Guaranty and Security Agreement (as amended, modified or supplemented prior to the A&R Closing Date, the “Original Credit Agreement”), dated September 7, 2018 (the “Original Closing Date”), among Innovex, Agent and certain financial institutions party thereto as lenders;

WHEREAS, Borrowers have requested that the A&R Credit Agreement be amended and restated to, among other things, (i) increase the Advances (as defined in the A&R Credit Agreement) thereunder and (ii) make such other amendments as set forth herein;

WHEREAS, Agent and the Lenders have agreed to amend and restate the A&R Credit Agreement to, among other things, (i) increase the Advances (as defined in the A&R Credit Agreement) thereunder and (ii) make such other amendments as set forth herein; and

WHEREAS, it is the intention of the parties hereto that the Advances (as defined in the A&R Credit Agreement) outstanding under the A&R Credit Agreement prior to the Closing Date shall continue and remain outstanding and shall not be repaid on the Closing Date but constitute outstanding Advances hereunder and accordingly, the Advances made hereunder are not an extinguishment or novation of the Advances (as defined in the A&R Credit Agreement) made pursuant to the A&R Credit Agreement (as herein amended and restated by this Agreement).

NOW THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers, Lenders and Agent hereby amend and restate the A&R Credit Agreement and agree as follows:

1.	DEFINITIONS.

1.1 Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined shall have the respective meanings given to them under GAAP. If there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant contained in this Agreement or the definition of any term defined under GAAP used in such calculations, Agent, Lenders and Borrowers shall negotiate in good faith to amend the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of Agent, Lenders and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date; provided, that, until any such amendments have been agreed upon, the covenants in this Agreement shall be calculated as if no such change in GAAP had occurred and Borrowers shall provide additional financial statements or supplements thereto, attachments to Compliance Certificates and/or calculations regarding financial covenants as Agent may reasonably require in order to provide the appropriate financial information required hereunder with respect to Borrowers both reflecting any applicable changes in GAAP and as necessary to demonstrate compliance with the financial covenants before giving effect to the applicable changes in GAAP. Notwithstanding anything to the contrary herein, the calculation of Adjusted EBITDA, EBITDA, Fixed Charge Coverage Ratio and Leverage Ratio (and of any component definition of such terms) shall be determined by reference to the Borrowers on a Consolidated Basis.

1.2 General Terms. For purposes of this Agreement the following terms shall have the following meanings:

“A&R Closing Date” shall have the meaning set forth in the Recitals.

“A&R Credit Agreement” shall have the meaning set forth in the Recitals.

“A&R Term Loan” shall have the meaning set forth in Section 2.3.

“Accountants” shall have the meaning set forth in Section 9.7.

“Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired by the Borrowers or any of their respective Subsidiaries in a Permitted Acquisition; provided, that such Indebtedness (a) is either purchase money Indebtedness or mortgage financing, (b) was in existence prior to the date of such Permitted Acquisition, and (c) was not incurred in connection with, or in contemplation of, such Permitted Acquisition.

“Additional Term Loan” shall have the meaning set forth in Section 2.3.

“Adjusted EBITDA” shall mean, for any period, the sum of EBITDA for such period plus, (a) legal fees, expenses, costs and other charges related to or incurred in connection with (i) this Agreement to the extent paid prior to or within ninety (90) days after the Closing Date in an aggregate amount not to exceed $1,500,000, and (ii) the Pride Permitted Acquisition to the extent paid prior to or within ninety (90) days after the closing of the Pride Permitted Acquisition in an aggregate amount not to exceed $500,000 plus (b) fees and expenses paid under the Management Agreement to the extent permitted hereunder during such period in an aggregate amount in any fiscal year not to exceed the greater of (i) $350,000 or (ii) three percent (3%) of Adjusted EBITDA, plus (c) indemnifications paid under the Management Agreement, plus (d) reasonable out-of-pocket expenses paid to any independent board members of any of the Loan Parties in an aggregate amount not to exceed $500,000 in any fiscal year, plus (e) expenses that have been reimbursed by a third-party pursuant to an indemnity, guaranty or other contractual requirement in favor of one or more of the Loan Parties, plus (f) solely for the purposes of testing the financial covenants in accordance with Section 6.5(a) and Section 6.5(b), the amount of any equity contributions made by the Sponsor pursuant to Section 6.5(d), plus (g) severance expense during (i) fiscal year 2021 in the aggregate up to $2,000,000; provided that solely for purposes of calculating the Fixed Charge Coverage Ratio (if applicable) and/or the Leverage Ratio in any Compliance Certificates with respect to fiscal year 2021 that are to be delivered after the Closing Date and compliance with the covenants set forth in Section 6.5, the amount added back pursuant to this clause (g)(i) may exceed $2,000,000 but shall not exceed $3,750,000 and (ii) fiscal year 2022 and each fiscal year thereafter in the aggregate up to $750,000, plus (h) fees, costs, expenses and reserves incurred or established in connection with completed and potential settlements or litigation up to $1,000,000 in the aggregate in any fiscal year with respect to any dispute or matter, plus (i) without duplication, fees, costs, expenses and reserves incurred or established in connection with the Impulse Dispute in the aggregate up to $2,000,000 during the Term, plus (j) non-cash lease acceleration cost, solely to the extent that any accrued lease cost is captured as debt service as lease payments are actually made, plus (k) any other fees, expenses, costs and other charges as may be approved in the Agent’s Permitted Discretion.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Agent.

“Advance Rates” shall have the meaning set forth in Section 2.1(a)(y)(iii).

“Advances” shall mean and include the Revolving Advances, Letters of Credit, the Swing Loans, and the Term Loan.

“Affected Lender” shall have the meaning set forth in Section 3.11.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager, member, managing member, general partner or officer (i) of such Person,

(ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote fifteen percent (15.00%) or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Agreement” shall mean this Second Amended and Restated Revolving Credit, Term Loan, Guaranty and Security Agreement, as the same may be amended, amended and restated, replaced and restated, extended, supplemented and/or otherwise modified from time to time.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the sum of the Overnight Bank Funding Rate in effect on such day plus one half of one percent (0.5%), and (c) the sum of Daily Simple SOFR in effect on such day plus one percent (1.0%), so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Alternate Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Alternate Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

“Alternate Source” shall have the meaning set forth in the definition of Overnight Bank Funding Rate.

“AML Legislation” shall have the meaning set forth in Section 17.17(c).

“Andrews Pre-Title Policy Period” shall mean the period (a) beginning as of the Closing Date, and (b) ending as of the date upon which Agent has received, in form and substance satisfactory to Agent (i) the survey with respect to the Andrews Property, (ii) a fully paid mortgagee title insurance policy (or binding commitments to issue title insurance policies, marked to Agent’s satisfaction to evidence the form of such policies to be delivered with respect to the Mortgage on the Andrews Property), in standard ALTA (or the applicable local equivalent) form, issued by a title insurance company satisfactory to Agent, in an amount equal to not less than the fair market value of the Andrews Property insuring such Mortgage to create a valid Lien on the Andrews Property with no exceptions which Agent shall not have approved in writing and no survey exceptions and (iii) evidence that adequate flood insurance required to be maintained under this Agreement is in full force and effect.

“Andrews Property” means Innovex’s owned Real Property located in Andrews County, Texas at 1704 SE 201, Andrews, TX 79714.

“Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other similar anti-corruption laws or regulations administered or enforced in any jurisdiction in which any Borrower or any of its Subsidiaries conduct business.

“Anti-Terrorism Law” shall mean any Applicable Law in force or hereinafter enacted related to terrorism financing or money laundering, including the Bank Secrecy Act, 31 U.S.C. § 5311 et seq. and the USA PATRIOT Act.

“Applicable Law” shall mean all Laws applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, all provisions of all applicable state, provincial, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Applicable Margin” shall mean as of the Closing Date and at all times thereafter: (a) an amount equal to 0.75% for (i) Revolving Advances consisting of Domestic Rate Loans, and (ii) Swing Loans, and (b) an amount equal to 1.75% for Revolving Advances consisting of Term SOFR Rate Loans, and (c) an amount equal to 1.00% for Advances under the Term Loan consisting of Domestic Rate Loans, and (d) an amount equal to 2.00% for Advances under the Term Loan consisting of Term SOFR Rate Loans.

“Application Date” shall have the meaning set forth in Section 2.8(b).

“Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full at the end of the Term, (b) an acceleration of the Obligations pursuant to Section 11.1, or (c) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 11.5.

“Appraisal” shall mean that certain appraisal by Tiger dated as of June 3, 2022 in form and substance satisfactory to Agent in its Permitted Discretion.

“Approvals” shall have the meaning set forth in Section 5.7(b).

“Approved Electronic Communication” shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, E-Fax, the Credit Management Module of PNC’s PINACLE® system, or any other equivalent electronic service agreed to by Agent, whether owned, operated or hosted by Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any Other Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.

“Authorized Officer” shall mean the Chairman of the Board of Directors, the President, Chief Executive Officer, Chief Financial Officer, Controller or other officer designated by a Loan Party as an authorized officer of such Loan Party and approved by Agent (such approval not to be unreasonably withheld).

“Availability Block” shall mean, (a) at all times prior to the expiration of the Andrews Pre-Title Policy Period, an amount equal to the greater of (i)(x) $401,250, minus (y) the aggregate amount of principal payments made in respect of the Term Loan, and (ii) $0 and (b) at all times after the expiration of the Andrews Pre-Title Policy Period, $0.

“Base Rate” shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

“Beneficial Owner” shall mean, for each Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Borrower’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Borrower.

“Benefited Lender” shall have the meaning set forth in Section 2.6(e).

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Borrowers on a Consolidated Basis” shall mean the consolidation in accordance with GAAP of the accounts or other items of Borrowers and their respective Subsidiaries.

“Borrowers’ Account” shall have the meaning set forth in Section 2.10.

“Borrowing Agent” shall mean Innovex.

“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit 1.2 duly executed by an Authorized Officer of the Borrowing Agent or other Person authorized by Borrowing Agent and approved by Agent (such approval not to be unreasonably withheld) and delivered to Agent, appropriately completed, by which such officer or other Person shall certify to Agent the Formula Amount and calculation thereof as of the date of such certificate.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by Law to be closed for business in East Brunswick, New Jersey and, solely with respect to any Canadian Borrower, in Alberta, Canada; provided that when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Canadian Benefit Plan” shall mean any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing material employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Borrower has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans.

“Canadian Borrower” or “Canadian Borrowers” shall mean each entity formed under the laws of Canada (or any province thereof) and joined to this Agreement as a Borrower from time to time, collectively, jointly and severally, and shall extend to all permitted successors and assigns of such Persons.

“Canadian Intellectual Property Security Agreement” shall mean any Intellectual Property security agreement executed by any Canadian Borrower in favor of Agent securing the Obligations, in form and substance satisfactory to Agent.

“Canadian Pension Plan” shall mean each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Borrower for its employees or former employees, but does not include the Canada Pension Plan as maintained by the Government of Canada or the Québec Pension Plan as maintained by the Province of Québec.

“Canadian Pension Termination Event” shall mean (a) the voluntary full or partial wind up of a Canadian Pension Plan that is a registered pension plan by a Borrower; (b) the institution of proceedings by any Governmental Body to terminate in whole or in part or have a trustee appointed to administer such a plan; or (c) any other event or condition which constitutes grounds for the termination of, winding up or partial termination of, winding up or the appointment of trustee to administer, any such plan.

“Canadian Security Agreement” shall mean any general security agreement executed by any Canadian Borrower in favor of Agent securing the Obligations, in form and substance satisfactory to Agent.

“Canadian Transaction Documents” shall mean each of the Canadian Guarantee, the Canadian Intellectual Property Security Agreement and the Canadian Security Agreement, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements (or of any replacements or substitutions thereof or additions thereto) which have a useful life of more than one (1) year and which, in accordance with GAAP, would be classified as capital expenditures. Capital Expenditures shall include the total principal portion of Capitalized Lease Obligations.

“Capitalized Lease Obligation” shall mean any Indebtedness of any Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; provided that notwithstanding anything to the contrary contained herein or in any Other Document, any lease (whether entered into before or after the Closing Date) that would have been classified as an operating lease pursuant to GAAP as in effect on the Closing Date will be deemed not to represent a Capital Lease Obligation, regardless of any change in GAAP following the Closing Date that would otherwise require such lease to be re-characterized (on a prospective or retroactive basis or otherwise).

“Cash Dominion Trigger Event” shall mean the occurrence of the following at any time, (i) the occurrence and continuance of an Event of Default or (ii) Undrawn Availability is less than (A) twelve and one-half percent (12.5%) of the Maximum Revolving Advance Amount for five (5) consecutive Business Days or (B) $7,000,000 at any time.

“Cash Management Liabilities” shall have the meaning provided in the definition of “Cash Management Products and Services.”

“Cash Management Products and Services” shall mean agreements or other arrangements under which Agent or any Lender or any Affiliate of Agent or a Lender provides any of the following products or services to any Loan Party: (a) credit cards; (b) credit card processing services; (c) debit cards and stored value cards; (d) commercial cards (purchase cards); (e) ACH transactions; and (f) cash management and treasury management services and products, including without limitation controlled disbursement accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, interstate depository network services. The indebtedness, obligations and liabilities of any Borrower to the provider of any Cash Management Products and Services (including all obligations and liabilities owing to such provider in respect of any returned items deposited with such provider) (the “Cash Management Liabilities”) shall be “Obligations” hereunder, guaranteed obligations under the Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of each of the Other Documents. The Liens securing the Cash Management Products and Services shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5.

“CEA” shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Certificate of Beneficial Ownership” shall mean, for each Borrower, a certificate in form and substance acceptable to Agent (as amended or modified by Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of such Borrower.

“CFTC” shall mean the Commodity Futures Trading Commission.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” shall mean (a) the occurrence of any event (whether in one or more transactions) pursuant to which Sponsor (together with any Affiliate of Sponsor) shall cease to own beneficially, and of record, on a fully-diluted basis, at least fifty-one percent (51.00%) of the Equity Interests of Innovex having ordinary voting power for the election of directors (or Persons performing similar functions), or Sponsor (together with any of its Affiliates) shall cease, indirectly or directly, to own beneficially, and of record, on a fully-diluted basis, fifty-one percent (51%) of the Equity Interests of Borrowers (including, in each case, for the purposes of the calculation of percentage ownership, all Equity Interests into which any other Equity Interests are convertible or for which any other Equity Interests may be exchanged and any Equity Interests issuable upon exercise of any warrants, options or similar rights), (b) the failure of Sponsor (together with any of its Affiliates) to elect a majority of the voting directors (or Persons performing similar functions) of Innovex, (c) the occurrence of any event (whether in one or more transactions) which results in Innovex or any other Borrowers, as applicable, failing to own, directly or indirectly, 100% of the Equity Interests (on a fully diluted basis) of Tercel, Top-Co or, at any time after the consummation of the Pride Permitted Acquisition or any other Permitted Acquisition, 100% of the Equity Interests (on a fully diluted basis) of Pride or the Person acquired pursuant to such Permitted Acquisition, as applicable.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Borrower or any of its Affiliates.

“CIP Regulations” shall have the meaning set forth in Section 14.12.

“Citibank SCF Agreement” shall have the meaning set forth in the definition of Permitted Factoring Agreement.

“Closing Date” shall mean June 10, 2022 or such other date as may be agreed to in writing by the parties hereto.

“Closing Date Permitted Stock Repurchase” shall have the meaning set forth in Section 2.21(a).

“Closing Date Mortgaged Property” shall mean, individually and collectively, (a) the Existing Mortgaged Property and (b) each of the Andrews Property and Lucerne Property.

“Code” shall mean the Internal Revenue Code of 1986 and, with respect to any Canadian Borrower, ITA, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collateral” shall mean and include all right, title and interest of each Borrower in all of the following property and assets of such Borrower, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located, including, without limitation:

(a) all Receivables and all supporting obligations relating thereto;

(b) all Equipment, machinery, furniture and fixtures;

(c) all general intangibles and Intellectual Property (including all payment intangibles and all software) and all supporting obligations related thereto;

(d) all Inventory;

(e) all Subsidiary Stock, securities, investment property, and financial assets;

(f) certain owned Real Property identified on Schedule 1.2(b);

(g) all Leasehold Interests;

(h) all contract rights, rights of payment which have been earned under a contract rights, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims (whether now existing or hereafter arising); documents (including all warehouse receipts and bills of lading), deposit accounts, goods, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations;

(i) all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents, including all of such property relating to the property described in clauses (a) through (h) of this definition; and

(j) all proceeds and products of the property described in clauses (a) through (i) of this definition, in whatever form. It is the intention of the parties that if Agent shall fail to have a perfected Lien in any particular property or assets of any Borrower for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Agent against Borrowers, would be sufficient to create a perfected Lien in any property or assets that such Borrower may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest as provided for herein and in the Other Documents (and not merely as proceeds (as defined in Article 9 of the Uniform Commercial Code or the PPSA, as applicable) in which a security interest is created or arises solely pursuant to Section 9-315 of the Uniform Commercial Code or the PPSA, as applicable).

Notwithstanding the forgoing, Collateral shall not include any Excluded Property.

“Collateral Assignment of Acquisition Agreement” shall mean any Collateral Assignment of Acquisition Agreement, dated as of the date of any Permitted Acquisition, among Innovex or another Borrower, the Person being acquired in connection with such Permitted Acquisition and Agent, as Agent may require in its Permitted Discretion with respect to any Permitted Acquisition and the terms and conditions of which shall be satisfactory to Agent in its Permitted Discretion.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 17.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

“Compliance Certificate” shall mean a compliance certificate substantially in the form of Exhibit 1.2(a) hereto to be signed by an Authorized Officer of Borrowing Agent.

“Conforming Changes” means, with respect to the Term SOFR Rate or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the Other Documents).

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Borrower’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Other Documents, the Pride Permitted Acquisition Documents or any Permitted Acquisition Agreement and related documents, including any Consents required under all applicable federal, state, provincial or other Applicable Law.

“Consigned Inventory” shall mean Inventory of any Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

“Contract Rate” shall have the meaning set forth in Section 3.1.

“Controlled Account Bank” shall have the meaning set forth in Section 4.8(h).

“Controlled Accounts” shall have the meaning set forth in Section 4.8(h).

“Controlled Group” shall mean, at any time, each Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

“Country Limitation Schedule” shall mean the schedule published from time to time by Ex-Im Bank setting forth on a country by country basis whether and under what conditions Ex-Im Bank will provide coverage for the financing of export transactions to countries listed therein.

“Covered Entity” shall mean (a) each Borrower, each of Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, controls a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Curable Default” shall have the meaning set forth in Section 6.5(d).

“Customer” shall mean and include (i) the account debtor with respect to any Receivable, (ii) any purchaser of goods of services with respect to any Eligible Unbilled Receivable, and/or (iii) the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

“Customs” shall have the meaning set forth in Section 2.13(b).

“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, at the Agent’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is two (2) Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrowers, effective on the date of any such change.

“Debt Payments” shall mean for any period, in each case, all cash actually expended by any Borrower to make: (a) interest payments on any Advances hereunder, plus (b) scheduled principal payments on the Term Loan, plus (c) payments for all fees, commissions and charges set forth herein, plus (d) payments on Capitalized Lease Obligations, plus (e) payments in cash with respect to any other Indebtedness for borrowed money. For the avoidance of doubt, Debt Payments shall not include mandatory prepayments contemplated by Section 2.20(c) hereof.

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1.

“Defaulting Lender” shall mean any Lender that: (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Commitment Percentage or Term Loan Commitment Percentage, as applicable of Advances, (ii) if applicable, fund any portion of its Participation Commitment in Letters of Credit or Swing Loans or (iii) pay over to Agent, Issuer, Swing Loan Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Borrowers or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances and, if applicable, participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent’s receipt of such certification in form and substance satisfactory to the Agent; (d) has become the subject of an Insolvency Event; or (e) has failed at any time to comply with the provisions of Section 2.6(e) with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders.

“Depository Accounts” shall have the meaning set forth in Section 4.8(h).

“Designated Lender” shall have the meaning set forth in Section 17.2(d).

“Disposition” shall mean any sale, assignment, lease, sublease, license, sublicense, conveyance, exchange, transfer, or other disposition of any assets. Variations of such term (i.e. “Dispose”) shall have corresponding meanings.

“Document” shall have the meaning given to the term (a) “document” in the Uniform Commercial Code, and (b) “document of title” in the PPSA.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Rate Loan” shall mean any Advance that bears interest based upon the Alternate Base Rate.

“Dominion Period” shall mean each period commencing upon the occurrence of a Cash Dominion Trigger Event and ending on the first date thereafter on which (x) with respect to clause (i) of the definition of Cash Dominion Trigger Event, such Event of Default has been waived in writing or cured in accordance with the terms of this Agreement, and (y) with respect to clause (ii) of the definition of Cash Dominion Trigger Event, when Borrowers have Undrawn Availability, for thirty (30) consecutive days, equal to or exceeding twelve and one-half percent (12.5%) of the Maximum Revolving Advance Amount; provided that on and after the third (3rd) Cash Dominion Trigger Event, the Dominion Period shall continue for the remainder of the Term; provided further however, notwithstanding satisfaction of the conditions set forth in clauses (x) and (y) above, Borrower may elect to stay in such Dominion Period at any time at Borrowers’ request and may terminate such Dominion Period so long as the conditions set forth in clauses (x) and (y) are satisfied.

“Drawing Date” shall have the meaning set forth in Section 2.14(b).

“EBITDA” shall mean for any period with respect to Borrowers on a Consolidated Basis; the sum of (a) net income (or loss) for such period (excluding (x) extraordinary gains, (y) extraordinary non-recurring non-cash losses and extraordinary non-recurring charges and expenses, and (z) other items from time to time consented to in writing by Agent in its Permitted Discretion), plus (b) all interest expense for such period, plus (c) tax expense based on income, profits or capital, including federal, state, provincial, local, excise franchise and similar taxes paid or accrued for such period, plus (d) depreciation expenses for such period, plus (e) amortization expenses for such period.

For purposes of calculating EBITDA for any applicable period (a “Reference Period”), if a Permitted Acquisition is made during such Reference Period, EBITDA shall be calculated after giving pro forma effect thereto, including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable and are expected to have a continuing impact, in each case to be mutually and reasonably agreed to among the Borrowers and the Agent as if such Permitted Acquisition occurred on the first day of the applicable Reference Period.

“Effective Date” means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Effective Federal Funds Rate” means for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1% announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Effective Federal Funds Rate” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Eligibility Date” shall mean, with respect to each Borrower and Guarantor and each Swap, the date on which this Agreement or any Other Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any Other Document is then in effect with respect to such Borrower or Guarantor, and otherwise it shall be the Effective Date of this Agreement and/or such Other Document(s) to which such Borrower or Guarantor is a party).

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligible Equipment” shall mean and include with respect to each Borrower, all such Equipment owned by (and in the possession or under the control of) a Borrower that is located at a premises in the continental United States owned and controlled by a Borrower or, at any time following seventy-five (75) days after the Closing Date (or such later date agreed to by the Agent), is situated at a location leased and controlled by a Borrower for which Agent has obtained a Lien Waiver Agreement (or Agent shall agree otherwise in its Permitted Discretion after establishing reserves against the Formula Amount with respect thereto as Agent shall deem appropriate in an amount not to exceed the equivalent of three (3) months’ rental obligation with respect to such location); provided that, Eligible Equipment shall not include Equipment (a) for which a Borrower does not have good and marketable title; (b) which was not acquired pursuant to an arms-length transaction; (c) which is used, damaged, inoperable or defective in any material way or is not in good working condition; (d) which is not subject to a first-priority perfected security interest in favor of the Agent or which is subject to any Lien (other than Permitted Encumbrances); (e) which does not conform in all material respects to all standards imposed by any Governmental Body which has regulatory authority over such Equipment or the use, lease or sale thereof; (f) which is covered by a negotiable document of title; (g) which is not covered by insurance in accordance with this Agreement; or (h) is subject to a License Agreement that limits, conditions or restricts the applicable Borrower’s or Agent’s right to sell or otherwise dispose of such Equipment, unless Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement (or Agent shall agree otherwise in its Permitted Discretion after establishing reserves against the Formula Amount with respect thereto as Agent shall deem appropriate in its sole discretion).

“Eligible Foreign Receivable” shall mean a Receivable resulting from a sale to a Customer outside the continental United States or a province or territory of Canada that has adopted a PPSA and is a country for which “full support” is provided as indicated on the most recently published Country Limitation Schedule, if (a) such sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its Permitted Discretion, and (b) the requirements for an Eligible Receivable are satisfied.

“Eligible Inventory” shall mean and include Inventory, excluding work in process, with respect to each Borrower, valued at the lower of cost or market value, determined on a first-in, first-out basis, which is not obsolete, slow moving or unmerchantable as determined by Agent in its Permitted Discretion and which Inventory, based on such considerations as Agent may from time to time deem appropriate in its Permitted Discretion including whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than a Permitted Encumbrance). Notwithstanding anything herein to the contrary, no Inventory shall be Eligible Inventory to the extent such Inventory was acquired by a Borrower pursuant to an entity creation under Section 7.12 or a Permitted Acquisition, unless Agent has (i) completed field examinations with respect to such Inventory, the results of which are satisfactory in form and substance to Agent in its Permitted Discretion or (ii) waived such restriction in its Permitted Discretion. In addition, Inventory shall not be Eligible Inventory if it: (a) does not conform in all material respects to all standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof; (b) is in transit (other than between one or more locations where Borrowers are permitted hereunder to maintain or store Inventory and such location is the subject of a Lien Waiver Agreement or a Processor’s Agreement, as applicable, unless such location is owned by Borrower); (c) is located outside the continental United States or at a location that is not otherwise in compliance with this Agreement; (d) constitutes Consigned Inventory (other than Consigned Inventory that is subject to a warehouseman’s waiver in form and substance satisfactory to Agent); (e) is the subject of an Intellectual Property Claim; (f) is subject to a License Agreement that limits, conditions or restricts the applicable Borrower’s or Agent’s right to sell or otherwise dispose of such Inventory, unless Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement (or Agent shall agree otherwise in its Permitted Discretion after establishing reserves against the Formula Amount with respect thereto as Agent shall deem appropriate in its Permitted Discretion); (g) at any time following seventy-five (75) days after the Closing Date (or such later date agreed to by Agent), is situated at a location not owned by a Borrower unless the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement or a Processor’s Agreement, as applicable (or Agent shall ~~agree otherwise in its Permitted Discretion after establishing~~have established reserves against the Formula Amount with respect thereto as Agent shall deem appropriate in its Permitted Discretion in an amount not to exceed the equivalent of three (3) months’ rental obligation with respect to such location); or (h) if the sale of such Inventory would result in the creation of a Receivable which, on the date of such sale, would fail to constitute an Eligible Receivable due to the operation of any of clauses (b), (c) or (e) – (p) of such definition.

“Eligible Receivables” shall mean and include, each Receivable of a Borrower (other than Eligible Unbilled Receivables) arising in the Ordinary Course of Business and which Agent, in its Permitted Discretion, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate in its Permitted Discretion. A Receivable shall not be deemed eligible unless such Receivable (1) is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and (2) is evidenced by an invoice or other documentary evidence satisfactory to Agent. Notwithstanding anything herein to the contrary, no Receivables shall be Eligible Receivables to the extent such Receivables were acquired by a Borrower pursuant to an entity creation under Section 7.12 or a Permitted Acquisition, unless Agent has (i) completed field examinations with respect to such Receivable, the results of which are satisfactory in form and substance to Agent in its Permitted Discretion or (ii) waived such restriction in its Permitted Discretion. In addition, no Receivable shall be an Eligible Receivable if:

(a) it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

(b) it is due or unpaid more than one hundred five (105) days after the original invoice date or sixty (60) days after the original due date;

(c) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables or Eligible Unbilled Receivables hereunder;

(d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached that has not been remedied to the satisfaction of Agent or waived in writing;

(e) an Insolvency Event shall have occurred with respect to such Customer;

(f) the sale is to a Customer outside the continental United States of America or a province or territory of Canada that has not adopted a PPSA, unless the sale is an Eligible Foreign Receivable; provided that the aggregate amount of availability derived from Eligible Foreign Receivables to be included in the calculation of the Formula Amount shall not exceed $5,500,000;

(g) ~~[Reserved];~~the Account (i) is sold pursuant to a Permitted Factoring Agreement, (ii) secures any obligations owed under any Permitted Factoring Agreement or (iii) is owing from the same Customer to a particular Borrower as Accounts owing to such Borrower and sold pursuant to a Permitted Factoring Agreement; provided that, for the avoidance of doubt, no Account owed to any other Borrower by such Customer shall be deemed ineligible pursuant to this clause (g)(iii) solely by virtue of a different Borrower being party to a Permitted Factoring Agreement;

(h) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(i) Agent believes, in its Permitted Discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;

(j) the Customer is the United States of America or the Government of Canada, any state, province, territory or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.), the Financial Administration Act (Canada), as amended or other applicable provincial legislation or has otherwise complied with other applicable statutes or ordinances;

(k) the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

(l) [Reserved];

(m) the Receivable is subject to any offset, deduction, defense, dispute, credits or counterclaim (but such Receivable shall only be ineligible to the extent of such offset, deduction, defense, dispute, credit or counterclaim);

(n) the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason, in which case such Receivable shall only be ineligible to the extent of the amount owed to such Customer;

(o) the applicable Borrower has made any agreement with any Customer for any deduction therefrom, in which case such Receivable shall be ineligible to the extent of such deduction, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances (other than early payment discounts) are reflected in the calculation of the face value of each respective invoice related thereto;

(p) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed, provided, that in the case of a partial return of the related merchandise, such Receivable will be deemed ineligible only to the extent of such partial return; or

(q) such Receivable is not payable to a Borrower.

“Eligible Unbilled Receivables” shall mean and include, each Receivable of a Borrower (other than Eligible Receivables) arising in the Ordinary Course of Business (i) representing services previously performed by such Borrower and accepted by the Customer, (ii) which in accordance with such Borrower’s written agreement with the Customer, has not yet been fully invoiced and billed to the Customer and (iii) which Agent, in its Permitted Discretion, shall deem to be an Eligible Unbilled Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed an Eligible Unbilled Receivable unless such Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by documentation satisfactory to Agent. Notwithstanding anything herein to the contrary, no Receivables shall be Eligible Unbilled Receivables to the extent such Receivables were acquired by a Borrower pursuant to an entity creation under Section 7.12 or a Permitted Acquisition, unless Agent has (i) completed field examinations with respect to such Receivable, the results of which are satisfactory in form and substance to Agent in its Permitted Discretion or (ii) waived such restriction in its Permitted Discretion. In addition, no Receivable shall be an Eligible Unbilled Receivable if:

(a) it has not been invoiced and billed to the Customer within thirty (30) days of the applicable and corresponding work completion date;

(b) with respect to any Receivable generated after the Closing Date, Agent shall not have received, upon request, a true, correct and complete copy of the written agreement between such Borrower and Customer in respect thereof;

(c) the sale is to a Customer outside the continental United States of America; or

(d) any representation, circumstance or requirement set forth in the definition of Eligible Receivables (other than clauses (b) and (k) (with respect to the provision of services or delivery of goods only) thereof) is not true or otherwise satisfied with respect to the applicable Receivable.

“Embargoed Property” means any property (a) beneficially owned, directly or indirectly, by a Sanctioned Person; (b) that is due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) that is located in a Sanctioned Jurisdiction; or (e) that otherwise would cause any actual or possible violation by the Lenders or Agent of any applicable Anti-Terrorism Law if the Lenders were to obtain an encumbrance on, lien on, pledge of, or security interest in such property or provide services in consideration of such property.

“Environmental Complaint” shall have the meaning set forth in Section 9.3(b).

“Environmental Laws” shall mean all federal, state, provincial and local environmental, land use, zoning, health, chemical use, safety and sanitation Laws relating to the protection of the environment, human health and safety (to the extent related to exposure to Hazardous Materials) and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the rules, regulations, legally binding policies, legally binding guidelines, legally binding interpretations, decisions, orders and directives of federal, state, provincial, international and local Governmental Bodies with respect thereto.

“Equipment” shall mean all machinery, equipment, fixtures and other goods (as defined in Article 9 of the Uniform Commercial Code) whether now owned or hereafter acquired by a Borrower or any Guarantor, as applicable, and wherever located, all replacements and substitutions therefor or accessions thereto and all proceeds thereof.

“Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests (the “issuer”) or under the applicable Laws of such issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer; (iii) all management rights with respect to such issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer; (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its Organizational Documents as in effect from time to time or under Applicable Law; (vii) all rights to amend the Organizational Documents of such issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a “partner”, general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or Applicable Law; and (ix) all certificates evidencing such Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time and the rules and regulations promulgated thereunder.

“Erroneous Payment” has the meaning assigned to it in Section 14.15(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 14.15(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 14.15(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 14.15(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 14.15(d).

“Event of Default” shall have the meaning set forth in Article X.

“Excess Cash Flow” shall mean, for any fiscal period, in each case for Borrowers on a Consolidated Basis, EBITDA, minus each of the following, to the extent actually paid in cash during such fiscal period, Unfinanced Capital Expenditures, distributions (including income tax distributions) and dividends made, taxes paid (including federal, state, provincial, local, excise, franchise and similar taxes), management fees, all loan servicing fees and other similar fees in respect of Indebtedness, all mandatory prepayments of the Advances required by Section 2.20 hereof and Debt Payments plus decreases in working capital for such fiscal period, minus increases in working capital for such fiscal period.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Hedge Liability or Liabilities” shall mean, with respect to each Borrower and Guarantor, each of its Swap Obligations if, and only to the extent that, all or any portion of this

Agreement or any Other Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Borrower’s and/or Guarantor’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any Other Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Borrower or Guarantor for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Borrower or Guarantor executing this Agreement or the Other Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

“Excluded Property” shall mean (i) any asset of any Borrower that shall be deemed environmental waste or an environmental hazard under any Applicable Law, (ii) any lease, license, contract or agreement to which any Borrower is a party, and any of its rights or interests thereunder, if and to the extent that a security interest therein is prohibited by or in violation of (x) any Applicable Law, or (y) a term, provision or condition of any such lease, license, contract or agreement (unless in each case, such Applicable Law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), provided, however that the foregoing shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in the foregoing clauses (x) or (y), (iii) Equipment owned by any Loan Party that is subject to a purchase money lien or a capital lease obligation if (but only to the extent that and only for so long as such purchase money Indebtedness or capital lease restricts the granting of a Lien therein to Agent) the grant of a security interest therein would constitute a violation of a valid and enforceable restriction in favor of a third party, unless any required consents shall have been obtained, (iv) monies, checks, securities or other items on deposit or otherwise held in deposit accounts or trust accounts specifically and exclusively used for payroll, payroll taxes, deferred compensation and other employee wage and benefit payments to or for the direct benefit of such Loan Party’s employees, (v) loans under sub-clause (b) of the definition of “Permitted Loans”, and (vi) Innovex’s owned Real Property located at 17712 W Highway 33, Cashion, OK 73016, provided, that Excluded Property shall not include any proceeds of any such lease, license, contract, property, Equipment or agreement or any goodwill of Borrowers’ business associated therewith or attributable thereto.

“Excluded Taxes” shall mean, with respect to Agent, any Lender, Participant, Swing Loan Lender, Issuer or any other recipient of any payment to be made by or on account of any Obligations, (a) Taxes imposed on or measured by its overall net income (however denominated) and franchise Taxes, in each case, (i) imposed on it by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office or, in the case of any Lender, Participant, Swing Loan Lender or Issuer, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) of this definition, (c) any U.S. federal income withholding Tax that is imposed on amounts payable to a recipient at the time such recipient becomes a party hereto (or designates a new lending office), except to the extent that such recipient (or its assignor or seller of a participation, if any) was entitled, at the time of designation of a new lending office (or assignment or sale of a participation), to receive additional amounts from Borrowers with respect to such withholding Tax pursuant to Section 3.10(a), (d) Taxes attributable to such Person’s failure to comply with Section 3.10(e) or, with respect to amounts received by Agent on its own account, Section 3.10(h), (e) any withholding Taxes imposed under FATCA, or (f) any withholding Taxes imposed by Canada on a payment by or on account of any obligation of a Borrower hereunder (i) to a person with which the Borrower does not deal at arm’s length (for purposes of the ITA) at the time of making of such payment, (ii) in respect of a debt or other obligation to pay an amount to a person with whom the payer is not dealing at arm’s length (for purposes of the ITA), or (iii) that are payable by virtue of all or a portion of a payment made by the Borrower to a recipient under this Agreement or any other Loan Document being deemed to be a dividend paid to such recipient pursuant to subsection 214(16) of the ITA or deemed to have been paid by the Borrower to such recipient pursuant to subsection 214(17) of the ITA.

“Existing Mortgage Amendment” shall have the meaning set forth in Section 8.1(d).

“Existing Mortgaged Property” shall mean the owned Real Property of Innovex owned prior to the Closing Date and subject to a Mortgage in favor of Agent prior to the Closing Date.

“Facility Fee” shall have the meaning set forth in Section 3.3.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations thereunder or official interpretations thereof.

“FCCR Testing Period” shall mean each period commencing upon the occurrence of an FCCR Trigger Event and ending on the first date thereafter on which (x) with respect to clause (i) of the definition of FCCR Trigger Event, such Event of Default has been waived in writing or cured in accordance with the terms of this Agreement, and (y) with respect to clause (ii) of the definition of FCCR Trigger Event, when Borrowers have Undrawn Availability, for sixty (60) consecutive days after the occurrence of such FCCR Trigger Event, equal to or exceeding twenty percent (20%) of the Maximum Revolving Advance Amount.

“FCCR Trigger Event” shall mean the occurrence of the following at any time, (i) the occurrence and continuance of an Event of Default or (ii) Undrawn Availability is less than twenty percent (20%) of the Maximum Revolving Advance Amount.

“Fee Letter” shall mean that certain Second Amended and Restated Fee Letter dated as of May 9, 2022 among Innovex, Tercel, Top-Co, Agent, and PNC Capital Markets, LLC, as the same may be amended, amended and restated, replaced and restated, extended, supplemented and/or otherwise modified from time to time.

“First Amendment Effective Date” means November 28, 2022.

“Fixed Charge Coverage Ratio” shall mean, with respect to any fiscal period, the ratio of (a) Adjusted EBITDA, minus Unfinanced Capital Expenditures made during such period, minus distributions (including income tax distributions) and dividends made during such period, minus all tax expense based on income, profits or capital, including federal, state, provincial, local, excise franchise and similar taxes paid in cash to (b) all scheduled Debt Payments made in cash during such period, plus management fees paid in cash during such period.

“Flood Laws” shall mean all Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Applicable Laws related thereto.

“Foreign Currency Hedge” shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency entered into by any Borrower, Guarantor and/or any of their respective Subsidiaries.

“Foreign Currency Hedge Liabilities” shall have the meaning assigned in the definition of Lender-Provided Foreign Currency Hedge.

“Foreign Lender” shall mean any Lender that is not a U.S. Person.

“Foreign Subsidiary” shall mean any Subsidiary that is not a U.S. Person.

“Formula Amount” shall have the meaning set forth in Section 2.1(a).

“FSRA” shall mean The Financial Services Regulatory Authority of Ontario or like body in Canada or in any other province or territory or jurisdiction of Canada with whom a Canadian Pension Plan is required to be registered in accordance with Applicable Law and any other Governmental Body succeeding to the functions thereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America or Canada, as applicable and in effect from time to time.

“Governmental Acts” shall mean any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body.

“Governmental Body” shall mean any nation or government, any state, any provincial or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantor” shall mean any Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations pursuant to Section 7.12(a), and “Guarantors” means collectively all such Persons.

“Guarantor Security Agreement” shall mean any security agreement executed by any Guarantor in favor of Agent securing the Obligations or the Guaranty of such Guarantor, in form and substance satisfactory to Agent.

“Guaranty” shall mean any guaranty of the Obligations executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to Agent in its Permitted Discretion, including this Agreement.

“Hazardous Discharge” shall have the meaning set forth in Section 9.3(b).

“Hazardous Materials” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, Hazardous Wastes, Toxic Substances or related hazardous materials or substances, as defined in or subject to regulation under Environmental Laws.

“Hazardous Wastes” shall mean all hazardous waste materials subject to regulation under CERCLA, RCRA or applicable state or provincial Law, and any other Environmental Laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedge Liabilities” shall mean collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.

“Impulse Dispute” shall mean Impulse Downhole Solutions Ltd. v. Rubicon Oilfield International Holdings LLC 6:19 cv 378 ADA filed in the District Court for the Western District of Texas June 17, 2019.

“Increasing Lender” shall have the meaning set forth in Section 2.24(a) hereof.

“Indebtedness” shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations; (d) reimbursement obligations

(contingent or otherwise) under any letter of credit agreement, banker’s acceptance agreement or similar arrangement; (e) obligations under any Interest Rate Hedge, Foreign Currency Hedge, or other interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement; (f) any other advances of credit made to or on behalf of such Person or other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements including to finance the purchase price of property or services and all obligations of such Person to pay the deferred purchase price of property or services (but not including trade payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness); (g) all Equity Interests of such Person subject to repurchase or redemption rights or obligations (excluding repurchases or redemptions at the sole option of such Person) to the extent due, exercisable, paid or payable, as the case may be, in cash during the Term; (h) all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person; (i) all obligations of such Person for “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (j) off-balance sheet liabilities to the extent due, exercisable, paid or payable, as the case may be, in cash during the Term and/or pension plan liabilities of such Person; (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business; and (l) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (k).

“Indemnified Taxes” shall mean Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any Other Document.

“Ineligible Security” shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

“Innovex” shall have the meaning set forth in the preamble to this Agreement.

“Insolvency Event” shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person’s direct or indirect parent company (unless Agent determines in its Permitted Discretion such Person is generally able to pay its debts despite the financial condition of such Person’s direct or indirect parent company) (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code or the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), any applicable governing corporate statute), or regulatory restrictions, (b) has had a receiver, interim receiver, receiver and manager, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization, arrangement or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due (except as otherwise permitted herein, in the case of Loan Parties) or cease operations of its present business or any sale of its assets in bulk, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) in the good faith determination of Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Intellectual Property” shall mean property constituting a patent, copyright, trademark (or any application in respect of the foregoing), service mark, copyright, copyright application, trade name, mask work, trade secrets, design right, assumed name or license or other right to use any of the foregoing under Applicable Law.

“Intellectual Property Claim” shall mean the assertion, by any means, by any Person of a claim that any Borrower’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.

“Interest Period” shall mean the period provided for any Term SOFR Rate Loan pursuant to Section 2.2(b).

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Borrower, Guarantor and/or their respective Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower, any Guarantor and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

“Interest Rate Hedge Liabilities” shall have the meaning assigned in the definition of Lender-Provided Interest Rate Hedge.

“Inventory” shall mean and include as to each Borrower all of such Borrower’s inventory (as defined in Article 9 of the Uniform Commercial Code or the PPSA, as applicable) and all of such Borrower’s goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower’s business or used in selling or furnishing such goods, merchandise and other personal property, and all Documents; excluding any item classified as Non-Oilfield-Specific Equipment or as Oilfield-Specific Equipment.

“Inventory Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(iii).

“Inventory NOLV Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(iii).

“Issuer” shall mean (i) Agent in its capacity as the issuer of Letters of Credit under this Agreement and (ii) any other Person which Agent in its discretion shall designate as the issuer of and cause to issue any particular Letter of Credit under this Agreement in place of Agent as issuer.

“ITA” means the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time.

“Law(s)” shall mean any law(s) (including common law and equitable principles), constitution, statute, treaty, regulation, rule, ordinance, opinion, legally binding issued guidance, code, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic, federal, state, territorial, provincial or local.

“Leasehold Interests” shall mean all of each Borrower’s right, title and interest in and to, and as lessee of, the premises identified as leased Real Property on Schedule 4.4(b)(iv).

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender. For the purpose of provision of this Agreement or any Other Document which provides for the granting of a security interest or other Lien to the Agent for the benefit of Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation (specifically including any Hedge Liabilities and any Cash Management Liabilities) is owed.

“Lender-Provided Foreign Currency Hedge” shall mean a Foreign Currency Hedge which is provided by any Lender and for which such Lender confirms to Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Foreign Currency Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5.

“Lender-Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by any Lender and with respect to which such Lender confirms to Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative)

purposes. The liabilities owing to the provider of any Lender-Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Interest Rate Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Interest Rate Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5.

“Letter of Credit Application” shall have the meaning set forth in Section 2.12(a).

“Letter of Credit Borrowing” shall have the meaning set forth in Section 2.14(d).

“Letter of Credit Fees” shall have the meaning set forth in Section 3.2.

“Letter of Credit Sublimit” shall mean $5,000,000.

“Letters of Credit” shall have the meaning set forth in Section 2.11.

“Leverage Ratio” shall mean, with respect to any fiscal period, the ratio of total Indebtedness as of the end of such period, to Adjusted EBITDA for such period.

“License Agreement” shall mean any agreement between any Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower or otherwise in connection with such Borrower’s business operations.

“Licensor” shall mean any Person from whom any Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower’s manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Borrower’s business operations.

“Licensor/Agent Agreement” shall mean an agreement between Agent and a Licensor, in form and substance satisfactory to Agent in its Permitted Discretion, by which Agent is given the unqualified right, vis-á-vis such Licensor, to enforce Agent’s Liens with respect to and to dispose of any Borrower’s Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Borrower’s default under any License Agreement with such Licensor.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and any Borrower’s authorization or consent to the filing of, or agreement to give, any financing statement under the Uniform Commercial Code, the PPSA or comparable Law of any jurisdiction, with respect to any of the foregoing.

“Lien Waiver Agreement” shall mean an agreement, in form and content reasonably satisfactory to Agent, which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time in form and substance reasonably satisfactory to Agent.

“LLC Division” shall mean, in the event a Borrower or Guarantor is a limited liability company, (a) the division of any such Borrower or Guarantor into two or more newly formed limited liability companies (whether or not such Borrower or Guarantor is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Body that results or may result in, any such division.

“Loan Party” shall mean individually, each Borrower and each Guarantor and “Loan Parties” shall mean, collectively, the Borrowers and Guarantors.

“Lucerne Property” means Innovex’s owned Real Property located in Harris County, Texas at 10738 - 11027 Lucerne Street, Houston, TX 77016.

“Lucerne Title Policy” shall have the meaning set forth in Section 8.1(e).

“Management Agreement” shall mean that certain Letter Agreement, dated as of October 31, 2016 between Innovex and Sponsor, as in effect on the Closing Date and as amended from time to time as permitted herein.

“Management Fees” shall have the meaning set forth in the Management Agreement as in effect on the Closing Date.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business or properties of the Loan Parties, taken as a whole, (b) the Loan Parties’, taken as a whole, ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof or, (c) the value of the Collateral, taken as a whole, or Agent’s Liens on the Collateral or the priority of any such Lien.

“Material Contract” shall mean any contract, agreement, instrument, permit, lease or license, written or oral, of any Borrower, which is material to any Borrower’s business or which the failure to comply with could reasonably be expected to result in a Material Adverse Effect.

“Maximum Loan Amount” shall mean $114,361,231.72 plus any increases in accordance with Section 2.24 less principal repayments of the Term Loan.

“Maximum Revolving Advance Amount” shall mean $90,000,000 plus any increases in accordance with Section 2.24.

“Maximum Swing Loan Advance Amount” shall mean $9,000,000, plus ten percent (10%) of increases in accordance with Section 2.24.

“Maximum Undrawn Amount” shall mean, with respect to any outstanding Letter of Credit as of any date, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Modified Commitment Transfer Supplement” shall have the meaning set forth in Section 17.3(d).

“Mortgages” shall mean the mortgages on the Real Property securing the Obligations.

“MUFG SCF Agreement” shall have the meaning set forth in the definition of Permitted Factoring Agreement.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) or 4001(a)(3) of ERISA to which contributions are required or, within the preceding five plan years, were required by any Borrower or any member of the Controlled Group.

“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including any Borrower or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“NAM Subsidiaries” shall mean any direct or indirect Subsidiary of Innovex that is incorporated or formed in the United States or Canada.

“Negative Pledge Agreements” shall mean those certain (a) Negative Pledge Agreements, dated prior to the Closing Date, and (b) Negative Pledge Agreements, as may be entered into on or after the Closing Date, in each case, by the applicable Borrower party thereto, for the benefit of Agent, encumbering the owned Real Property referenced therein, in each case, (x) in form appropriate for recording with the appropriate Governmental Body of the jurisdiction in which the related owned Real Property is located and (y) otherwise in form and substance satisfactory to Agent.

“Net Disposition Proceeds” shall mean proceeds in cash as and when received by the Person making a Disposition of assets, net of: (a) all reasonable and customary transaction costs and expenses with respect thereto (including, without limitation, any reasonable legal or other reasonable professional fees) or other actual transaction costs and expenses approved by Agent, in each case to the extent payable to a Person that is not an Affiliate of a Loan Party, (b) sale, use or other transaction Taxes paid or payable as a result thereof, (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Permitted Encumbrance, which is senior to the Lien of Agent, on the assets subject to such Disposition and that is required to be repaid under the terms thereof as a result of such Disposition, (d) income Taxes payable (including income Taxes payable by another Borrower) as a result thereof, (e) reserves or escrows for indemnification obligations and purchase price adjustments and other similar contingent liabilities that are required to be in place under the terms of the agreement providing for such Disposition owing or to be paid to a party other than any Loan Party, and (f) in the event cash proceeds of the type described in this definition are received by a non-wholly-owned Subsidiary, the pro rata portion of the cash proceeds thereof (calculated without regard to this clause (f)) attributable to minority interests and not available for distribution to or for the account of the Borrowers or a wholly-owned Subsidiary as a result thereof; provided, that, if any amounts described in clauses (a) – (f) which are retained by any Loan Party in anticipation of paying any item described in clauses (a) – (f) are not thereafter in fact required to make any such anticipated payment, such amounts shall constitute Net Disposition Proceeds.

“New Lender” shall have the meaning set forth in Section 2.24(a) hereof.

“NOLV Appraisal” shall mean Collateral appraisals in form and substance satisfactory to Agent in its Permitted Discretion, at Borrowers’ cost and expense, to determine, among other things, the net orderly liquidation value of Collateral, performed by an appraiser acceptable to Agent in its Permitted Discretion, summaries of which will be provided to Borrowers upon Borrowing Agent’s request to Agent. For the avoidance of doubt, after the consummation of the Pride Permitted Acquisition and the joinder of Pride to this Agreement and the Other Documents as a Borrower, the net orderly liquidation value percentage of Eligible Inventory for Pride will be the same net orderly liquidation value percentage of Eligible Inventory for Innovex until Agent receives an NOLV Appraisal covering Inventory owned by Pride.

“Non-Defaulting Lender” shall mean, at any time, any Lender holding a Revolving Commitment that is not a Defaulting Lender at such time.

“Non-NAM Subsidiaries” shall mean any direct or indirect Subsidiary of Innovex that is incorporated or formed in a jurisdiction outside of the United States or Canada, other than the Saudi Subsidiary.

“Non-Oilfield-Specific Collateral Amount” shall have the meaning set forth in Section 2.3.

“Non-Oilfield-Specific Equipment” shall mean and include all of Innovex’s “Owned Assets” (other than Inventory) as set forth in the Appraisal (or any similar goods set forth in any future appraisal as determined by Agent in its Permitted Discretion), whether now owned or hereafter acquired and wherever located, including all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories, and all replacements and substitutions therefor or accessions thereto, excluding any item classified as Oilfield-Specific Equipment.

“Non-Qualifying Party” shall mean any Borrower or any Guarantor that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.

“Note” shall mean collectively, any Term Note, any Revolving Credit Note and the Swing Loan Note.

“Obligations” shall mean and include (i) any and all loans (including without limitation, all Advances and Swing Loans), advances, debts, liabilities, obligations (including without limitation all reimbursement obligations and cash collateralization obligations with respect to Letters of Credit issued hereunder), covenants and duties owing by any Borrower or Guarantor or any Subsidiary of any Borrower or any Guarantor under this Agreement or any Other Document (and any amendments, extensions, renewals or increases thereto), to Issuer, Swing Loan Lender, Lenders or Agent (or to any other direct or indirect subsidiary or Affiliate of Issuer, Swing Loan Lender, Lenders or Agent) of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Borrower and any indemnification obligations payable by any Borrower arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, arrangement, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise, including all costs and expenses of Issuer, Agent, Swing Loan Lender and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of any Borrower to Issuer, Agent, Swing Loan Lender or Lenders to perform acts or refrain from taking any action, (ii) all Hedge Liabilities and (iii) all Cash Management Liabilities. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Oilfield-Specific Collateral Amount” shall have the meaning set forth in Section 2.3.

“Oilfield-Specific Equipment” shall mean and include, all of Innovex’s “Rental Oilfield Tools” goods (other than Inventory) as set forth in the Appraisal (or any similar goods set forth in any future appraisal as determined by Agent in its Permitted Discretion), whether now owned or hereafter acquired and wherever located, including all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories, and all replacements and substitutions therefor or accessions thereto.

“Ordinary Course of Business” shall mean, with respect to any Borrower, the ordinary course of such Borrower’s business as conducted on the Closing Date.

“Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation or amalgamation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

“Original Closing Date” shall have the meaning set forth in the Recitals.

“Original Credit Agreement” shall have the meaning set forth in the Recitals.

“OSHA” shall mean Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 (2006).

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, this Agreement or any Other Document, or sold or assigned an interest in any Obligation).

“Other Documents” shall mean the Mortgages, the Notes, the Perfection Certificate, any Guaranty, any Guarantor Security Agreement, any Pledge Agreement, the Trademark and Patent Security Agreement, any Collateral Assignment of Acquisition Agreement, the Seller Subordination Agreement, the Canadian Transaction Documents, the Negative Pledge Agreements, any Lender-Provided Interest Rate Hedge, any Lender-Provided Foreign Currency Hedge, any Cash Management Products and Services, the Fee Letter, the Certificates of Beneficial Ownership, and any and all other agreements, instruments and documents, including any subordination or intercreditor agreement, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Other Taxes” shall mean all present or future stamp or court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or under any Other Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Other Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.11).

“Out-of-Formula Loans” shall have the meaning set forth in Section 17.2(e).

“Overnight Bank Funding Rate” shall mean, for any, day the rate per annum (based on a year of 360 days and actual days elapsed) comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by such Federal Reserve Bank (or by such other recognized electronic source (such as Bloomberg) selected by the Agent for the purpose of displaying such rate) (an “Alternate Source”); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly, fifty percent (50.00%) or more of the Equity Interests issued by such Person having ordinary voting power to elect a majority of the directors of such Person, or other Persons performing similar functions for any such Person.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participant Register” shall have the meaning set forth in Section 17.3(b).

“Participation Advance” shall have the meaning set forth in Section 2.14(d).

“Participation Commitment” shall mean the obligation hereunder of each Lender holding a Revolving Commitment to buy a participation equal to its Revolving Commitment Percentage (subject to any reallocation pursuant to Section 2.22(b)(iii)) in the Swing Loans made by Swing Loan Lender hereunder as provided for in Section 2.4(c) and in the Letters of Credit issued hereunder as provided for in Section 2.14(a).

“Payment Office” shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

“Payment Recipient” has the meaning assigned to it in Section 14.15(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Benefit Plan” shall mean at any time any “employee pension benefit plan” as defined in Section 3(2) of ERISA (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Sections 412, 430 or 436 of the Code and either (i) is maintained or to which contributions are required by Borrowers or any member of the Controlled Group or (ii) has at any time within the preceding five (5) years been maintained or to which contributions have been required by a Borrower or any entity which was at such time a member of the Controlled Group. For the avoidance of doubt, a Pension Benefit Plan does not include a Canadian Pension Plan or a Canadian Benefit Plan.

“Perfection Certificates” shall mean, collectively, the information questionnaires and the responses thereto provided by each Borrower and delivered to Agent.

“Permitted Acquisition” shall mean any acquisition by any Loan Party (including, for the avoidance of doubt, the Pride Permitted Acquisition), whether by purchase, merger, amalgamation or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person, in each case, as long as the following conditions are satisfied (unless waived in writing by Agent):

(a) Agent shall have received at least five (5) Business Days’ prior written notice of such proposed acquisition, which notice shall include a reasonably detailed description of such proposed acquisition;

(b) all transactions in connection therewith shall be consummated in accordance with all material Applicable Laws;

(c) immediately prior to, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

(d) Equity Interests of any Person or assets acquired by such Loan Party, shall be clear and free of all Liens (other than Permitted Encumbrances);

(e) any Person or assets or division as acquired in accordance herewith shall be in the same business or lines of business in which Loan Parties are engaged or businesses or lines of business that are reasonably related or incidental thereto or which the Borrowers have determined in good faith to be reasonable expansion of or accretive to such business or lines of businesses;

(f) the assets being acquired (other than (i) a de minimis amount of assets in relation to the assets being acquired or (ii) assets otherwise acceptable to Agent in its Permitted Discretion) are located within the United States or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States;

(g) the acquisition shall have been approved by the board of directors or other governing body or controlling Person of the Person acquired or the Person from whom such assets or division is acquired;

(h) in the case of a merger, amalgamation or consolidation, the applicable Loan Party shall be the continuing and surviving entity or the surviving Person shall become a Loan Party simultaneously with the consummation of such merger, amalgamation or consolidation;

(i) contemporaneously with the closing of such acquisition, Agent shall be granted a first priority perfected Lien (subject to Permitted Encumbrances) in the assets and Equity Interests of such acquisition target or newly formed Subsidiary of the applicable Loan Party in connection with such acquisition and such acquisition target or newly formed Subsidiary shall become a Borrower hereunder or a Guarantor (to be determined by Agent in its Permitted Discretion), in each case, pursuant to Section 7.12;

(j) immediately prior to, and after giving effect thereto, Borrowers and their Subsidiaries on a consolidated basis shall be in pro forma compliance with the financial covenants set forth in Section 6.5 of this Agreement (whether or not an FCCR Testing Period is then in effect);

(k) concurrently with the delivery of the notice referred to in clause (a) above, Borrowing Agent shall have delivered to Agent, in form and substance satisfactory to Agent in its Permitted Discretion a certificate of an Authorized Officer of Borrowing Agent to the effect that Borrowers and their Subsidiaries on a consolidated basis will be solvent upon the consummation of the proposed acquisition;

(l) on or prior to the date of such proposed acquisition, Agent shall have received copies of the applicable Permitted Acquisition Agreement and related material agreements and instruments, certificates, lien search results, a collateral assignment of the Permitted Acquisition Agreement and other documents reasonably requested by Agent;

(m) the total cash purchase component (including without limitation, all assumed liabilities, all earn-out payments and deferred payments with respect to such acquisitions) of any individual acquisition, excluding the Pride Permitted Acquisition, unless funded solely with equity contributions or consideration solely in the form of equity interests, do not exceed $10,000,000 and of all such acquisitions, excluding the Pride Permitted Acquisition , do not exceed $25,000,000 in the aggregate throughout the Term;

(n) immediately after giving effect to such acquisition, Borrowers shall have an Undrawn Availability of at least $12,500,000 (as evidenced by a Borrowing Base Certificate and any supplemental schedules, in form and substance satisfactory to Agent in its Permitted Discretion, calculated as of the date of such proposed acquisition); and

(o) with respect to any proposed acquisition that contemplates an acquired Person joining this Agreement as a Loan Party, Agent and each Lender shall have received, in form and substance acceptable to Agent and each Lender, an executed Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

“Permitted Acquisition Agreement” shall mean any purchase agreement, amalgamation agreement or merger agreement entered into by any Loan Party in connection with a Permitted Acquisition, in each case, including all exhibits, annexes, schedules and attachments thereto.

“Permitted Assignees” shall mean: (a) Agent, any Lender or any of their direct or indirect Affiliates; (b) any fund that is administered or managed by Agent or any Lender, an Affiliate of Agent or any Lender or a related entity; and (c) any Person to whom Agent or any Lender assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Agent’s or Lender’s rights in and to a material portion of such Agent’s or Lender’s portfolio of asset-based credit facilities.

“Permitted Discretion” means a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonable business judgment.

“Permitted Dividends” shall mean dividends (i) to pay the Management Fees and other amounts contemplated to be paid pursuant to Section 7.10 so long as (a) no Event of Default shall have occurred, or would occur after giving pro forma effect to such dividends, and be continuing and (b) the purpose of such dividend shall be as set forth in writing to be received by Agent prior to such distribution and such dividend shall in fact be used for such purpose and (ii) paid by any Non-NAM Subsidiary to any (a) other Non-NAM Subsidiary, (b) NAM Subsidiary or (c) other Borrower.

“Permitted Encumbrances” shall mean: (a) Liens in favor of Agent for the benefit of Agent and Lenders, including without limitation, Liens securing Hedge Liabilities and Cash Management Products and Services; (b) Liens for Taxes not delinquent or being Properly Contested; (c) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws (but not regarding any Pension Benefit Plans, Canadian Benefit Plans or Canadian Pension Plans), or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (e) Liens arising by virtue of the rendition, entry or issuance against any Borrower or any Subsidiary, or any property of any Borrower or any Subsidiary, of any judgment, writ, order, or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) has not resulted in the occurrence of an Event of Default under Section 10.6; (f) carriers’, landlords’, bailees’, repairmens’, mechanics’, workers’, materialmen’s or other like Liens and Liens of carriers, warehousemen, supplier or other like Liens that are possessory in nature, all arising by statute and in the Ordinary Course of Business and all with respect to obligations which are not due or which are being Properly Contested; (g) Liens placed upon, and capital leases of, fixed assets hereafter acquired to secure a portion of the purchase price thereof or Capitalized Lease Obligations thereunder, provided that (I) any such Lien shall not encumber any other property of any Borrower and (II) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases or leases during any fiscal year shall not exceed the amount permitted in Section 7.6; (h) any interest of title of a lessor or any Lien encumbering such lessor’s interest with respect to operating leases of any Borrowers or any of their Subsidiaries; (i) other Liens (including easements, restrictions, and covenants affecting Real Property) incidental to the conduct of any Borrower’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Agent’s or Lenders’ rights in and to the Collateral or the value of any Borrower’s property or assets or which do not materially impair the use thereof in the operation of any Borrower’s business; (j) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other charges or encumbrances, in each case, which do not interfere in any material respect with the Ordinary Course of Business of Borrowers and their Subsidiaries, (k) any exceptions listed on Schedule B of the title insurance policies delivered to and accepted by, Agent and Lenders under Section 8.1(e), (l) Liens disclosed on Schedule 1.2; provided that such Liens shall secure only those obligations which they secure on the Closing Date (and extensions, renewals and refinancing of such obligations permitted by Section 7.8) and shall not subsequently apply to any other property or assets of any Borrower other than the property and assets to which they apply as of the Closing Date; (m) Liens solely on any cash earnest money deposits made by Borrowers in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition; (n) Liens assumed by Borrowers or their Subsidiaries in connection with a Permitted Acquisition that secure Acquired Indebtedness; ~~and~~ (o) as it relates to any Real Property located in Canada, exceptions and limitations set out in the Land Titles Act (Alberta), or the equivalent legislation applicable in the province or territory in which the Real Property is located, including those exceptions and reservations contained in the original Crown grant or contained in any other grant or disposition from the Crown; and (p) Liens granted on any Accounts sold in connection with any Permitted Factoring Agreement.

“Permitted Excess Cash Flow Distribution” shall mean one (1) distribution equal to up to fifty percent (50%) of Excess Cash Flow during each fiscal year in respect of the Excess Cash Flow generated during the immediately prior fiscal year, beginning with the fiscal year ending December 31, 2022; provided that each of the following conditions shall be completed to the satisfaction of the Agent: (a) immediately prior, and after giving effect to any such distribution, (i)

no Event of Default shall have occurred and be continuing or would result therefrom, (ii) Borrowers and their Subsidiaries on a consolidated basis shall be in pro forma compliance with the financial covenants set forth in Section 6.5 (whether or not an FCCR Testing Period is then in effect) and (iii) Undrawn Availability shall be no less than $30,000,000, and shall have been no less than $30,000,000 at any time during the thirty (30) day period immediately prior to such distribution, (b) Borrowers shall have first made any mandatory prepayment of twenty-five percent (25%) of Excess Cash Flow in respect of such Excess Cash Flow generated during any such immediately prior fiscal year as required pursuant to Section 2.20(c) and (c) at Agent’s request, the Borrowing Agent shall have delivered to Agent a certificate, in form and substance satisfactory to Agent, executed by an Authorized Officer of the Borrowing Agent certifying as to the satisfaction of the foregoing conditions set forth in clauses (a) and (b).

“Permitted Factoring Agreement” means, collectively, the sale of Accounts in the Ordinary Course of Business by (a) Pride pursuant to that certain Supplier Agreement, dated as of March 11, 2019 (as may be amended from time to time, the “Citibank SCF Agreement”), by and between Pride and Citibank, N.A., so long as the Accounts sold pursuant thereto are owed to Pride by (i) Schlumberger Technology Corporation or an Affiliate thereof or (ii) any other Person approved in writing by Agent and the Required Lenders, (b) Pride pursuant to that certain Receivables Purchase Agreement, dated as of February 2, 2020 (as may be amended from time to time, the “MUFG SCF Agreement”), by and between Pride and MUFG Union Bank, N.A., so long as the Accounts sold pursuant thereto are owed to Pride by (i) Baker Hughes, LLC and its Affiliates or (ii) any other Person approved in writing by Agent and the Required Lenders and (c) any other Borrower approved in writing by the Agent in its Permitted Discretion; provided that the Net Disposition Proceeds of all Accounts sold pursuant to a Permitted Factoring Agreement are deposited in a Depository Account established at Agent for the proceeds of Collateral.

“Permitted Indebtedness” shall mean: (a) the Obligations; (b) Indebtedness incurred for Capital Expenditures permitted in Section 7.6; (c) any guarantees of Indebtedness permitted under Section 7.3; (d) any Indebtedness listed on Schedule 5.8(b)(ii) and any extension, renewal or refinancing thereof (provided that the amount of any such refinancing shall not exceed the then original amount of such Indebtedness being refinanced plus the fees and premiums for such refinancing); (e) ~~[reserved]~~Indebtedness arising under the Permitted Factoring Agreements; (f) [reserved]; (g) Indebtedness consisting of Permitted Loans made by one or more Borrower(s) to any other Borrower(s); (h) Interest Rate Hedges and Foreign Currency Hedges that are entered into by Borrowers to hedge their risks with respect to outstanding Indebtedness of Borrowers and not for speculative or investment purposes; (i) intercompany Indebtedness owing from one or more Borrowers to any other one or more Borrowers in accordance with clause (c) of the definition of Permitted Loans; (j) Indebtedness of any Foreign Subsidiary (other than Non-NAM Subsidiaries) of any Borrower that is not a Loan Party to any Borrower or any other Loan Party; (k) Indebtedness incurred in connection with credit cards or similar credit accounts in the aggregate amount not to exceed $1,000,000 at any time outstanding; (l) Indebtedness in respect of capital lease obligations or purchase money Indebtedness in the aggregate amount not to exceed $12,500,000 at any time outstanding; (m) the Seller Subordinated Debt so long as the Seller Subordination Agreement remains outstanding and is effective; (n) Indebtedness of all Non-NAM Subsidiaries owed to any holder of such Indebtedness not located in the United States or Canada in an aggregate principal amount during the Term no greater than $2,000,000, unless otherwise approved by the Agent in accordance with this Agreement; and (o) other Indebtedness in an aggregate principal amount not exceeding $1,000,000 at any one time outstanding.

“Permitted Investments” shall mean investments in: (a) obligations issued or guaranteed by the United States of America of the Government of Canada or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers’ acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; (d) U.S. or Canadian money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof or the Government of Canada or any agency thereof, respectively; (e) Permitted Loans; (f) Non-NAM Subsidiaries in an aggregate amount during the Term no greater than $2,000,000, unless otherwise approved by the Agent in accordance with this Agreement; and (g) any Permitted Acquisitions.

“Permitted Loans” shall mean: (a) the extension of trade credit by a Borrower to its Customer(s), in the Ordinary Course of Business in connection with a sale of Inventory or rendition of services, in each case on open account terms; (b) loans to employees in the Ordinary Course of Business not to exceed as to all such loans the aggregate amount of $500,000 at any time outstanding; (c) intercompany loans between and among Borrowers, so long as, at the request of Agent, each such intercompany loan is evidenced by a promissory note (including, if applicable, any master intercompany note executed by Borrowers) on terms and conditions (including terms subordinating payment of the indebtedness evidenced by such note to the prior payment in full of all Obligations) acceptable to Agent in its sole discretion that has been delivered to Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Borrower(s) that are the payee(s) on such note; (d) loans to any Foreign Subsidiary (other than Non-NAM Subsidiaries) of any Borrower or any other Loan Party in an aggregate amount not to exceed $4,000,000 outstanding at any time; and (e) loans to all Non-NAM Subsidiaries in an aggregate principal amount during the Term no greater than $2,000,000, unless otherwise approved by the Agent in accordance with this Agreement.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, unlimited liability company, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, provincial, territorial, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan and a Multiemployer Plan, as defined herein) maintained by any Borrower or any member of the Controlled Group or to which any Borrower or any member of the Controlled Group is required to contribute, but for the avoidance of doubt, does not include a Canadian Pension Plan or a Canadian Benefit Plan.

“Pledge Agreement” shall mean (a) that certain Second Amended and Restated Pledge Agreement in form and substance satisfactory to Agent in its Permitted Discretion, executed by Innovex, Tercel and Top-Co in favor of Agent dated as of the Closing Date, (b) that certain Share Pledge Agreement, dated as of May 10, 2021, executed by Rubicon Oilfield International Ltd., a limited company formed under the laws of the British Virgin Islands, in favor of Agent and (c) any other pledge agreements executed subsequent to the Closing Date by any other Person to secure the Obligations, in each case, as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“PNC” shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.

“Power Swivel Permitted Disposition” shall mean the sale of power swivels to Premium Oilfield Technologies, LLC in an amount not greater than $2,500,000; provided that (i) notwithstanding anything to the contrary herein, 100% of the Net Disposition Proceeds of such sale shall be applied as follows: (x) with respect to the sale of any assets included in such sale that are included in the calculation of the Formula Amount, to the outstanding Revolving Advances, (y) with respect to the sale of any assets included in such sale that are included in the calculation of the Term Loan Collateral Amount, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof and (z) with respect to the sale of any assets included in such sale that are included in neither the calculation of the Formula Amount nor the calculation of the Term Loan Collateral Amount, to the outstanding Revolving Advances and (ii) in the event that, after application of the Net Disposition Proceeds of all assets subject to the foregoing clause (i)(y), the outstanding principal amount of the Term Loan exceeds the Term Loan Collateral Amount (as reduced by such sale), Borrowers shall be deemed to have requested a Revolving Advance and applied the proceeds thereof to the outstanding principal amount of the Term Loan in an amount such that the outstanding principal amount of the Term Loan is equal to the Term Loan Collateral Amount (as reduced by such sale).

“PPSA” shall mean the Personal Property Security Act as the same may from time to time be in effect in the Province of Alberta or the Personal Property Security Act (or Quebec Civil Code) as the same may from time to time be in effect in another Canadian jurisdiction, in each case, to the extent it may be required to apply to any item or items of Collateral, including the regulations and orders promulgated thereunder. References to sections of the PPSA shall be construed to also refer to any successor sections.

“Pride” shall mean Pride Energy Services, LLC, a Texas limited liability company.

“Pride Acquisition Agreement” shall mean the equity purchase agreement or similar agreement, dated as of a date after the Closing Date, by and among Innovex, as the buyer, the sellers party thereto, and Pride, together with all schedules and exhibits thereto, in each case, in form and substance acceptable to Agent in its Permitted Discretion.

“Pride Acquisition Documents” shall mean, collectively, the Pride Acquisition Agreement and each other document, instrument, certificate and agreement executed and delivered in connection therewith, in each case, in form and substance acceptable to Agent.

“Pride Permitted Acquisition” shall mean the Permitted Acquisition by Innovex of all of the Equity Interests of Pride pursuant to the terms of the Pride Acquisition Agreement.

“Processor’s Agreement” shall mean an agreement substantially in the form as shall be acceptable to Agent in its Permitted Discretion, among Borrowers, Agent and a finish out and/or processing facility or Person providing maintenance, repair or overhaul services on a Borrower’s behalf, which agreement, among other things, shall include waiver by such finish out and/or processing facility or Person of rights of off-set and shall waive or subordinate any Lien that such finish out and/or processing facility or Person may ever have with respect to any of the Collateral and shall authorize Agent from time to time to enter upon the premises to inspect, remove or otherwise access the Collateral from such premises.

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a).

“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.5(b).

“Projections” shall have the meaning set forth in Section 5.5(b).

“Properly Contested” shall mean, in the case of any Indebtedness, Lien (including any mechanic’s lien) or Taxes, as applicable, of any Person that are not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or Taxes, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Indebtedness or Taxes will not have a Material Adverse Effect or will not result in the forfeiture of any assets of such Person; (d) no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness or Taxes unless such Lien (x) does not attach to any Receivables or Inventory, (y) is at all times junior and subordinate in priority to the Liens in favor of the Agent (except only with respect to property Taxes that have priority as a matter of applicable state law) and, (z) enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (e) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.

“Protective Advances” shall have the meaning set forth in Section 17.2(f).

“Purchasing CLO” shall have the meaning set forth in Section 17.3(d).

“Purchasing Lender” shall have the meaning set forth in Section 17.3(c).

“Qualified ECP Loan Party” shall mean each Borrower or Guarantor that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean all of the owned and leased premises identified on Schedule 4.4(b)(iv) hereto or in and to any other premises or real property that are hereafter owned or leased by any Borrower, together with all fixtures and improvements thereon.

“Receivables” shall mean and include, as to each Borrower, all of such Borrower’s accounts (as defined in Article 9 of the Uniform Commercial Code) and all of such Borrower’s contract rights, instruments (including those evidencing indebtedness owed to such Borrower by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, contract rights, instruments, documents and chattel paper, and drafts and acceptances, credit card receivables and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(i).

“RE Collateral Amount” shall have the meaning set forth in Section 2.3.

“Register” shall have the meaning set forth in Section 17.3(e).

“Reimbursement Obligation” shall have the meaning set forth in Section 2.14(b).

“Release” shall have the meaning set forth in Section 5.7(c)(i).

“Reportable Compliance Event” shall mean that (1) any Loan Party becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty or enters into a settlement with an Governmental Body in connection with any economic sanctions or other Anti-Terrorism Law or Anti-Corruption law, or any predicate crime to any Anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Terrorism Law or Anti-Corruption Law; (2) any Covered Entity engages in a transaction that has caused or may cause the Lenders or Agent to be in violation of any Anti-Terrorism Law, including a Covered Entity’s use of any proceeds of the credit facility to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Jurisdiction or Sanctioned Person; (3) any Collateral becomes Embargoed Property; or (4) any Covered Entity otherwise violates, or reasonably believes that it will violate, any of the representations in Section 5.29, or any covenant in Sections 6.17, 7.21 or 7.22.

“Reportable ERISA Event” shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder.

“Required Contribution Date” shall have the meaning set forth in Section 6.5(d).

“Required Lenders” shall mean Lenders (not including Swing Loan Lender (in its capacity as such Swing Loan Lender) or any Defaulting Lender) holding at least 50.1% of (a) the aggregate of (x) prior to the termination of all commitments of Lenders hereunder, the Revolving Commitment Amounts of all Lenders (excluding any Defaulting Lender) and (y) outstanding principal amount of the Term Loan, or (b) on and after the termination of all commitments of Lenders hereunder, the sum of (x) the outstanding Revolving Advances, Swing Loans and Term Loans, plus the Maximum Undrawn Amount of all outstanding Letters of Credit; provided, however, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders (excluding any Defaulting Lender and it being understood that all Lenders that are Affiliates shall count as one (1) Lender for the purposes of this proviso).

“Restoration” shall have the meaning set forth in Section 6.6.

“Revolving Advances” shall mean Advances made other than Letters of Credit, the Term Loan and the Swing Loans.

“Revolving Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to make Revolving Advances and participate in Swing Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the Revolving Commitment Amount (if any) of such Lender.

“Revolving Commitment Amount” shall mean, (i) as to any Lender other than a New Lender, the Revolving Commitment amount (if any) set forth opposite such Lender’s name on Schedule 1.2(c) (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3(c) or (d), the Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the Revolving Commitment amount provided for in the joinder signed by such New Lender under Section 2.24(a)(x), in each case as the same may be adjusted upon any increase by such Lender pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 17.3(c) or (d) hereof.

“Revolving Commitment Percentage” shall mean, (i) as to any Lender other than a New Lender, the Revolving Commitment Percentage (if any) set forth opposite such Lender’s name on Schedule 1.2(c) (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3(c) or (d), the Revolving Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the Revolving Commitment Percentage provided for in the joinder signed by such New Lender under Section 2.24(a)(ix), in each case as the same may be adjusted upon any increase in the Maximum Revolving Advance Amount pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 17.3(c) or (d).

“Revolving Credit Note” shall mean, collectively, the promissory notes referred to in Section 2.1(a), as each may be amended, restated, supplemented or otherwise modified from time to time

“Revolving Interest Rate” shall mean (a) with respect to Revolving Advances that are Domestic Rate Loans and Swing Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate and (b) with respect to Revolving Advances that are Term SOFR Rate Loans, the sum of the Applicable Margin plus the Term SOFR Rate.

“Sanctioned Jurisdiction” shall mean any country, territory or region that is the subject of comprehensive sanctions administered by OFAC (currently Crimea, Cuba, Iran, North Korea, Syria, and those portions of the Donetsk People’s Republic or Luhansk People’s Republic regions (and such other regions) of Ukraine).

“Sanctioned Person” shall mean a Person that is the subject of Sanctions, including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions”; (iv) named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar Sanctions lists administered by a Sanctions authority; or (v) a Person that is owned or controlled 50% or more in the aggregate, by one or more Persons that are described in clauses (i)-(iv) above.

“Sanctions” shall mean economic and financial sanctions administered or enforced by the United States (OFAC and the U.S. Department of State); European Union; United Kingdom; and United Nations Security Council.

“Saudi Subsidiary” shall mean a Subsidiary of Innovex formed in Saudi Arabia after the Closing Date subject to terms and conditions in form and substance satisfactory to Agent in its Permitted Discretion.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Parties” shall mean, collectively, Agent, Issuer, Swing Loan Lender and Lenders, together with any Affiliates of Agent or any Lender to whom any Hedge Liabilities or Cash Management Liabilities are owed and with each other holder of any of the Obligations, and the respective successors and assigns of each of them.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller Subordinated Debt” shall mean the Indebtedness evidenced by the Seller Subordinated Loan Documents.

“Seller Subordinated Debt Payment Conditions” shall mean the satisfaction by Borrowers of each of the following conditions to the satisfaction of Agent in its Permitted Discretion: (a) immediately prior to, and after giving effect to, any payment in respect of Seller Subordinated Debt, Borrowers and their Subsidiaries on a consolidated basis shall be in pro forma compliance with the financial covenants set forth in Section 6.5 (whether or not an FCCR Testing Period is then in effect), (b) no Event of Default shall have occurred and be continuing or shall result from the making of any payment in respect of Seller Subordinated Debt, (c) at the time of any payment in respect of Seller Subordinated Debt, Undrawn Availability (i) shall be no less than $30,000,000 and (ii) shall have been no less than $30,000,000 at any time during the immediately preceding thirty (30) day period and (d) after giving effect to any payment in respect of Seller Subordinated Debt, Undrawn Availability shall be no less than $18,000,000 at any time during the immediately following thirty (30) day period; provided that such $30,000,000 Undrawn Availability requirement set forth in clause (c) (for the avoidance of doubt, with respect to both the calculation as of the date of payment and the thirty (30) day lookback period) shall be reduced on a dollar-for-dollar basis with any permitted payments made in respect of Seller Subordinated Debt.

“Seller Subordinated Loan Documents” shall mean the Seller Subordinated Note and all other instruments, agreements and documents executed in connection therewith, as it may be amended from time to time as provided herein and in the applicable Seller Subordination Agreement.

“Seller Subordinated Note” shall mean, individually and collectively, (a) that certain Subordinated Unsecured Promissory Note dated as of the Closing Date in the original principal amount of $3,875,000 executed by Innovex and payable to Tod D. Emerson, as amended from time to time as provided herein and in the Seller Subordination Agreement, (b) that certain Subordinated Unsecured Promissory Note dated as of the Closing Date in the original principal amount of $5,375,000 executed by Innovex and payable to QCI Interests, a Limited Liability Partnership, a Texas limited liability partnership, as amended from time to time as provided herein and in the Seller Subordination Agreement and (c) that certain Subordinated Unsecured Promissory Note dated as of the Closing Date in the original principal amount of $2,642,500 executed by Innovex and payable to Enerserv Services, LLC, a Texas limited liability company, as amended from time to time as provided herein and in the Seller Subordination Agreement.

“Seller Subordination Agreement” shall mean, individually and collectively, (a) the Seller Subordination Agreement dated as of the Closing Date among Agent, Innovex and Tod D. Emerson, as amended, restated or otherwise modified in accordance with its terms, (b) the Seller Subordination Agreement dated as of the Closing Date among Agent, Innovex and QCI Interests, a Limited Liability Partnership, a Texas limited liability partnership, as amended, restated or otherwise modified in accordance with its terms, and (c) the Seller Subordination Agreement dated as of the Closing Date among Agent, Innovex and Enerserv Services, LLC, a Texas limited liability company, as amended, restated or otherwise modified in accordance with its terms.

“Settlement” shall have the meaning set forth in Section 2.6(d).

“Settlement Date” shall have the meaning set forth in Section 2.6(d).

“SOFR” shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Adjustment” shall mean the following:

SOFR Adjustment	Interest Period
7 basis points (0.07%)	For a one (1) month Interest Period

12 basis points (0.12%)	For a three (3) month Interest Period

17 basis points (0.17%)	For a six (6) month Interest Period

“SOFR Determination Date” shall have the meaning set forth in the definition of Daily Simple SOFR.

“SOFR Floor” means a rate of interest per annum equal to 0 basis points (0%).

“SOFR Rate Day” shall have the meaning set forth in the definition of Daily Simple SOFR.

“SOFR Reserve Percentage” shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

“Specified Contribution” shall have the meaning set forth in Section 6.5(d).

“Specified Canadian Pension Plan” means any Canadian Pension Plan which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the ITA.

“Sponsor” shall mean Amberjack Capital LLC, a Delaware limited liability company.

“Subsidiary” shall mean of any Person a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Subsidiary Stock” shall mean (a) with respect to the Equity Interests issued to a Borrower by any Subsidiary (other than a Foreign Subsidiary), 100% of such issued and outstanding Equity Interests; (b) with respect to any Equity Interests issued to a Borrower by any Foreign Subsidiary, (i) 100% of such issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and (ii) 65.00% (or such greater percentage that, pursuant to Applicable Laws, could not reasonably be expected to cause any material adverse tax consequences to any Borrower) of such issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)).

“Swap” shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder other than (a) a swap entered into on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Interest Rate Hedge, or a Lender-Provided Foreign Currency Hedge.

“Swing Loan Lender” shall mean PNC, in its capacity as lender of the Swing Loans.

“Swing Loan Note” shall mean the promissory note described in Section 2.4(a).

“Swing Loans” shall mean the Advances made pursuant to Section 2.4.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Term” shall have the meaning set forth in Section 13.1.

“Term Loan” shall have the meaning set forth in Section 2.3.

“Term Loan Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to fund a portion of the Term Loan in an aggregate principal equal to the Term Loan Commitment Amount (if any) of such Lender.

“Term Loan Commitment Amount” shall mean, as to any Lender, the term loan commitment amount (if any) set forth opposite such Lender’s name on Schedule 1.2(c) (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3(c) or (d), the term loan commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 17.3(c) or (d).

“Term Loan Commitment Percentage” shall mean, as to any Lender, the Term Loan Commitment Percentage (if any) set forth opposite such Lender’s name on Schedule 1.2(c) (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3(c) or (d), the Term Loan Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 17.3(c) or (d).

“Term Loan Rate” shall mean (a) with respect to Term Loans that are Domestic Rate Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate and (b) with respect to Term Loans that are Term SOFR Rate Loans, the sum of the Applicable Margin plus the Term SOFR Rate.

“Term Note” shall have the meaning set forth in Section 2.3.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Determination Date” shall have the meaning set forth in the definition of Term SOFR Rate.

“Term SOFR Rate” shall mean, with respect to any Term SOFR Rate Loan for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, at the Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period on the day (the “Term SOFR

Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of (i) the first day of each Interest Period, and (ii) the effective date of any change in the SOFR Reserve Percentage.

“Term SOFR Rate Loan” means an Advance that bears interest based on Term SOFR Rate.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Termination Event” shall mean: (a) a Reportable ERISA Event with respect to any Plan; (b) the withdrawal of any Borrower or any member of the Controlled Group from a Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (d) the commencement of proceedings by the PBGC to terminate a Plan; (e) any event or condition (i) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; (f) the partial or complete withdrawal within the meaning of Section 4203 or 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan; (g) notice that a Multiemployer Plan is subject to Section 4245 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Borrower or any member of the Controlled Group.

“Toxic Substance” shall mean and include any material present on the Real Property (including the Leasehold Interests) which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., or any other Applicable Laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Trademark and Patent Security Agreement” shall mean that Amended and Restated Trademark and Patent Security Agreement, dated as of the Closing Date, executed by Borrower in favor of Agent for its benefit and the ratable benefit of Lenders, in form and substance satisfactory to Agent.

“Transactions” shall have the meaning set forth in Section 5.5(a).

“Transferee” shall have the meaning set forth in Section 17.3(d).

“Unbilled Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(ii).

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount minus the Maximum Undrawn Amount of all outstanding Letters of Credit, minus (b) the sum of (i) the outstanding amount of Advances (other than the Term Loan) plus (ii) all amounts due and owing to any Borrower’s trade creditors which are for sixty (60) days beyond the due date thereof, plus (iii) the aggregate amount of fees and expenses due and payable to Agent and Lenders hereunder for which each Borrower has been invoiced and is liable but which have not been paid or charged to such Borrower’s Account.

“Unfinanced Capital Expenditures” shall mean all Capital Expenditures of Borrowers other than (i) those made utilizing financing provided by the applicable seller or third party lenders and (ii) any Capital Expenditures funded with the proceeds of the issuance of any Equity Interests of Innovex not to exceed $4,000,000 per fiscal year. For the avoidance of doubt, Capital Expenditures made by a Borrower utilizing proceeds of Revolving Advances shall be deemed Unfinanced Capital Expenditures.

“Uniform Commercial Code” shall have the meaning set forth in Section 1.3.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Usage Amount” shall have the meaning set forth in Section 3.3 hereof.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in section 7701(a)(30) of the Code.

1.3 Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts”, “chattel paper” (and “electronic chattel paper” and “tangible chattel paper”), “commercial tort claims”, “deposit accounts”, “documents”, “financial asset”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “payment intangibles”, “proceeds”, “promissory note” “securities”, “software” and “supporting obligations” as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision. In addition, without limiting the foregoing, the terms “accounts”, “chattel paper”, “goods”, “instruments”, “intangibles”, “proceeds”, “securities”, “investment property”, “document of title”, “inventory” and “equipment”, as and when used in the description of Collateral located in Canada (or otherwise governed by the PPSA) shall have the meanings given to such terms in the PPSA.

1.4 Canadian Terms. In this Agreement, (i) any term defined in this Agreement by reference to the “Uniform Commercial Code” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other Laws (including, without limitation, the PPSA, the Bills of Exchange Act (Canada) and the Depositor, Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Agent, (ii) all references in this Agreement to “Article 8 of the Code” or “Article 8 of the Uniform Commercial Code” shall be deemed to refer also to applicable Canadian securities transfer Laws (including, without limitation, the Securities Transfer Act (Alberta) or similar legislation in any other province of Canada), (iii) all references in this Agreement to the United States Copyright Office or the United States Patent and Trademark Office shall be deemed to refer also to the Canadian Intellectual Property Office and/or the applicable divisions thereof, (iv) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security Laws, (v) all references to the United States of America, or to any subdivision, department, agency or instrumentality thereof shall be deemed to refer also to Canada, or to any subdivision, department, agency or instrumentality thereof, (vi) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal, provincial and territorial securities Laws in Canada, (vii) all references to “state or federal bankruptcy laws” shall be deemed to refer also to any in effect in Canada or under Canadian law, and (viii) all references to Liens shall be deemed to refer also to hypothecs. In addition, without limiting the foregoing, the terms “accounts”, “chattel paper”, “goods”, “instruments”, “intangibles”, “proceeds”, “securities”, “investment property”, “document of title”, “inventory” and “equipment”, as and when used in the description of Collateral located in Canada shall have the meanings given to such terms in the PPSA

1.5 Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. Except as otherwise expressly provided for herein, all references herein to the time of day shall mean the time in New York, New York. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Required Lenders or as otherwise waived hereunder. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase “to the best of Borrowers’ knowledge” or words of similar import relating to the knowledge or the awareness of any Borrower are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of an Authorized Officer of any Borrower or (ii) the knowledge that an Authorized Officer would have obtained if he/she had engaged in a good faith performance of his/her duties. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

1.6 Term SOFR Notification. Section 3.8(b) of this Agreement provides a mechanism for determining an alternate rate of interest in the event that the Term SOFR Rate is no longer available or in certain other circumstances. The Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or other rates in the definition of “Term SOFR Rate” or with respect to any alternative or successor rate thereto, or replacement rate therefor.

1.7 Conforming Changes Relating to the Term SOFR Rate. With respect to the Term SOFR Rate, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any Other Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document; provided that, with respect to any such amendment effected, the Agent shall provide notice to the Borrowing Agent and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

2.	ADVANCES, PAYMENTS.

2.1 Revolving Advances.

(a) Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement specifically including Section 2.1(c), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, less the outstanding amount of Swing Loans, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(i) up to eighty-five percent (85.00%) (the “Receivables Advance Rate”) of Eligible Receivables, plus

(ii) up to the lesser of (A) up to eighty-five percent (85%) of Eligible Unbilled Receivables or (B) $5,000,000 (“Unbilled Receivables Advance Rate”), plus

(iii) up to the least of (A) up to sixty-five percent (65%) of the value of the Eligible Inventory (the “Inventory Advance Rate”), (B) up to eighty-five percent (85%) of the appraised net orderly liquidation value percentage of Eligible Inventory (as evidenced by an Inventory NOLV Appraisal to Agent in its Permitted Discretion) (the “Inventory NOLV Advance Rate” and together with the Inventory Advance Rate, the Receivables Advance Rate and the Unbilled Receivables Advance Rate, collectively, the “Advance Rates”); or (C) $35,000,000, minus

(iv) the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit issued under the Revolving Commitments, minus

(v) the Availability Block, minus

(vi) such reserves as Agent may deem proper and necessary from time to time in its Permitted Discretion.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i), (ii) and (iii) minus (y) Sections 2.1(a)(y)(iv), (v) and (vi) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a). Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit less reserves established hereunder or (ii) the Formula Amount.

(b) [Reserved].

(c) Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its Permitted Discretion. Prior to the occurrence of an Event of Default Agent shall give Borrowing Agent five (5) Business Days’ prior written notice of its intention to institute or impose reserves as Agent deems proper and necessary from time to time in its Permitted Discretion; provided, however, no Borrower or Guarantor shall have any right of action whatsoever against Agent for, and Agent shall not be liable for any damages resulting from, the failure of Agent to provide the prior notice contemplated in this sentence. Each Borrower acknowledges that increasing or decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by Borrowing Agent. The rights of Agent under this Section 2.1 are subject to the provisions of Section 17.2(b).

2.2 Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances.

(a) Borrowing Agent on behalf of any Borrower may notify Agent prior to 1:00 p.m. on a Business Day of a Borrower’s request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation under this Agreement, become due, same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation, and such request shall be irrevocable.

(b) Notwithstanding the provisions of Section 2.2(a), in the event any Borrower desires to obtain a Term SOFR Rate Loan for any Advance (other than a Swing Loan), Borrowing Agent shall give Agent written notice by no later than 1:00 p.m. on the day which is three (3) Business Days prior to the date such Term SOFR Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount of such Advance to be borrowed, which amount shall be in a minimum amount of $500,000 and in integral multiples of $100,000 thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for Term SOFR Rate Loans shall be for one (1), three (3) or six (6) months; provided that (i) if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day and (ii) notwithstanding anything to the contrary in this Agreement, the last day of the Interest Period for each Term SOFR Rate Loan advanced to the Borrowers on the Closing Date shall be October ~~1~~3, 2022. Any Interest Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders, no Term SOFR Rate Loan shall be made available to any Borrower. After giving effect to each requested Term SOFR Rate Loan, including those which are converted from a Domestic Rate Loan under Section 2.2(e), there shall not be outstanding more than five (5) Term SOFR Rate Loans, in the aggregate.

(c) Each Interest Period of a Term SOFR Rate Loan shall commence on the date such Term SOFR Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in clause (iii) of Section 2.2(b), provided that no Interest Period shall end after the last day of the Term.

(d) Borrowing Agent shall elect the initial Interest Period applicable to a Term SOFR Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(e), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 1:00 p.m. on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such Term SOFR Rate

Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert such Term SOFR Rate Loan to a Domestic Rate Loan subject to Section 2.2(e) below.

(e) Provided that no Default or Event of Default shall have occurred and be continuing, Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding Term SOFR Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Term SOFR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Term SOFR Rate Loan. If Borrowing Agent desires to convert a loan, Borrowing Agent shall give Agent written notice by no later than 1:00 p.m. (i) on the day which is two (2) Business Days prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a Term SOFR Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur (which date shall be the last Business Day of the Interest Period for the applicable Term SOFR Rate Loan) with respect to a conversion from a Term SOFR Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is to a Term SOFR Rate Loan, the duration of the first Interest Period therefor.

(f) At its option and upon written notice given prior to 1:00 p.m. at least three (3) Business Days prior to the date of such prepayment, any Borrower may, subject to Section 2.2(g), prepay the Term SOFR Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are Term SOFR Rate Loans and the amount of such prepayment. In the event that any prepayment of a Term SOFR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(g).

(g) Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Term SOFR Rate Loan or failure by any such Borrower to complete a borrowing of, a prepayment of or conversion of or to a Term SOFR Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Term SOFR Rate Loans hereunder. In the case of any Term SOFR Rate Loan, any losses or expenses to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Term SOFR Rate Loan had such event described in the immediately preceding sentence not occurred, at the Contract Rate that would have been applicable to such Term SOFR Rate Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Term SOFR Rate Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks offering loans based on SOFR. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

(h) Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, including without limitation any Change in Law, shall make it unlawful for Lenders or any Lender (for purposes of this Section 2.2(h), the term “Lender” shall include any Lender and the office or branch where any Lender or any Person controlling such Lender makes or maintains any Term SOFR Rate Loans) to make or maintain its Term SOFR Rate Loans, the obligation of Lenders (or such affected Lender) to make Term SOFR Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Term SOFR Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Term SOFR Rate Loans or convert such affected Term SOFR Rate Loans into loans of another type. If any such payment or conversion of any Term SOFR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Term SOFR Rate Loan, Borrowers shall pay Agent, upon Agent’s request, such amount or amounts set forth in clause (g) above. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

(i) Anything to the contrary contained herein notwithstanding, neither Agent nor any Lender, nor any of their participants, is required actually to acquire SOFR deposits to fund or otherwise match fund any Obligation as to which interest accrues based on the Term SOFR Rate. The provisions set forth herein shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing based on the Term SOFR Rate by acquiring SOFR deposits for each Interest Period in the amount of the Term SOFR Rate Loans.

2.3 Term Loans. PNC and certain other financial institutions party to the A&R Credit Agreement as lenders severally made a term loan to Borrowers in connection with the A&R Credit Agreement, which as of the Closing Date remains outstanding in the aggregate principal balance equal to $4,882,665.57 (the “A&R Term Loan”). Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a term loan (the “Additional Term Loan”) to Borrowers in the amount equal to such Lender’s Term Loan Commitment Percentage of (x) the lesser of (a) $25,000,000 or (b) the sum of (i) eighty-five percent (85%) of the appraised net orderly liquidation value of the Eligible Equipment comprised of Borrowers’ Non-Oilfield-Specific Equipment and other Eligible Equipment (other than Eligible Equipment comprised of Borrowers’ Oilfield-Specific Equipment) (collectively, the “Non-Oilfield-Specific Collateral Amount”), (ii) forty percent (40%) of the appraised net orderly liquidation value of the Eligible Equipment comprised of Borrowers’ Oilfield-Specific Equipment (the “Oilfield-Specific Collateral Amount”), and (iii) seventy-five percent (75%) of the appraised fair market value of owned Real Property (the “RE Collateral Amount”; and together with the Non-Oilfield-Specific Collateral Amount and the Oilfield-Specific Collateral Amount, collectively, the “Term Loan Collateral Amount”) minus (y) the A&R Term Loan. On the Closing Date, the A&R Term Loan and the Additional Term Loan are deemed a single term loan (together, the “Term Loan”). The Term Loan shall be allocated to the Lenders according to the applicable Term Loan Commitment Percentages of Lenders holding the Term Loan Commitments and shall be, with respect to principal, payable as follows, subject to Section 2.8(a): consecutive quarterly installments each in the amount of $1,250,000 commencing October 1, 2022 and continuing on the first day of each quarter thereafter during the Term followed by a final payment on the last day of the Term of all unpaid principal, accrued and unpaid interest and all unpaid fees and expenses; provided, however, following an appraisal conducted (i) after an Event of Default in accordance with Section 9.19(b) or (ii) pursuant to Section 2.20(e), if the principal amount of the Term Loan at any time outstanding exceeds the Term Loan Collateral Amount, Borrowers shall immediately prepay the Term Loan in an amount sufficient to eliminate such excess. The Term Loan shall be evidenced by one or more secured promissory notes (as each may be amended, restated, supplemented or otherwise modified from time to time, collectively, the “Term Note”) in substantially the form attached hereto as Exhibit 2.3(a). The Term Loan may consist of Domestic Rate Loans or Term SOFR Rate Loans, or a combination thereof, as Borrowing Agent may request; and in the event that Borrowers desire to obtain or extend any portion of the Term Loan as a Term SOFR Rate Loan or to convert any portion of the Term Loan from a Domestic Rate Loan to a Term SOFR Rate Loan, Borrowing Agent shall comply with the notification requirements set forth in Sections 2.2(b) and/or (e) and the provisions of Sections 2.2(b) through (i) shall apply.

2.4 Swing Loans. (a) Subject to the terms and conditions set forth in this Agreement, and in order to minimize the transfer of funds between Lenders and Agent for administrative convenience, Agent, Lenders holding Revolving Commitments and Swing Loan Lender agree that in order to facilitate the administration of this Agreement, Swing Loan Lender may, at its election and option made in its sole discretion cancelable at any time for any reason whatsoever, make swing loan advances (“Swing Loans”) available to Borrowers as provided for in this Section 2.4 at any time or from time to time after the date hereof to, but not including, the expiration of the Term, in an aggregate principal amount up to but not in excess of the Maximum Swing Loan Advance Amount, provided that the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount. All Swing Loans shall be Domestic Rate Loans only. Borrowers may borrow (at the option and election of Swing Loan Lender), repay and reborrow (at the option and election of Swing Loan Lender) Swing Loans and Swing Loan Lender may make Swing Loans as provided in this Section 2.4 during the period between Settlement Dates. All Swing Loans shall be evidenced by a secured promissory note (the “Swing Loan Note”) substantially in the form attached hereto as Exhibit 2.4(a). Swing Loan Lender’s agreement to make Swing Loans under this Agreement is cancelable at any time for any reason whatsoever and the making of Swing Loans by Swing Loan Lender from time to time shall not create any duty or obligation, or establish any course of conduct, pursuant to which Swing Loan Lender shall thereafter be obligated to make Swing Loans in the future.

(b) Upon either (i) any request by Borrowing Agent for a Revolving Advance made pursuant to Section 2.2(a) or (ii) the occurrence of any deemed request by Borrowers for a Revolving Advance pursuant to the provisions of Section 2.2(a), Swing Loan Lender may elect, in its sole discretion, to have such request or deemed request treated as a request for a Swing Loan, and may advance same day funds to Borrowers as a Swing Loan; provided that notwithstanding anything to the contrary provided for herein, Swing Loan Lender may not make Swing Loans if Swing Loan Lender has been notified by Agent or by Required Lenders that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the Revolving Commitments have been terminated for any reason.

(c) Upon the making of a Swing Loan (whether before or after the occurrence of a Default or an Event of Default and regardless of whether a Settlement has been requested with respect to such Swing Loan), each Lender holding a Revolving Commitment shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such Swing Loan in proportion to its Revolving Commitment Percentage. Swing Loan Lender or Agent may, at any time, require the Lenders holding Revolving Commitments to fund such participations by means of a Settlement as provided for in Section 2.6(d) below. From and after the date, if any, on which any Lender holding a Revolving Commitment is required to fund, and funds, its participation in any Swing Loans purchased hereunder, Agent shall promptly distribute to such Lender its Revolving Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by Agent in respect of such Swing Loan; provided that no Lender holding a Revolving Commitment shall be obligated in any event to make Revolving Advances in an amount in excess of its Revolving Commitment Amount minus its Participation Commitment (taking into account any reallocations under Section 2.22) of the Maximum Undrawn Amount of all outstanding Letters of Credit.

2.5 Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers’ Account on Agent’s books. The proceeds of each Revolving Advance or Swing Loan requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Sections 2.2(a), 2.6(b) or 2.14 shall, (i) with respect to requested Revolving Advances, to the extent Lenders make such Revolving Advances in accordance with Section 2.2(a), 2.6(b) or 2.14, and with respect to Swing Loans made upon any request or deemed request by Borrowing Agent for a Revolving Advance to the extent Swing Loan Lender makes such Swing Loan in accordance with Section 2.4(b), be made available to the applicable Borrower on the day so requested by way of credit to such Borrower’s operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, (ii) with respect to Revolving Advances deemed to have been requested by any Borrower or Swing Loans made upon any deemed request for a Revolving Advance by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request. During the Term, Borrowers may use the Revolving Advances and Swing Loans by borrowing, prepaying and re-borrowing, all in accordance with the terms and conditions hereof.

2.6 Making and Settlement of Advances.

(a) Each borrowing of Revolving Advances shall be advanced according to the applicable Revolving Commitment Percentages of Lenders holding the Revolving Commitments (subject to any contrary terms of Section 2.22). The Term Loan shall be advanced according to the applicable Term Loan Commitment Percentages of Lenders holding the Term Loan Commitments. Each borrowing of Swing Loans shall be advanced by Swing Loan Lender alone.

(b) Promptly after receipt by Agent of a request or a deemed request for a Revolving Advance pursuant to Section 2.2(a) and, with respect to Revolving Advances, to the extent Agent elects not to provide a Swing Loan or the making of a Swing Loan would result in the aggregate amount of all outstanding Swing Loans exceeding the maximum amount permitted in Section 2.4(a), Agent shall notify Lenders holding the Revolving Commitments of its receipt of such request specifying the information provided by Borrowing Agent and the apportionment among Lenders of the requested Revolving Advance as determined by Agent in accordance with the terms hereof. Each Lender shall remit the principal amount of each Revolving Advance to Agent such that Agent is able to, and Agent shall, to the extent the applicable Lenders have made funds available to it for such purpose and subject to Section 8.2 and 8.3, fund such Revolving Advance to Borrowers in U.S. Dollars and immediately available funds at the Payment Office prior to the close of business, on the applicable borrowing date; provided that if any applicable Lender fails to remit such funds to Agent in a timely manner, Agent may elect in its sole discretion to fund with its own funds the Revolving Advance of such Lender on such borrowing date, and such Lender shall be subject to the repayment obligation in Section 2.6(c).

(c) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender holding a Revolving Commitment that such Lender will not make the amount which would constitute its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Agent, Agent may (but shall not be obligated to) assume that such Lender has made such amount available to Agent on such date in accordance with Section 2.6(b) and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowing Agent of its receipt of any such notice from a Lender. In such event, if a Lender has not in fact made its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Agent, then the applicable Lender and Borrowers severally agree to pay to Agent on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers through but excluding the date of payment to Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) (x) the daily average Effective Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (y) such amount or (B) a rate determined by Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrowers, the Revolving Interest Rate for Revolving Advances that are Domestic Rate Loans. If such Lender pays its share of the applicable Revolving Advance to Agent, then the amount so paid shall constitute such Lender’s Revolving Advance. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender holding a Revolving Commitment that shall have failed to make such payment to Agent. A certificate of Agent submitted to any Lender or Borrowers with respect to any amounts owing under this paragraph (c) shall be conclusive, in the absence of manifest error.

(d) Agent, on behalf of Swing Loan Lender, shall demand settlement (a “Settlement”) of all or any Swing Loans with Lenders holding the Revolving Commitments on at least a weekly basis, or on any more frequent date that Agent elects or that Swing Loan Lender at its option exercisable for any reason whatsoever may request, by notifying Lenders holding the Revolving Commitments of such requested Settlement by facsimile, telephonic or electronic transmission no later than 3:00 p.m. on the date of such requested Settlement (the “Settlement Date”). Subject to any contrary provisions of Section 2.22, each Lender holding a Revolving Commitment shall transfer the amount of such Lender’s Revolving Commitment Percentage of the outstanding principal amount (plus interest accrued thereon to the extent requested by Agent) of the applicable Swing Loan with respect to which Settlement is requested by Agent, to such account of Agent as Agent may designate not later than 5:00 p.m. on such Settlement Date if requested by Agent by 3:00 p.m., otherwise not later than 5:00 p.m. on the next Business Day. Settlements may occur at any time notwithstanding that the conditions precedent to making Revolving Advances set forth in Section 8.2 have not been satisfied or the Revolving Commitments shall have otherwise been terminated at such time. All amounts so transferred to Agent shall be applied against the amount of outstanding Swing Loans and, when so applied shall constitute Revolving Advances of such Lenders accruing interest as Domestic Rate Loans. If any such amount is not transferred to Agent by any Lender holding a Revolving Commitment on such Settlement Date, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.6(c).

(e) If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral.

2.7 Maximum Advances. The aggregate balance of Revolving Advances plus Swing Loans outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit or (b) the Formula Amount.

2.8 Manner and Repayment of Advances.

(a) The Revolving Advances and Swing Loans shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.3 and shall be due and payable in full on the last day of the Term, subject to mandatory prepayments as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an

Event of Default under this Agreement or (y) termination of this Agreement. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Advances (other than the Term Loan) shall be applied, first to the outstanding Swing Loans and next, pro rata according to the applicable Revolving Commitment Percentages of Lenders, to the outstanding Revolving Advances (subject to any contrary provisions of Section 2.22). Each payment (other than any voluntary prepayment and regularly scheduled payments under Section 2.3, which regularly scheduled payments shall be applied to the amount then due) by any Borrower on account of the principal of and interest on the Term Loan shall be applied to the Term Loan pro rata according to the Term Loan Commitment Percentages of Lenders in the inverse order of maturities thereof. Each voluntary payment (including each prepayment) by any Borrower on account of the principal of and interest on the Term Loan shall be applied to the Term Loan as directed by the Borrower.

(b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received by Agent. Agent shall conditionally credit the applicable Borrowers’ Account for each item of payment on the next Business Day after the Business Day on which such item of payment is received by Agent (and the Business Day on which each such item of payment is so credited shall be referred to, with respect to such item, as the “Application Date”). Agent is not, however, required to credit the applicable Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge the applicable Borrowers’ Account for the amount of any item of payment which is returned, for any reason whatsoever, to Agent unpaid. Subject to the foregoing, Borrowers agree that for purposes of computing the interest charges under this Agreement, each item of payment received by Agent shall be deemed applied by Agent on account of the Obligations on its respective Application Date. All proceeds received by Agent shall be applied to the Obligations in accordance with Section 4.8(h).

(c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 p.m. on the due date therefor in Dollars in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment of any and all Obligations due and owing hereunder by charging the applicable Borrowers’ Account or by making Advances as provided in Section 2.2.

(d) Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest, fees and other amounts payable hereunder shall be made without deduction, setoff or counterclaim and shall be made to Agent on behalf of Lenders to the Payment Office, in each case on or prior to 1:00 p.m., in Dollars and in immediately available funds.

2.9 Repayment of Excess Advances. If at any time the aggregate balance of outstanding Revolving Advances, Revolving Advances made to any individual Borrower, Swing Loans, Term Loans and/or Advances taken as a whole exceeds the maximum amount of such type of Advances and/or Advances taken as a whole (as applicable) permitted hereunder, such excess Advances shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or an Event of Default has occurred.

2.10 Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent or Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent, Lenders and Borrowers during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to Borrowers’ Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.11 Letters of Credit.

(a) Subject to the terms and conditions hereof, Issuer shall issue or cause the issuance of standby and/or trade letters of credit denominated in Dollars (“Letters of Credit”) for the account of any Borrower except to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the outstanding Swing Loans, plus (iii) the Maximum Undrawn Amount of all outstanding Letters of Credit, plus (iv) the Maximum Undrawn Amount of the Letter of Credit to be issued to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount (calculated without giving effect to the deductions provided for in Section 2.1(a)(y)(iv)). The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest (but fees shall accrue in respect of outstanding Letters of Credit as provided in Section 3.2).

(b) Notwithstanding any provision of this Agreement, Issuer shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Body or arbitrator shall by its terms purport to enjoin or restrain Issuer from issuing any Letter of Credit, or any Law applicable to Issuer or any request or directive (whether or not having the force of law) from any Governmental Body with jurisdiction over Issuer shall prohibit, or request that Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which Issuer is not otherwise compensated hereunder) not in effect on the date of this Agreement, or shall impose upon Issuer any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement, and which Issuer in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of Issuer applicable to letters of credit generally.

2.12 Issuance of Letters of Credit.

(a) Borrowing Agent, on behalf of any Borrower, may request Issuer to issue or cause the issuance of a Letter of Credit by delivering to Issuer, with a copy to Agent at the Payment Office, prior to 1:00 p.m., at least five (5) Business Days prior to the proposed date of issuance, such Issuer’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the satisfaction of Agent and Issuer; and, such other certificates, documents and other papers and information as Agent or Issuer may reasonably request. Issuer shall not issue any requested Letter of Credit if such Issuer has received notice from Agent or any Lender that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason.

(b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance and in no event later than the last day of the Term. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the “UCP”) or the International Standby Practices (International Chamber of Commerce Publication Number 590), or any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by Issuer, and each trade Letter of Credit shall be subject to the UCP. In addition, no trade Letter of Credit may permit the presentation of an ocean bill of lading that includes a condition that the original bill of lading is not required to claim the goods shipped thereunder.

(c) Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

2.13 Requirements For Issuance of Letters of Credit.

(a) Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the “Applicant” or “Account Party” of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct Issuer to deliver to Agent all instruments, documents, and other writings and property received by Issuer pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance therefor.

(b) In connection with all trade Letters of Credit issued or caused to be issued by Issuer under this Agreement, each Borrower hereby appoints Issuer, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred: (i) to sign and/or endorse such Borrower’s name upon any warehouse or other receipts, and acceptances; (ii) to sign such Borrower’s name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department (“Customs”) in the name of such Borrower or Issuer or Issuer’s designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower’s name or Issuer’s, or in the name of Issuer’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent, Issuer nor their attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent’s, Issuer’s or their respective officers’, directors’, agents’, employees’, attorneys’ or Affiliates’ gross negligence, willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

2.14 Disbursements, Reimbursement.

(a) Immediately upon the issuance of each Letter of Credit, each Lender holding a Revolving Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Issuer a participation in each Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of such Letter of Credit (as in effect from time to time) and the amount of such drawing, respectively.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Issuer will promptly notify Agent and Borrowing Agent. Regardless of whether Borrowing Agent shall have received such notice, Borrowers shall reimburse (such obligation to reimburse Issuer shall sometimes be referred to as a “Reimbursement Obligation”) Issuer prior to 12:00 Noon, on each date that an amount is paid by Issuer under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by Issuer. In the event Borrowers fail to reimburse Issuer for the full amount of any drawing under any Letter of Credit by 12:00 Noon, on the Drawing Date, Issuer will promptly notify Agent and each Lender holding a Revolving Commitment thereof, and Borrowers shall be automatically deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan be made by Lenders to be disbursed on the Drawing Date under such Letter of Credit, and Lenders holding the Revolving Commitments shall be unconditionally obligated to fund such Revolving Advance (all whether or not the conditions specified in Section 8.2 are then satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason) as provided for in Section 2.14(c) immediately below. Any notice given by Issuer pursuant to this Section 2.14(b) may be oral if promptly confirmed in writing; provided that the lack of such a confirmation shall not affect the conclusiveness or binding effect of such notice.

(c) Each Lender holding a Revolving Commitment shall upon any notice pursuant to Section 2.14(b) make available to Issuer through Agent at the Payment Office an amount in immediately available funds equal to its Revolving Commitment Percentage (subject to any contrary provisions of Section 2.22) of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.14(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount. If any Lender holding a Revolving Commitment so notified fails to make available to Agent, for the benefit of Issuer, the amount of such Lender’s Revolving Commitment Percentage of such amount by 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Effective Federal Funds Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loan on and after the fourth day following the Drawing Date. Agent and Issuer will promptly give notice of the occurrence of the Drawing Date, but failure of Agent or Issuer to give any such notice on the Drawing Date or in sufficient time to enable any Lender holding a Revolving Commitment to effect such payment on such date shall not relieve such Lender from its obligations under this Section 2.14(c), provided that such Lender shall not be obligated to pay interest as provided in Section 2.14(c)(i) and (ii) until and commencing from the date of receipt of notice from Agent or Issuer of a drawing.

(d) With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.14(b), because of Borrowers’ failure to satisfy the conditions set forth in Section 8.2 (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan. Each applicable Lender’s payment to Agent pursuant to Section 2.14(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Lender in satisfaction of its Participation Commitment in respect of the applicable Letter of Credit under this Section 2.14.

(e) Each applicable Lender’s Participation Commitment in respect of the Letters of Credit shall continue until the last to occur of any of the following events: (x) Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled; and (z) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

2.15 Repayment of Participation Advances.

(a) Upon (and only upon) receipt by Agent for the account of Issuer of immediately available funds from Borrowers (i) in reimbursement of any payment made by Issuer or Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Agent, or (ii) in payment of interest on such a payment made by Issuer or Agent under such a Letter of Credit, Agent will pay to each Lender holding a Revolving Commitment, in the same funds as those received by Agent, the amount of such Lender’s Revolving Commitment Percentage of such funds, except Agent shall retain the amount of the Revolving Commitment Percentage of such funds of any Lender holding a Revolving Commitment that did not make a Participation Advance in respect of such payment by Agent (and, to the extent that any of the other Lender(s) holding the Revolving Commitment have funded any portion such Defaulting Lender’s Participation Advance in accordance with the provisions of Section 2.22, Agent will pay over to such Non-Defaulting Lenders a pro rata portion of the funds so withheld from such Defaulting Lender).

(b) If Issuer or Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Issuer or Agent pursuant to Section 2.15(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each applicable Lender shall, on demand of Agent, forthwith return to Issuer or Agent the amount of its Revolving Commitment Percentage of any amounts so returned by Issuer or Agent plus interest at the Effective Federal Funds Rate.

2.16 Documentation. Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Issuer’s interpretations of any Letter of Credit issued on behalf of such Borrower and by Issuer’s written regulations and customary practices relating to letters of credit, though Issuer’s interpretations may be different from such Borrower’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or its officers’, directors’, agents’ employees’, attorneys’ or Affiliates’ willful misconduct, bad faith or gross negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment), Issuer shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrowing Agent’s or any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.17 Determination to Honor Drawing Request. Except as required by Applicable Law, in determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

2.18 Nature of Participation and Reimbursement Obligations. The obligation of each Lender holding a Revolving Commitment in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Issuer upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.18 under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower, as the case may be, may have against Issuer, Agent, any Borrower or Lender, as the case may be, or any other Person for any reason whatsoever;

(ii) the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of Lenders to make Participation Advances under Section 2.14;

(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by any Borrower, Agent, Issuer or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower, Agent, Issuer or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or assignee of the proceeds thereof (or any

Persons for whom any such transferee or assignee may be acting), Issuer, Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if Issuer or any of Issuer’s Affiliates has been notified thereof;

(vi) payment by Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which is forged or does not fully comply with the terms of such Letter of Credit (provided that the foregoing shall not excuse Issuer from any obligation under the terms of any applicable Letter of Credit to require the presentation of documents that on their face appear to satisfy any applicable requirements for drawing under such Letter of Credit prior to honoring or paying any such draw);

(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by Issuer or any of Issuer’s Affiliates to issue any Letter of Credit in the form requested by Borrowing Agent, unless Agent and Issuer have each received written notice from Borrowing Agent of such failure within three (3) Business Days after Issuer shall have furnished Agent and Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) the occurrence of any Material Adverse Effect;

(x) any breach of this Agreement or any Other Document by any party thereto;

(xi) the occurrence or continuance of an insolvency proceeding or Insolvency Event with respect to any Loan Party;

(xii) the fact that a Default or an Event of Default shall have occurred and be continuing;

(xiii) the fact that the Term shall have expired or this Agreement or the obligations of Lenders to make Advances have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.19 Liability for Acts and Omissions.

(a) As between Borrowers and Issuer, Swing Loan Lender, Agent and Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuer shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Issuer or any of its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuer, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuer’s rights or powers hereunder. Nothing in the preceding sentence shall relieve Issuer from liability for Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall Issuer or Issuer’s Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

(b) Without limiting the generality of the foregoing, Issuer and each of its Affiliates: (i) may rely on any oral or other communication believed in good faith by Issuer or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Issuer or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a steamship agent or carrier or any document or instrument of like import (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

(c) In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Issuer under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Issuer under any resulting liability to any Borrower, Agent or any Lender.

2.20 Mandatory Prepayments.

(a) When any Borrower sells or otherwise disposes of any Collateral resulting in Net Disposition Proceeds in excess of $500,000 in the aggregate in any fiscal year, other than Inventory in the Ordinary Course of Business or Dispositions otherwise permitted under Section 7.1, Borrowers shall repay the Advances in an amount equal to the Net Disposition Proceeds of such sale, such repayments to be made promptly but in no event more than three (3) Business Days following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied (x) first, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof, and (y) second, to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b), provided however that if no Default or Event of Default has occurred and is continuing, such repayments shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as Agent may determine, subject to Borrowers’ ability to re-borrow Revolving Advances in accordance with the terms hereof.

(b) Notwithstanding the foregoing, with respect to any Net Disposition Proceeds which would otherwise give rise to a prepayment under Section 2.20(a), so long as no Event of Default shall have occurred and be continuing and the Borrowing Agent shall have notified Agent within two (2) Business Days following receipt of such Net Disposition Proceeds of the applicable Loan Party’s or its Subsidiary’s election to reinvest all or any portion of such Net Disposition Proceeds in fixed or capital assets or other assets useful to the business of the Loan Parties and their Subsidiaries, then such Net Disposition Proceeds shall be applied by Agent to the Revolving Advances and Agent shall implement a reserve equal to the amount of such Net Disposition Proceeds pursuant to Section 2.1(a)(y)(vi). Borrowers may request Revolving Advances in the amount of the Net Disposition Proceeds (or such portion thereof) to pay the actual cost of reinvestment and the reserve with respect to such amount shall be released and shall be available to Borrowers as a Revolving Advance, so long as (i) Borrowers have sufficient Undrawn Availability (after giving effect to the release of the reserve for such amount) to cause such Revolving Advances to be made, (ii) all conditions to funding sent forth in Section 8.2 or 8.3 (as applicable) of this Agreement have been satisfied and (iii) Borrowers agree to use the proceeds of the Revolving Advances to pay the cost of such cost of reinvestment. The foregoing shall not be deemed to be implied consent to any Disposition or other transaction prohibited by the terms and conditions of this Agreement or any Other Document.

(c) Borrowers shall prepay the outstanding amount of the Term Loans in an amount equal to twenty-five percent (25%) of Excess Cash Flow for each fiscal year beginning with the fiscal year ending December 31, 2022, payable upon delivery of the financial statements to Agent referred to in and required by Section 9.7 for such fiscal year but in any event not later than one hundred twenty (120) days after the end of each such fiscal year, which amount shall be applied to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof. In the event that the financial statements are not so delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrowers shall make the prepayment required by this Section 2.20(c), subject to adjustment when the financial statements are delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent or Lenders may have as a result of the failure by Borrowers to deliver such financial statements.

(d) In the event of any issuance or other incurrence of Indebtedness (other than Permitted Indebtedness) by Borrowers, Borrowers shall, no later than three (3) Business Days after the receipt by Borrowers of the cash proceeds from any such issuance or incurrence of Indebtedness, repay the Advances in an amount equal to one hundred percent (100.00%) of such cash proceeds in the case of such incurrence or issuance of Indebtedness. Such repayments will be applied (x) first, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof and (y) second, to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b), provided however that if no Default or Event of Default has occurred and is continuing, such repayments shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as Agent may determine subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof.

(e) Other than pursuant to any issuance of Equity Interests of Borrowers (i) contemplated by Section 6.5(d), (ii) used to fund Capital Expenditures not to exceed $4,000,000 per fiscal year or (iii) used to fund Permitted Acquisitions, Borrowers shall provide Agent within ten (10) days’ written notice of such issuance of Equity Interests, and Agent in its sole discretion, within such ten (10) day period, may request an appraisal of Equipment and Real Property to determine if the then outstanding balance of the Term Loan exceeds the Term Loan Collateral Amount at the time of such issuance of Equity Interests. If Agent does not order an appraisal of the Equipment and Real Property, then one hundred percent (100.00%) of the net cash proceeds received from the issuance of Equity Interests shall be applied to the Revolving Advances. If Agent orders an appraisal of the Equipment and Real Property and the Term Loan Collateral Amount exceeds the then outstanding balance of the Term Loan, then one hundred percent (100.00%) of such net cash proceeds received from the issuance of Equity Interests shall be applied to the Revolving Advances. If Agent orders an appraisal of the Equipment and Real Property and the then outstanding balance of the Term Loan exceeds the Term Loan Collateral Amount, then one hundred percent (100.00%) of such net cash proceeds received from the issuance of Equity Interests shall be applied (x) first, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof until the outstanding balance of the Term Loan is equal to the Term Loan Collateral Amount and (y) second, to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b), provided however that if no Default or Event of Default has occurred and is continuing, such repayments shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as Agent may determine subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof.

(f) All proceeds received by Borrowers or Agent (i) under any insurance policy on account of damage or destruction of any assets or property of any Borrowers, or (ii) as a result of any taking or condemnation of any assets or property shall be applied in accordance with Section 6.6.

2.21 Use of Proceeds.

(a) Borrowers shall apply the proceeds of Advances to (i) pay fees and expenses relating to this transaction, (ii) finance a portion of the consideration to be paid under the Pride Acquisition Agreement and in connection with any other Permitted Acquisition, (iii) provide for its working capital needs and other general corporate purposes and reimburse drawings under Letters of Credit, (iv) partially fund Capital Expenditures and (v) repurchase Equity Interests of certain Loan Parties from certain holders thereof in an amount not to exceed $1,500,000 (the “Closing Date Permitted Stock Repurchase”); provided that such repurchase shall only be permitted to be consummated on the Closing Date and such Equity Interests shall not include any “margin stock” (as referred to in Section 5.15). Borrowers shall not use the proceeds of any Revolving Advance to prepay the Term Loan other than pursuant to Section 2.23.

(b) Without limiting the generality of Section 2.21(a) above, no Loan Party nor any other Person which may in the future become party to this Agreement or the Other Documents as a Loan Party, intends to use nor shall they intentionally or knowingly use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of Applicable Law.

2.22 Defaulting Lender.

(a) Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.22 so long as such Lender is a Defaulting Lender.

(b) Except as otherwise expressly provided for in this Section 2.22, Revolving Advances shall be made pro rata from Lenders holding Revolving Commitments which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Lender or any pro rata share of any Revolving Advances required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Revolving Advances shall be applied to reduce such type of Revolving Advances of each Lender (other than any Defaulting Lender) holding a Revolving Commitment in accordance with their Revolving Commitment Percentages; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

(i) Fees pursuant to Section 3.3 shall cease to accrue in favor of such Defaulting Lender.

(ii) If any Swing Loans are outstanding or any Letters of Credit (or drawings under any Letter of Credit for which Issuer has not been reimbursed) are outstanding or exist at the time any such Lender holding a Revolving Commitment becomes a Defaulting Lender, then:

(A) Defaulting Lender’s Participation Commitment in the outstanding Swing Loans and of the Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated among Non-Defaulting Lenders holding Revolving Commitments in proportion to the respective Revolving Commitment Percentages of such Non-Defaulting Lenders to the extent (but only to the extent) that (x) such reallocation does not cause the aggregate sum of outstanding Revolving Advances made by any such Non-Defaulting Lender holding a Revolving Commitment plus such Lender’s reallocated Participation Commitment in the outstanding Swing Loans plus such Lender’s reallocated Participation Commitment in the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the Revolving Commitment Amount of any such Non-Defaulting Lender, and (y) no Default or Event of Default has occurred and is continuing at such time;

(B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by Agent (x) first, prepay any outstanding Swing Loans that cannot be reallocated, and (y) second, cash collateralize for the benefit of Issuer, Borrowers’ obligations corresponding to such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with Section 3.2(b) for so long as such Obligations are outstanding;

(C) if Borrowers cash collateralize any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit pursuant to clause (B) above, Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of Maximum Undrawn Amount of all Letters of Credit during the period such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit are cash collateralized;

(D) if Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated pursuant to clause (A) above, then the fees payable to Lenders holding Revolving Commitments pursuant to Section 3.2(a) shall be adjusted and reallocated to Non-Defaulting Lenders holding Revolving Commitments in accordance with such reallocation; and

(E) if all or any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is neither reallocated nor cash collateralized pursuant to clauses (A) or (B) above, then, without prejudice to any rights or remedies of Issuer or any other Lender hereunder, all Letter of Credit Fees payable under Section 3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of all Letters of Credit shall be payable to the Issuer (and not to such Defaulting Lender) until (and then only to the extent that) such Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated and/or cash collateralized; and

(iii) so long as any Lender holding a Revolving Commitment is a Defaulting Lender, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless such Swing Loan Lender or Issuer, as applicable, is satisfied that the related exposure and Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit and all Swing Loans (after giving effect to any such issuance, amendment, increase or funding) will be fully allocated to Non-Defaulting Lenders holding Revolving Commitments and/or cash collateral for such Letters of Credit will be provided by Borrowers in accordance with clause (A) and (B) above, and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.22(b)(iii)(A) above (and such Defaulting Lender shall not participate therein).

(c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents, and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances or a Revolving Commitment Percentage or Term Loan Commitment Percentage, provided, that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification described in clauses (i) or (ii) of Section 17.2(b).

(d) Other than as expressly set forth in this Section 2.22, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.22 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e) In the event that Agent, Borrowers, Swing Loan Lender and Issuer agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Agent will so notify the parties hereto, and, if such cured Defaulting Lender is a Lender holding a Revolving Commitment, then Participation Commitments of Lenders holding Revolving Commitments (including such cured Defaulting Lender) of the Swing Loans and Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated to reflect the inclusion of such Lender’s Revolving Commitment, and on such date such Lender shall purchase at par such of the Revolving Advances of the other Lenders as Agent shall determine may be necessary in order for such Lender to hold such Revolving Advances in accordance with its Revolving Commitment Percentage.

(f) If Swing Loan Lender or Issuer has a good faith belief that any Lender holding a Revolving Commitment has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless Swing Loan Lender or Issuer, as the case may be, shall have entered into arrangements with Borrowers or such Lender, satisfactory to Swing Loan Lender or Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.

2.23 Payment of Obligations. Agent may charge to Borrowers’ Account as a Revolving Advance or, at the discretion of Swing Loan Lender, as a Swing Loan (i) all payments with respect to any of the Obligations required hereunder or under any Other Document (including without limitation principal payments, payments of interest, payments of Letter of Credit Fees and all other fees provided for hereunder and payments under Sections 17.5 and 17.9) as and when each such payment shall become due and payable (whether as regularly scheduled, upon or after acceleration, upon maturity or otherwise), (ii) without limiting the generality of the foregoing clause (i), (a) all amounts expended by Agent or any Lender pursuant to Sections 4.2 or 4.3 and (b) all expenses which Agent incurs in connection with the forwarding of Advance proceeds and the establishment and maintenance of any Controlled Accounts or Depository Accounts as provided for in Section 4.8(h), and (iii) any sums expended by Agent or any Lender due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document including any Borrower’s obligations under Sections 3.3, 3.4, 4.2, 4.4, 4.7, 6.4, 6.6, 6.7 and 6.8, and all amounts so charged shall be added to the Obligations and shall be secured by the Collateral. To the extent Revolving Advances are not actually funded by the other Lenders in respect of any such amounts so charged, all such amounts so charged shall be deemed to be Revolving Advances made by and owing to Agent and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender under this Agreement and the Other Documents with respect to such Revolving Advances.

2.24 Increase in Maximum Revolving Advance Amount.

(a) Borrowers may, at any time prior to the third (3rd) anniversary of the Closing Date, request that the Maximum Revolving Advance Amount be increased by (1) one or more of the current Lenders increasing their Revolving Commitment Amount (any current Lender which elects to increase its Revolving Commitment Amount shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each a “New Lender”) joining this Agreement and providing a Revolving Commitment Amount hereunder, subject to the following terms and conditions:

(i) No current Lender shall be obligated to increase its Revolving Commitment Amount and any increase in the Revolving Commitment Amount by any current Lender shall be in the sole discretion of such current Lender;

(ii) Borrowers may not request the addition of a New Lender unless (and then only to the extent that) there is insufficient participation on behalf of the existing Lenders in the increased Revolving Commitments being requested by Borrowers;

(iii) There shall exist no Event of Default or Default on the effective date of such increase after giving effect to such increase;

(iv) After giving effect to such increase, the Maximum Revolving Advance Amount shall not exceed $110,000,000;

(v) Borrowers may not request an increase in the Maximum Revolving Advance Amount under this Section 2.24 more than two (2) times during the Term, and no single such increase in the Maximum Revolving Advance Amount shall be for an amount less than $10,000,000;

(vi) Borrowers shall deliver to Agent on or before the effective date of such increase the following documents in form and substance satisfactory to Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Commitment Amounts has been approved by such Borrowers, (2) certificate dated as of the effective date of such increase certifying that no Default or Event of Default shall have occurred and be continuing and certifying that the representations and warranties made by each Borrower herein and in the Other Documents are true and complete in all respects with the same force and effect as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date), (3) such other agreements, instruments and information (including supplements or modifications to this Agreement and/or the Other Documents executed by Borrowers as Agent reasonably deems necessary in order to document the increase to the Maximum Revolving Advance Amount and to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase, and (4) an opinion of counsel in form and substance satisfactory to Agent which shall cover such matters related to such increase as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(vii) Borrowers shall execute and deliver (1) to each Increasing Lender a replacement Note reflecting the new amount of such Increasing Lender’s Revolving Commitment Amount after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be cancelled) and (2) to each New Lender a Note reflecting the amount of such New Lender’s Revolving Commitment Amount;

(viii) Any New Lender shall be subject to the approval of Agent (not to be unreasonably withheld) and Issuer;

(ix) Each Increasing Lender shall confirm its agreement to increase its Revolving Commitment Amount pursuant to an acknowledgement in a form acceptable to Agent, signed by it and each Borrower and delivered to Agent at least five (5) days before the effective date of such increase; and

(x) Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.24 pursuant to which such New Lender shall join and become a party to this Agreement and the Other Documents with a Revolving Commitment Amount as set forth in such lender joinder.

(b) On the effective date of such increase, (i) Borrowers shall repay all Revolving Advances then outstanding, subject to Borrowers’ obligations under Sections 3.7, 3.9, or 3.10; provided that subject to the other conditions of this Agreement, the Borrowing Agent may request new Revolving Advances on such date and (ii) the Revolving Commitment Percentages of Lenders holding a Revolving Commitment (including each Increasing Lender and/or New Lender) shall be recalculated such that each such Lender’s Revolving Commitment Percentage is equal to (x) the Revolving Commitment Amount of such Lender divided by (y) the aggregate of the Revolving Commitment Amounts of all Lenders. Each Lender shall participate in any new Revolving Advances made on or after such date in accordance with its Revolving Commitment Percentage after giving effect to the increase in the Maximum Revolving Advance Amount and recalculation of the Revolving Commitment Percentages contemplated by this Section 2.24.

(c) On the effective date of such increase, each Increasing Lender shall be deemed to have purchased an additional/increased participation in, and each New Lender will be deemed to have purchased a new participation in, each then outstanding Letter of Credit and each drawing thereunder and each then outstanding Swing Loan in an amount equal to such Lender’s Revolving Commitment Percentage (as calculated pursuant to Section 2.24(b) above) of the Maximum Undrawn Amount of each such Letter of Credit (as in effect from time to time) and the amount of each drawing and of each such Swing Loan, respectively. As necessary to effectuate the foregoing, each existing Lender holding a Revolving Commitment Percentage that is not an Increasing Lender shall be deemed to have sold to each applicable Increasing Lender and/or New Lender, as necessary, a portion of such existing Lender’s participations in such outstanding Letters of Credit and drawings and such outstanding Swing Loans such that, after giving effect to all such purchases and sales, each Lender holding a Revolving Commitment (including each Increasing Lender and/or New Lender) shall hold a participation in all Letters of Credit (and drawings thereunder) and all Swing Loans in accordance with their respective Revolving Commitment Percentages (as calculated pursuant to Section 2.24(b) above).

(d) On the effective date of such increase, Borrowers shall pay all costs and expenses incurred by Agent and by each Increasing Lender and New Lender in connection with the negotiations regarding, and the preparation, negotiation, execution and delivery of all agreements and instruments executed and delivered by any of Agent, Borrowers and/or Increasing Lenders and New Lenders in connection with, such increase (including all fees for any supplemental or additional public filings of any Other Documents necessary to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase).

3.	INTEREST AND FEES.

3.1 Interest. Interest on Advances shall be payable in arrears on the first Business Day of each month with respect to Domestic Rate Loans and, with respect to Term SOFR Rate Loans (a) with an Interest Period of one (1) or three (3) months (or with respect to each Term SOFR Rate

Loan advanced to the Borrowers on the Closing Date), at the end of each Interest Period and (b) with an Interest Period of six (6) months, at the end of each three (3) month period during such Interest Period, provided further that all accrued and unpaid interest shall be due and payable at the end of the Term. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate plus the SOFR Adjustment for the applicable Interest Period, (ii) with respect to Swing Loans, the Revolving Interest Rate for Domestic Rate Loans and (iii) with respect to the Term Loan, the applicable Term Loan Rate plus the SOFR Adjustment for the applicable Interest Period (as applicable, the “Contract Rate”); provided that the SOFR Adjustment for each Term SOFR Rate Loan advanced to the Borrowers on the Closing Date shall be the SOFR Adjustment applicable to Term SOFR Rate Loans with an Interest Period of six (6) months. Except as expressly provided otherwise in this Agreement, any Obligations other than the Advances that are not paid when due shall accrue interest at the Revolving Interest Rate for Domestic Rate Loans, subject to the provision of the final sentence of this Section 3.1 regarding the Default Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Term SOFR Rate shall be adjusted with respect to Term SOFR Rate Loans without notice or demand of any kind on the effective date of any change in the SOFR Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), (i) the Obligations other than Term SOFR Rate Loans shall bear interest at the applicable Contract Rate for Domestic Rate Loans plus two percent (2.00%) per annum and (ii) Term SOFR Rate Loans shall bear interest at the Revolving Interest Rate for Term SOFR Rate Loans plus two percent (2.00%) per annum (as applicable, the “Default Rate”).

3.2 Letter of Credit Fees.

(a) Borrowers shall pay (x) to Agent, for the ratable benefit of Lenders holding Revolving Commitments, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the aggregate daily face amount of each outstanding Letter of Credit multiplied by the Applicable Margin plus the SOFR Adjustment for Revolving Advances consisting of Term SOFR Rate Loans with an Interest Period of six (6) months, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term (it being understood and agreed that in no event shall the fee under this clause (x) in respect of any Letter of Credit be less than the Agent’s minimum fee in effect from time to time), and (y) to Issuer, a fronting fee of one quarter of one percent (0.25%) per annum times the aggregate daily face amount of each outstanding Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term (all of the foregoing fees, the “Letter of Credit Fees”). In addition, Borrowers shall pay to Agent, for the benefit of Issuer, any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by Issuer and the Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder, all such charges, fees and expenses, if any, to be payable on demand. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Issuer’s prevailing charges for that type of transaction. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased by an additional two percent (2.0%) per annum (which, for the avoidance of doubt shall not be in addition to the Default Rate).

(b) On demand by Agent during the continuation of an Event of Default, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of all outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower’s behalf and in such Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender’s possession at any time. Agent may, in its discretion, invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree (or, in the absence of such agreement, as Agent may reasonably select) and the net return on such investments shall be credited to such account and constitute additional cash collateral, or Agent may (notwithstanding the foregoing) establish the account provided for under this Section 3.2(b) as a non-interest bearing account and in such case Agent shall have no obligation (and Borrowers hereby waive any claim) under Article 9 of the Uniform Commercial Code, under the PPSA or under any other Applicable Law to pay interest on such cash collateral being held by Agent. No Borrower may withdraw amounts credited to any such account except upon the occurrence of all of the following: (x) payment and performance in full of all Obligations (other than inchoate indemnity obligations and Cash Management Products and Services); (y) expiration of all Letters of Credit; and (z) termination of this Agreement (it being understood and agreed that if such account secures more than one outstanding Letter of Credit, funds shall be released from such account on a pro-rata basis as individual Letters of Credit expire, are cancelled or are backstopped. Borrowers hereby assign, pledge and grant to Agent, for its benefit and the ratable benefit of Issuer, Lenders and each other Secured Party, a continuing security interest in and to and Lien on any such cash collateral and any right, title and interest of Borrowers in any deposit account, securities account or investment account into which such cash collateral may be deposited from time to time to secure the Obligations, specifically including all Obligations with respect to any Letters of Credit. Borrowers agree that upon the coming due of any Reimbursement Obligations (or any other Obligations, including Obligations for Letter of Credit Fees) with respect to the Letters of Credit, Agent may use such cash collateral to pay and satisfy such Obligations.

3.3 Facility Fee. If, for any calendar quarter during the Term, the daily unpaid balance of the sum of Revolving Advances plus Swing Loans plus the Maximum Undrawn Amount of all outstanding Letters of Credit (the “Usage Amount”) for each day of such calendar quarter does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent, for the ratable benefit of Lenders holding the Revolving Commitments based on their Revolving Commitment Percentages, a fee at a rate equal to one quarter of one percent (0.25%) per annum on the amount by which the Maximum Revolving Advance Amount on such day exceeds the Usage Amount (the “Facility Fee”). Such Facility Fee shall be payable to Agent in arrears on the first Business Day of each calendar quarter with respect to each day in the previous calendar quarter.

3.4 Fee Letter.

(a) Borrowers shall pay the amounts required to be paid in the Fee Letter in the manner and at the times required by the Fee Letter.

(b) All of the documented fees and out-of-pocket costs and expenses of any appraisals conducted pursuant to Section 4.7 shall be paid for when due, in accordance with Section 9.19, in full and without deduction, off-set or counterclaim by Borrowers.

3.5 Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension. 3.6 Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (i) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (ii) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (iii) if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.7 Increased Costs. In the event that after the Closing Date any Applicable Law or any Change in Law or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent, Swing Loan Lender, any Issuer or Lender and any corporation or bank controlling Agent, Swing Loan Lender, any Lender or Issuer and the office or branch where Agent, Swing Loan Lender, any Lender or Issuer (as so defined) makes or maintains any Term SOFR Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a) subject Agent, Swing Loan Lender, any Lender or Issuer to any Tax with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Term SOFR Rate Loan, or change the basis of taxation of payments to Agent, Swing Loan Lender, such Lender or Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.10 and the imposition of, or any change in the rate of, any Excluded Tax payable by Agent, Swing Loan Lender, such Lender or the Issuer);

(b) impose, modify or deem applicable any reserve, special deposit, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent, Swing Loan Lender, Issuer or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c) impose on Agent, Swing Loan Lender, any Lender or Issuer any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by any Lender, or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to Agent, Swing Loan Lender, any Lender or Issuer of making, converting to, continuing, renewing or maintaining its Advances hereunder by an amount that Agent, Swing Loan Lender, such Lender or Issuer deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent, Swing Loan Lender or such Lender or Issuer deems to be material, then, in any case Borrowers shall promptly pay Agent, Swing Loan Lender, such Lender or Issuer, upon its demand, such additional amount as will compensate Agent, Swing Loan Lender or such Lender or Issuer for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Term SOFR Rate, as the case may be. Agent, Swing Loan Lender, such Lender or Issuer shall certify the amount of such additional cost or reduced amount to Borrowing Agent and such certification shall be conclusive absent manifest error.

3.8 Alternate Rate of Interest.

(a) Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

(i) reasonable means do not exist for ascertaining the Term SOFR Rate applicable pursuant to Section 2.2 for any Interest Period; or

(ii) Dollar deposits in the relevant amount and for the relevant maturity are not available, with respect to an outstanding Term SOFR Rate Loan, a proposed Term SOFR Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Term SOFR Rate Loan; or

(iii) the making, maintenance or funding of any Term SOFR Rate Loan has been made impracticable or unlawful by compliance by Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law); or

(iv) the Term SOFR Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any Term SOFR Rate Loan, and Lenders have provided notice of such determination to Agent, then Agent shall give Borrowing Agent prompt written or telephonic notice of such determination. If such notice is given prior to a Benchmark Replacement Date (as defined below), (i) any such requested Term SOFR Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 1:00 p.m. two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Term SOFR Rate Loan, (ii) any Domestic Rate Loan or Term SOFR Rate Loan which was to have been converted to an affected type of Term SOFR Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Term SOFR Rate Loan, and (iii) any outstanding affected Term SOFR Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Term SOFR Rate Loan, shall be converted into an unaffected type of Term SOFR Rate Loan, on the last Business Day of the then current Interest Period for such affected Term SOFR Rate Loans (or sooner, if any Lender cannot continue to lawfully maintain such affected Term SOFR Rate Loan). Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Term SOFR Rate Loan or maintain outstanding affected Term SOFR Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Term SOFR Rate Loan into an affected type of Term SOFR Rate Loan.

(b) Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any Other Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be an “Other Document” for purposes of this Section 3.8(b), if a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any Other Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Other Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any Other Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in the Other Documents, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document.

(iii)   Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of, (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.8(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any Other Document except, in each case, as expressly required pursuant to this Section 3.8(b).

(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any of the Other Documents, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor of such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)    Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any pending request for an Advance bearing interest based on the Term SOFR Rate, conversion to or continuation of Advances bearing interest based on the Term SOFR Rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Domestic Rate Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

(vi)    Certain Defined Terms. As used in this Section 3.8(b):

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or a component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to paragraph (iv) of this Section 3.8(b).

“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section 3.8(b).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(1)	the sum of (A) Daily Simple SOFR and (B) the SOFR Adjustment for a one (1) month Interest Period;

(2)

the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrowing Agent, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention, for determining a benchmark rate as a replacement to the then-current benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the Other Documents; provided further that any Benchmark Replacement shall be administratively feasible as determined by the Agent in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustments (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrowing Agent giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);; or

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)    a public statement or publication of information by a Governmental Body having jurisdiction over the Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Body having jurisdiction over the Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Other Document in accordance with this Section 3.8(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Other Document in accordance with this Section 3.8(b).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or, if no floor is specified, zero.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

3.9    Capital Adequacy.

(a)    In the event that Agent, Swing Loan Lender or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy or liquidity, or any Change in Law or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent, Swing Loan Lender, Issuer or any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent, Swing Loan Lender, Issuer or any Lender and any corporation or bank controlling Agent, Swing Loan Lender or any Lender and the office or branch where Agent, Swing Loan Lender or any Lender (as so defined) makes or maintains any Term SOFR Rate Loans) with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent, Swing Loan Lender or any Lender’s capital as a consequence of its obligations hereunder (including the making of any Swing Loans) to a level below that which Agent, Swing Loan Lender or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s, Swing Loan Lender’s and each Lender’s policies with respect to capital adequacy and liquidity) by an amount deemed by Agent, Swing Loan Lender or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent, Swing Loan Lender or such Lender such additional amount or amounts as will compensate Agent, Swing Loan Lender or such Lender for such reduction. In determining such amount or amounts, Agent, Swing Loan Lender or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent, Swing Loan Lender and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, rule, regulation, guideline or condition.

(b)    A certificate of Agent, Swing Loan Lender or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent, Swing Loan Lender or such Lender with respect to Section 3.9(a) when delivered to Borrowing Agent shall be conclusive absent manifest error.

3.10    Taxes.

(a)    Any and all payments by or on account of any Obligations hereunder or under any Other Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, except as required by Applicable Law. If Borrowers or Agent, as the case may be, shall be required by Applicable Law (as determined in the good faith discretion of such applicable withholding agent) to deduct or withhold any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) Agent, Swing Loan Lender, Lender, Issuer or Participant, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrowers or Agent, as the case may be, shall make such deductions and withholdings and (iii) Borrowers or Agent, as the case may be, shall timely pay the full amount deducted to the relevant Governmental Body in accordance with Applicable Law.

(b)    Without limiting the provisions of Section 3.10(a) above, Borrowers shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.

(c)    Each Borrower shall indemnify Agent, Swing Loan Lender, each Lender, Issuer and any Participant, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Agent, Swing Loan Lender, such Lender, Issuer, or such Participant, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate setting forth in reasonable detail the basis for and the calculation of the amount of such payment or liability delivered to the Borrowing Agent by any Lender, Swing Loan Lender, Participant, or Issuer (with a copy to Agent), or by Agent on its own behalf or on behalf of Swing Loan Lender, a Lender or Issuer, shall be conclusive absent manifest error.

(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Body, Borrowing Agent shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(e)    (i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which any Borrower is resident for Tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any Other Document shall deliver to Borrowing Agent (with a copy to Agent), at the time or times prescribed by Applicable Law or reasonably requested by Borrowing Agent or Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Borrowing Agent or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowing Agent or Agent as will enable Borrowers or Agent to determine whether or not such Lender is subject to withholding, backup withholding or information reporting requirements.

(ii)    Without limiting the generality of the foregoing, in the event that any Borrower is resident for U.S. federal income tax purposes in the United States of America, any Foreign Lender (or other Lender) shall deliver to Borrowing Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender (or other Lender) becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrowing Agent or Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(A)    two (2) duly completed valid originals of IRS Form W-8BEN (or any successor form) or Form W-8BEN-E (or any successor form), as applicable, claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(B)    two (2) duly completed valid originals of IRS Form W-8ECI (or any successor form),

(C)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two duly completed valid originals of IRS Form W-8BEN (or any successor form) or Form W-8BEN-E (or any successor forms), as applicable,

(D)    to the extent a Foreign Lender is not the beneficial owner, properly completed and executed originals of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI (or any successor form), IRS Form W-8BEN (or any successor form), IRS Form W-8BEN-E (or any successor form), a U.S. Tax Compliance Certificate reasonably acceptable to Agent and Borrowing Agent, IRS Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate reasonably acceptable to Agent and Borrowing Agent on behalf of each such direct and indirect partner,

(E)    any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers to determine the withholding or deduction required to be made, or

(F)    to the extent that any Lender is not a Foreign Lender, such Lender shall submit to Agent two (2) originals of an IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax.

(iii)    For purposes of this Section 3.10(e), the term “Lender” includes any Swing Loan Lender and Issuer.

(f)    If a payment made to a Lender, Swing Loan Lender, Participant, Issuer, or Agent under this Agreement or any Other Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Person fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Swing Loan Lender, Participant, Issuer, or Agent shall deliver to the Agent (in the case of a Swing Loan Lender, Lender, Participant or Issuer) and Borrowing Agent (A) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code), and (B) other documentation reasonably requested by Agent or any Borrower sufficient for Agent and Borrowing Agent to comply with their obligations under FATCA and to determine that such Swing Loan Lender, Lender, Participant, Issuer, or Agent has complied with such applicable reporting requirements or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender, Swing Loan Lender, Participant, Issuer, and Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrowing Agent and Agent in writing of its legal inability to do so.

(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.10 (including by the payment of additional amounts pursuant to this Section 3.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Body) in the event that such indemnified party is required to repay such refund to such Governmental Body. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Taxes position than the indemnified party would have been in if the Taxes subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)    Agent Tax Status. In the event that any Borrower is resident for U.S. federal income tax purposes in the United States of America, on or before the date on which the Agent (and any successor or replacement Agent) becomes Agent under this Agreement, such Agent shall deliver to Borrower two copies of (a) if Agent is a U.S. Person, with respect to amounts received on its own account, Internal Revenue Service Form W-9 certifying that such Agent is exempt from U.S. federal backup withholding or (b) if Agent is not a U.S. Person, with respect to amounts received on its own account, the appropriate Internal Revenue Service Form W-8, and with respect to amounts received on account of any Lender, Internal Revenue Service Form W-8IMY. Agent agrees that if any form it previously delivered pursuant to this Section 3.10(h) expires or becomes obsolete or inaccurate in any respect, it shall update such form or promptly notify Borrower in writing of its legal inability to do so.

3.11    Replacement of Lenders. If any Lender (an “Affected Lender”) (a) makes demand upon Borrowers for (or if Borrowers are otherwise required to pay) amounts pursuant to Section 3.7, 3.9 or 3.10 (b) is unable to make or maintain Term SOFR Rate Loans as a result of a condition described in Section 2.2(h), (c) is a Defaulting Lender, or (d) denies any consent requested by the Agent pursuant to Section 17.2(b), Borrowers may, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing Borrowers to be required to pay such compensation or causing Section 2.2(h) to be applicable), or such Lender becoming a Defaulting Lender or denial of a request by Agent pursuant to Section 17.2(b), as the case may be, by notice in writing to the Agent and such Affected Lender (i) request the Affected Lender to cooperate with Borrowers in obtaining a replacement Lender satisfactory to Agent and Borrowers (the “Replacement Lender”); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage and/or Term Loan Commitment Percentages, as applicable, as provided herein, but none of such Lenders shall be under any obligation to do so; or (iii) propose a Replacement Lender subject to approval by Agent in its good faith business judgment. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage and/or Term Loan Commitment Percentages, as applicable, then such Affected Lender shall assign, in accordance with Section 17.3, all of its Advances and its Revolving Commitment Percentage, and/or Term Loan Commitment Percentages, as applicable, and other rights and obligations under this Loan Agreement and the Other Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender.

3.12    Interest Act (Canada)

(a)    For the purposes hereof, whenever interest is calculated on the basis of a period other than a calendar year (the “Relevant Period”), each rate of interest determined pursuant to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Relevant Period.

(b)    The Borrowers hereby acknowledge and confirm that they understand the conversion formulas and how to calculate any annual rate of interest contemplated in this Agreement. The Agent agrees that promptly upon request by the Borrowers from time to time it will advise the Borrowers of the applicable interest rate in effect at such time (or during any other period prior to such time), and will assist the Borrowers in calculating the effective annual rate of interest required to be disclosed pursuant to Section 4 of the Interest Act (Canada).

(c)    The Borrowers acknowledge and agree that for the purposes of the Interest Act (Canada), the information provided to them hereunder with respect to the calculation of interest hereunder or under any Other Document shall constitute an express statement of the yearly rate or percentage of interest to which such interest rate or percentage is equivalent. The Borrowers hereby irrevocably agree not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to the this Agreement or any Other Document, that the interest payable under this Agreement or any Other Document and the calculation thereof has not been adequately disclosed to the Borrowers, whether pursuant to Section 4 of the Interest Act (Canada) or any other Applicable Law.

4.	COLLATERAL: GENERAL TERMS

4.1    Security Interest in the Collateral. To secure the prompt payment and performance to Agent, Issuer and each Lender (and each other holder of any Obligations) of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender, Issuer and each other Secured Party, a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s security interest and shall cause its financial statements to reflect such security interest. Each Borrower shall provide Agent with written notice of all commercial tort claims in an amount greater than $1,000,000 concurrently with the delivery of the financial statements referred to in Section 9.8 hereof that are next due, such notice to contain a brief description of the claim(s), the events out of which such claim(s) arose and the parties against which such claims may be asserted and, if applicable in any case where legal proceedings regarding such claim(s) have been commenced, the case title together with the applicable court and docket number. Upon delivery of each such notice, such Borrower shall be deemed to thereby grant to Agent a security interest and Lien in and to such commercial tort claims described therein and all proceeds thereof. Each Borrower shall provide Agent with written notice promptly upon becoming the beneficiary under any letter of credit or otherwise obtaining any right, title or interest in any letter of credit rights having an undrawn face amount in excess of $1,000,000, and at Agent’s request shall take such actions as Agent may reasonably request for the perfection of Agent’s security interest therein.

4.2    Perfection of Security Interest. Each Borrower shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity,

perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) [reserved], (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral having a value excess of $1,000,000, and (iv) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent in its Permitted Discretion, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the Uniform Commercial Code, the PPSA or other Applicable Law on Collateral; provided that no foreign-law governed security documents or perfection under foreign law shall be required (other than as set forth in, or required pursuant to, the Canadian Transaction Documents). By its signature hereto, each Borrower hereby authorizes Agent to file against such Borrower, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code or the PPSA in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets” and/or “all personal property” of any Borrower). All charges, expenses and fees Agent may reasonably incur in doing any of the foregoing, and any local taxes relating thereto, shall be payable as provided for in Section 2.23.

4.3    Preservation of Collateral. Following the occurrence of a Default or Event of Default, in addition to the rights and remedies set forth in Section 11.1, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Borrower’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Borrower’s owned or leased lifts, hoists, trucks and other facilities or Equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrowers’ owned or leased property. Each Borrower shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. Subject to Section 17.9, all of Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.

4.4    Ownership and Location of Collateral.

(a)    With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (i) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens whatsoever; (ii) [reserved]; (iii) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; and (iv) each Borrower’s Equipment and Inventory shall be located as set forth on Schedule 4.4(b)(i) and Schedule 4.4(b)(ii) respectively and shall not be removed from such location(s) (other than with respect to Inventory in-transit) without the prior written consent of Agent except with respect to the sale of Inventory and the use of movement of Equipment in the Ordinary Course of Business, and dispositions of Inventory and Equipment to the extent permitted in Section 7.1(b).

(b)    (i) Schedule 4.4(b)(i) hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Equipment of any Borrower is stored; none of the receipts received by any Borrower from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person’s assigns; (ii) Schedule 4.4(b)(ii) hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of any Borrower is stored; none of the receipts received by any Borrower from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person’s assigns; and (iii) Schedule 4.4(b)(iii) hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Borrower identifying which properties are owned and which are leased, together with the names and addresses of any landlords and (B) the chief executive office and registered office address of each Borrower.

(c)    Upon disposition of any Collateral in accordance with this Agreement and the Other Documents, Agent shall, upon written request of (and at the sole cost and expense of) a Borrower, promptly execute and deliver to such Borrower such UCC-3 termination or amendment statements, as applicable, and such other documentation as such Borrower may reasonably request to effect the release of such Collateral from the security interest and Lien granted in favor of Agent to secure the Obligations.

4.5    Defense of Agent’s and Lenders’ Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Agent’s prior written consent, pledge, sell (except for sales or other dispositions otherwise permitted in Section 7.1(b)), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Agent’s interests in the Collateral against any and all Persons whatsoever (except with respect to Permitted Encumbrances). During the continuance of an Event of Default, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, during the continuance of an Event of Default, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code, the PPSA or other Applicable Law. During the continuance of an Event of Default, each Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into any Borrower’s possession, they, and each of them, shall be held by such Borrower in trust as Agent’s trustee, and such Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

4.6    Inspection of Premises. At all reasonable times and from time to time as often as Agent shall elect in its Permitted Discretion, Agent shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower’s business. Agent and its agents may enter upon any premises of any Borrower at any time during business hours after providing advanced notice, from time to time as often as Agent shall elect in its Permitted Discretion, for the purpose of visually inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower’s business.

4.7    Appraisals. Agent may, in its sole discretion, exercised in a commercially reasonable manner, at any time after the Closing Date and from time to time, engage, subject to the terms of Section 9.19, the services of an independent appraisal firm or firms of reputable standing, satisfactory to Agent, for the purpose of appraising the then current values of Borrowers’ assets. Absent the occurrence and continuance of an Event of Default at such time, Agent shall consult with Borrowers as to the identity of any such firm.

4.8    Receivables; Deposit Accounts and Securities Accounts.

(a)    Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower (or, for Receivables acquired pursuant to any Acquisition Agreement or a Permitted Acquisition, the seller in connection with such acquisition), or work, labor or services theretofore rendered by a Borrower (or, for Receivables acquired pursuant to any Acquisition Agreement or a Permitted Acquisition, the seller in connection with such acquisition) as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Agent.

(b)    No Customer, to the best of each Borrower’s knowledge, as of the date each Receivable is created, is insolvent or unable to pay all Receivables on which the Customer is obligated in full, when due. With respect to such Customers of any Borrower which the Borrower has knowledge are not solvent, such Borrower will set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c)    [Reserved.]

(d)    Borrowers shall instruct their Customers to deliver all remittances upon Receivables (whether paid by check or by wire transfer of funds) to such Controlled Account(s) and/or Depository Accounts (and any associated lockboxes) as Agent shall designate from time to time as contemplated by Section 4.8(h) or as otherwise agreed to from time to time by Agent. Notwithstanding the foregoing, to the extent any Borrower directly receives any remittances upon Receivables, such Borrower shall, at such Borrower’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Borrower’s funds or use the same except to pay Obligations, and shall as soon as possible and in any event no later than one (1) Business Day after the receipt thereof (i) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into such applicable Controlled Accounts(s) and/or Depository Account(s). Each Borrower shall deposit in the applicable Controlled Account and/or Depository Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

(e)    At any time following the occurrence and during the continuance of an Event of Default at such other time as Agent in its Permitted Discretion determines is necessary or appropriate, (i) Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral and (ii) thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone, facsimile, telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations.

(f)    Agent shall have the right (but not duty or obligation) to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent’s designee as such Borrower’s attorney with power (i) at any time (A) to endorse such Borrower’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Borrower’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (C) to send verifications of Receivables to any Customer; (D) to sign such Borrower’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; and (E) to receive, open and dispose of all mail addressed to any Borrower at any post office box/lockbox maintained by Agent for Borrowers or at any other business premises of Agent; and (ii) at any time following the occurrence of an Event of Default: (A) to demand payment of the Receivables; (B) to enforce payment of the Receivables by legal proceedings or otherwise; (C) to exercise all of such Borrower’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (D) to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables; (E) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (F) to prepare, file and sign such Borrower’s name on a proof of claim in bankruptcy or similar document against any Customer; (G) to prepare, file and sign such Borrower’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (H) to accept the return of goods represented by any of the Receivables and (I) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

(g)    Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.

(h)    During any Dominion Period, all proceeds of Collateral shall be deposited by Borrowers into either (i) a lockbox account, dominion account or such other “controlled account” (“Controlled Accounts”) established at a bank or banks (each such bank, a “Controlled Account Bank”) pursuant to an arrangement with such Controlled Account Bank as may be acceptable to Agent in its Permitted Discretion or (ii) depository accounts (“Depository Accounts”) established at Agent for the deposit of such proceeds. Each applicable Borrower, Agent and each Controlled Account Bank shall enter into a deposit account control agreement or blocked account agreement in form and substance satisfactory to Agent that is sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code or pursuant to the PPSA, as applicable) over such account and which allows Agent, during any Dominion Period, to direct such Controlled Account Bank to transfer such funds so deposited on a daily basis or at other times acceptable to Agent to Agent, either to any account maintained by Agent at said Controlled Account Bank or by wire transfer to appropriate account(s) at Agent; provided, however, that no such deposit account control agreement or blocked account agreement shall be required with respect to deposit accounts containing solely Excluded Property. All funds deposited in such Controlled Accounts or Depository Accounts shall immediately become subject to the security interest of Agent for its own benefit and the ratable benefit of Issuer, Lenders and all other holders of the Obligations, and Borrowing Agent shall obtain the agreement by such Controlled Account Bank to waive any offset rights against the funds so deposited (except for those relating to returned items and fees and costs relating to the depository relationship). Neither Agent nor any Lender assumes any responsibility for such controlled account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Controlled Account Bank thereunder. Agent shall apply all funds received by it from the Controlled Accounts and/or Depository Accounts to the satisfaction of the Obligations (including the cash collateralization of the Letters of Credit) in such order as Agent shall determine in its sole discretion, provided that, in the absence of any Event of Default, Agent shall apply all such funds representing collection of Receivables first to the prepayment of the principal amount of the Swing Loans, if any, and then to the Revolving Advances. Borrowing Agent shall notify each Customer of any Borrower to send all future payments owed to a Borrower by such Customer, including, but not limited to, payments on any Receivable, to a Controlled Account or Depository Account, (i) with respect to any Person that is a Customer of any Person acquired in connection with any Permitted Acquisition, within sixty (60) days of the closing date of such Permitted Acquisition and (ii) with respect to any Person that is not a Customer on the Closing Date, promptly upon such Person becoming a Customer of a Borrower. If any Borrower shall receive any collections or other proceeds of the Collateral, such Borrower shall hold such collections or proceeds in trust for the benefit of Agent and deposit such collections or proceeds into a Controlled Account or Depository Account within one (1) Business Day following such Borrower’s receipt thereof. All Depository Accounts, investment accounts and other bank accounts of any Loan Party, including, without limitation, all Controlled Accounts and Depository Accounts are described and set forth on Schedule 4.8(j). The parties hereto hereby acknowledge, confirm and agree that the implementation of the cash management arrangements contemplated herein is a contractual right provided to the Agent and the Lenders hereunder in order for the Agent and the Lenders to manage and monitor their collateral position and not a proceeding for enforcement or recovery of a claim, or pursuant to, or an enforcement of, any security or remedies whatsoever, the cash management arrangements contemplated herein are critical to the structure of the lending arrangements contemplated herein, the Agent and Lenders are relying on the Loan Parties’ acknowledgement, confirmation and agreement with respect to such cash management arrangements in making accommodations of credit available to them and in particular that any accommodations of credit are being provided by the Agent and Lenders strictly on the basis of a borrowing base calculation to fully support and collateralize any such accommodations of credit hereunder.

(i)    If an Event of Default is continuing, no Borrower will, without Agent’s consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business of such Borrower.

(j)    All deposit accounts (including all Controlled Accounts and Depository Accounts), securities accounts and investment accounts of each Borrower and its Subsidiaries as of the Closing Date are set forth on Schedule 4.8(j). No Borrower shall open any new deposit account, securities account or investment account unless (i) Borrowers shall have given at least fifteen (15) Business Days’ prior written notice to Agent and Agent has consented in writing and (ii) if such account is to be maintained with a bank, depository institution or securities intermediary that is not the Agent, such bank, depository institution or securities intermediary, each applicable Borrower and Agent shall first have entered into an account control agreement in form and substance satisfactory to Agent sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code or the purposes of the PPSA or the Securities Transfer Act (Alberta), as applicable) over such account. For the avoidance of doubt, Pride shall be entitled to maintain its deposit account with First State Bank ending in 8054 and open as of the First Amendment Effective Date; provided that Pride shall provide an account control agreement with respect to such deposit account in form and substance satisfactory to Agent no later than sixty (60) days after the First Amendment Effective Date.

4.9    Inventory. To the extent Inventory held for sale or lease has been produced by any Borrower, it has been and will be produced by such Borrower, in all material respects, in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.10    Maintenance of Equipment. Subject to the terms of Section 4.3, Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all reasonably necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Borrower shall intentionally or knowingly use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.

4.11    Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Borrower’s agent for any purpose whatsoever (except to the extent necessary for the exercise of any power of attorney contained herein), nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Borrower’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

4.12    Financing Statements. Except with respect to the financing statements filed by Agent, financing statements described on Schedule 1.2(a), and financing statements filed in connection with Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is on file in any applicable public office on the date hereof.

4.13    Vehicles and Equipment. With respect to each vehicle or item of Equipment constituting Collateral acquired by any Borrower after the Closing Date with an individual value in excess of $150,000, on an orderly liquidation value basis, subject to a certificate of title statute, Borrowers shall deliver to Agent, in form and substance satisfactory to Agent: (i) a fully-executed, notarized power of attorney authorizing Corporation Service Company to perfect liens on behalf of Agent; (ii) new unencumbered titles for each vehicle or item of Equipment within the earlier of (x) five (5) days of receipt by a Borrower of a new title certificate for a vehicle or item of Equipment and (y) twenty-five (25) days of purchase; (iii) to the extent applicable, an odometer statement clearly identifying the current mileage for each item of Collateral; and (iv) to the extent applicable, an in-state garaging address for each item of Collateral.

5.	REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants as follows:

5.1    Authority. Each Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents to which it is a party have been duly executed and delivered by each Borrower, and this Agreement and the Other Documents to which it is a party constitute the legal, valid and binding obligation of such Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and of the Other Documents to which it is a party (a) are within such Borrower’s corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of such Borrower’s Organizational Documents or to the conduct of such Borrower’s business or of any Material Contract or undertaking to which such Borrower is a party or by which such Borrower is bound, including any Acquisition Agreement, (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any agreement, instrument, or other document to which such Borrower is a party or by which it or its property is a party or by which it may be bound, including any Acquisition Agreement.

5.2    Formation and Qualification.

(a)    Each Borrower is duly incorporated or formed, as applicable, and in good standing under the laws of the state or province listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states or provinces listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Borrower has delivered to Agent true and complete copies of its Organizational Documents and will promptly notify Agent of any material amendment or changes thereto.

(b)    The exact name and state or province of formation of each Borrower (together with a reasonably detailed capitalization table of each Borrower, as of the Closing Date) and each Borrower’s Subsidiaries, as of the Closing Date, are listed on Schedule 5.2(b). As of the Closing Date, none of Borrowers or any Subsidiary of any Borrower conducts any material business or maintain any material operations, other than those that have been disclosed to Agent.

5.3    [Reserved].

5.4    Tax Returns. Each Borrower’s federal tax identification number is set forth on Schedule 5.4. Each Borrower has filed all income, franchise and other material federal, provincial, state and local Tax returns and other reports each is required by law to file and has paid all income, franchise and other material Taxes required to have been paid by each such Borrower, except for any such Taxes being Properly Contested. The provision for Taxes on the books of each Borrower is adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

5.5    Financial Statements.

(a)    The pro forma balance sheet of Borrowers on a Consolidated Basis (the “Pro Forma Balance Sheet”) furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement (collectively, the “Transactions”) and is accurate, complete and correct in all material respects and fairly reflects the financial condition of Borrowers on a Consolidated Basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by an Authorized Officer of Borrowing Agent. All financial statements referred to in this Section 5.5(a), including the related schedules and notes thereto, have been prepared in accordance with GAAP, except as may be disclosed in such financial statements.

(b)    The twelve-month cash flow and balance sheet projections of Borrowers on a Consolidated Basis for the five (5) year period following the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the “Projections”) were prepared by an Authorized Officer of each Borrower, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period, it being understood that the Projections cannot be treated as guarantees of performance and that actual results may differ materially from the Projections. The cash flow Projections together with the Pro Forma Balance Sheet are referred to as the “Pro Forma Financial Statements”.

(c)    The consolidated balance sheets of Borrowers, and such other Persons described therein, as of December 31, 2020, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application to which such accountants concur and present fairly the financial position of Borrowers at such date and the results of their operations for such period).

(d)    Since the Closing Date, there has been no change in the financial condition of Borrowers which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.6    Entity Names. No Borrower has been known by any other company or corporate name, as applicable, in the past five (5) years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has any Borrower been the surviving corporation or company, as applicable, of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years except as set forth on Schedule 5.6.

5.7    OSHA; Environmental Compliance; Flood Insurance.

(a)    Except as set forth on Schedule 5.7 hereto, (i) each Borrower is in compliance with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in compliance with OSHA and Environmental Laws, except to the extent such non-compliance would not be reasonably expected to result in a Material Adverse Effect and (ii) there are no outstanding citations, notices or orders of non-compliance received by any Borrower relating to its business, assets, property, leaseholds or Equipment under (x) OSHA or (y) any Environmental Laws that in each case of the foregoing clause (x) or (y), would reasonably be expected to result in a Material Adverse Effect.

(b)    Except as set forth on Schedule 5.7 hereto or as would not reasonably be expected to result in a Material Adverse Effect, (i) each Borrower has all required federal, provincial, state and local licenses, certificates or permits required under Environmental Laws or OSHA for operations of Borrowers’ business (collectively, “Approvals”) and (ii) all such Approvals are current and in full force and effect.

(c)    Except as set forth on Schedule 5.7 hereto or as would not reasonably be expected to result in a Material Adverse Effect: (i) there have been no releases, spills, discharges, leaks or disposal of Hazardous Materials (collectively referred to as “Releases”) at, upon, under or migrating from or to Borrowers’ knowledge, onto any Real Property owned, leased or occupied by any Borrower, except for those Releases which are in material compliance with Environmental Laws or which would not reasonably be expected to result in a violation of any Environmental Law or otherwise result in any liability to any Borrower; (ii) there are no underground storage tanks or polychlorinated biphenyls on any Real Property owned, leased or occupied by any Borrower, except for such underground storage tanks or polychlorinated biphenyls that are present in compliance with Environmental Laws; (iii) the Real Property, including any premises owned, leased or occupied by any Borrower, has never been used by any Borrower to dispose of Hazardous Materials, except as authorized by (and in compliance with) Environmental Laws; and (iv) no Hazardous Materials are managed by any Borrower on any Real Property including any premises owned, leased or occupied by any Borrower, excepting such quantities as are managed in material compliance with Environmental Laws.

(d)    All Real Property owned by Borrowers is insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Borrower in accordance with prudent business practice in the industry of such Borrower. Each Borrower has taken all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure located upon any Real Property that will be subject to a Mortgage in favor of Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.

5.8    Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.

(a)    (i) Both before and after giving effect to the Transactions, including the making of the initial Advances, the Loan Parties, taken as a whole, are solvent, able to pay their debts as they mature, and have capital sufficient to carry on their business and all businesses in which they are about to engage, (ii) as of the Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities, and (iii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of their liabilities.

(b)    Except as disclosed in Schedule 5.8(b)(i), no Borrower has any pending or threatened litigation, arbitration, actions or proceedings (x) that purport to affect or involve any Other Document or any of the Transactions or (y) that have resulted, or as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could, individually or in the aggregate, reasonably be expected to result, in a Material Adverse Effect. No Borrower has any outstanding funded debt other than the Obligations, except for as disclosed in Schedule 5.8(b)(ii).

(c)    No Borrower is in violation of any applicable statute, law, rule, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Borrower in violation of any order of any court, Governmental Body or arbitration board or tribunal which could reasonably be expected to have a Material Adverse Effect. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws.

(d)    No Borrower or any member of the Controlled Group maintains or is required to contribute to any Plan other than those listed on Schedule 5.8(d). (i) Each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA and Section 412 of the Code in respect of each Plan, and each Plan is in compliance with Sections 412, 430 and 436 of the Code and Sections 206(g), 302 and 303 of ERISA, without regard to waivers and variances; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code or an application for such a determination is currently being processed by the Internal Revenue Code; (iii) neither any Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan; (v) the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither any Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities; (vi) neither any Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vii) neither any Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4971, 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability; (viii) neither any Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA; (ix) no Termination Event has occurred or is reasonably expected to occur; (x) there exists no event described in Section 4043 of ERISA, for which the thirty (30) day notice period has not been waived; (xi) neither any Borrower nor any member of the Controlled Group has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (xii) neither any Borrower nor any member of the Controlled Group maintains or is required to contribute to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (xiii) neither any Borrower nor any member of the Controlled Group has withdrawn, completely or partially, within the meaning of Section 4203 or 4205 of ERISA, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; and (xiv) no Plan fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan. Except as disclosed in Schedule 5.8(d), no Canadian Borrower nor any Subsidiary thereof maintains, sponsors, administers, contributes to, participates in or has any liability in respect of any Specified Canadian Pension Plan, nor, except as disclosed in Schedule 5.8(d), has any such Person ever maintained, sponsored, administered, contributed or participated in any Specified Canadian Pension Plan. Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (a) the Canadian Pension Plans are duly registered under the ITA and any other Applicable Laws which require registration, have been administered in accordance with the ITA and such other applicable law and no event has occurred which could cause the loss of such registered status, (b) all obligations of each Canadian Borrower and its Subsidiaries (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements relating thereto have been performed on a timely basis, and (c) all contributions or premiums required to be made or paid by each Canadian Borrower and its Subsidiaries to the Canadian Pension Plans have been made on a timely basis in accordance with the terms of such plans and all Applicable Laws.

5.9    Patents, Trademarks, Copyrights and Licenses. All registered Intellectual Property and all License Agreements owned or utilized by any Borrower (other than with respect to over-the-counter software that is commercially available to the public): (i) are set forth on Schedule 5.9; (ii) are valid and has been duly registered or filed with all appropriate Governmental Bodies; and (iii) constitutes all of the intellectual property rights which are necessary for the operation of its business. There is no objection to, pending challenge to the validity of, or proceeding by any Governmental Body to suspend, revoke, terminate or adversely modify, any such Intellectual Property and License Agreements that could reasonably be expected to result in a Material Adverse Effect and no Borrower is aware of any grounds for any challenge or proceedings, except as set forth in Schedule 5.9 hereto. Each Borrower owns or is licensed to use all Intellectual Property rights which are materially necessary for the operation of its business.

5.10    Licenses and Permits. Except as set forth in Schedule 5.10, each Borrower (a) is in material compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, provincial, state or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure or comply with such licenses or permits could reasonably be expected to have a Material Adverse Effect.

5.11    Default of Indebtedness. As of the Closing Date, no Borrower is in default in the payment of the principal of or interest on any material Indebtedness or under any instrument or agreement under or subject to which any material Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

5.12    [Reserved].

5.13    No Burdensome Restrictions. No Borrower is party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.14    No Labor Disputes. No Borrower is involved in any material labor dispute; there are no strikes or walkouts or union organization of any Borrower’s employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

5.15    Margin Regulations. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.16    Investment Company Act. No Borrower is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is any Borrower controlled by such a company.

5.17    Disclosure. All written information furnished by or on behalf of a Loan Party or Subsidiary thereof to Agent or any Lender pursuant to or otherwise in connection with the Transactions, this Agreement, and/or the Other Documents, is true, correct and complete, in all material respects, taken as a whole (including updates and corrections thereto) and in light of the circumstances in which furnished, as of the date provided, and does not contain any untrue statement of a material fact or omits to state any material fact (known to any Loan Party, in the case of any document not furnished by either of them) necessary to make such information not materially misleading, taken as a whole (including updates and corrections thereto) and in light of the circumstances in which furnished; provided, that (a) with respect to financial estimates, projected financial information, forecasts and other forward-looking information, each Loan Party represents and warrants only that such information, when taken as a whole, was prepared in good faith based upon assumptions believed by the Loan Parties to be reasonable at the time of preparation and at the time such financial estimates, projected financial information, forecasts and other forward-looking information are made available to Agent or any Lender; it being understood that (i) such projections are not to be viewed as facts, (ii) such projections are subject to significant uncertainties and contingencies, many of which are beyond Loan Parties’ control, (iii) no assurance can be given that any particular projections will be realized and (iv) actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material and (b) no representation or warranty is made with respect to information of a general economic or general industry nature. As of the Closing Date, there is no fact known to any Loan Party which such Loan Party has not disclosed to Agent with respect to the Transactions which could reasonably be expected to have a Material Adverse Effect.

5.18    Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to Agent and Lenders for each Borrower on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered. The Borrower acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Other Documents.

5.19    [Reserved].

5.20    Swaps. No Borrower is a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.

5.21    Business and Property of Borrowers. Upon and after the Closing Date, Borrowers do not propose to engage in any business other than business in substantially the same fields conducted by them prior to the Closing Date and activities necessary to conduct the foregoing. On the Closing Date, each Borrower will own all the material property and possess all of the material rights and material Consents necessary for the conduct of the business of such Borrower.

5.22    Ineligible Securities. Borrowers do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a securities Affiliate of Agent or any Lender.

5.23    Federal Securities Laws. No Borrower or any of its Subsidiaries (i) is required to file periodic reports under the Exchange Act, (ii) has any securities registered under the Exchange Act or (iii) has filed a registration statement that has not yet become effective under the Securities Act.

5.24    Equity Interests. The authorized and outstanding Equity Interests of each Borrower, and each legal and beneficial holder thereof as of the Closing Date, are as set forth on Schedule 5.24 hereto. All of the Equity Interests of each Borrower have been duly and validly authorized and issued and are fully paid and non-assessable.

5.25    Commercial Tort Claims. No Borrower has any commercial tort claim with a value in excess of $1,000,000 except as set forth on Schedule 5.25.

5.26    Letter of Credit Rights. As of the Closing Date, no Borrower has any letter of credit rights except as set forth on Schedule 5.26.

5.27    Material Contracts. Schedule 5.27 sets forth all Material Contracts of the Borrowers as of the Closing Date. All Material Contracts are in full force and effect and no defaults currently exist thereunder which could reasonably be expected to cause a Material Adverse Effect. Borrower has provided Agent with true, correct and complete copies of each Material Contract in existence as of the Closing Date, each of which is in full force and effect on and as of the Closing Date, in all cases, without material modification or amendment in any respect. Borrower is not in default in the payment or performance of any Material Contract in any respect that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.28    Application of Certain Laws and Regulations. No Loan Party is subject to any law, statute, rule or regulation which prohibits the incurrence of the Obligations.

5.29    Sanctions and other Anti-Terrorism Laws. (a) No Covered Entity, nor any employees, officers, directors, affiliates, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement: (i) is a Sanctioned Person or (ii) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, or any transactions or other dealings that otherwise are prohibited by any Sanctions or Anti-Terrorism Laws.

(b) No Collateral is embargoed Property.

5.30    Anti-Corruption Laws. Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures reasonably designed to ensure compliance with such Laws.

6.	AFFIRMATIVE COVENANTS.

Each Borrower shall, until payment in full of the Obligations (excluding contingent indemnification Obligations to the extent no unsatisfied claim giving rise thereto has been asserted) and termination of this Agreement:

6.1    Compliance with Laws. Comply in all material respects with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of such Borrower’s business the non-compliance with which could reasonably be expected to have a Material Adverse Effect (except to the extent any separate provision of this Agreement shall expressly require compliance with any particular Applicable Law(s) pursuant to another standard). Each Borrower may, however, contest or dispute any Applicable Laws in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent’s Lien on or security interest in the Collateral.

6.2    Conduct of Business and Maintenance of Existence and Assets. (a) Conduct its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all Intellectual Property, in each case, that are material to the business of Borrowers, and take all actions necessary to enforce and protect the validity of any material Intellectual Property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) except as otherwise provided herein, make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its material rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

6.3    Books and Records. Keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs (including without limitation accruals for Taxes, assessments, Charges, levies and claims, allowances against doubtful Receivables and accruals for depreciation, obsolescence or amortization of assets), all in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrowers.

6.4    Payment of Taxes. Pay, when due, all material taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral, including real and personal property taxes, municipal and business taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes unless the same are being Properly Contested. If any tax is or may be imposed by any Governmental Body on or as a result of any transaction between any Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay on behalf of any Borrower or if any taxes, assessments, or other Charges of any Borrower or upon any of the Collateral remain unpaid after the date fixed for their payment, taking into account available extensions of time for payment, if any, or if any claim shall be made against Borrower which, in Agent’s or any Lender’s opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrowers pay the taxes, assessments or other Charges on behalf of Borrower and each Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that any applicable Borrower has Properly Contested those taxes, assessments or Charges. The amount of any payment by Agent under this Section 6.4 shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations and, until Borrowers shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent in its Permitted Discretion that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers’ credit and Agent shall retain its security interest in and Lien on any and all Collateral held by Agent.

6.5    Financial Covenants.

(a)    Fixed Charge Coverage Ratio. So long as any FCCR Testing Period is in effect, cause to be maintained as of the last day of each fiscal quarter ending during any such FCCR Testing Period, a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00, in each case, for the four (4) quarter period then ending.

(b)    Leverage Ratio. So long as the Term Loan is outstanding, cause to be maintained as of June 30, 2022, and as of the last day of each fiscal quarter thereafter, a Leverage Ratio of not greater than 2.50 to 1.00, in each case, for the four (4) quarter period then ending.

(c)    Liquidity Requirement. If, as of April 11, 2024 or at any time thereafter, neither (i) the Maturity Date (as defined in the Seller Subordinated Note) has been extended to a date no earlier than thirty (30) days after the expiration of the Term nor (ii) the Seller Subordinated Note has been repaid in full, then Borrowers shall maintain minimum Undrawn Availability of at least $30,000,000 at such time; provided that such minimum Undrawn Availability requirement at such time shall be reduced on a dollar-for-dollar basis with any permitted payments made prior to such time in respect of the Seller Subordinated Debt evidenced by the Seller Subordinated Note.

(d)    Equity Cure Right. Notwithstanding the foregoing, if an Event of Default occurs as a result of Borrowers’ failure to comply with Section 6.5(a) and Section 6.5(b) (a “Curable Default”), an equity contribution to Innovex (in the form of common equity or other equity having terms acceptable to Agent in its Permitted Discretion) in an amount (the “Specified Contribution”) sufficient to, when added to EBITDA as more fully set forth below, cause Borrowers to be in compliance with this Section 6.5 after the last day of the fiscal quarter for which such Event of Default occurred (beginning with the first full fiscal quarter following the Closing Date) but prior to the day that is twenty (20) Business Days after the day on which financial statements are required to be delivered to Agent for such fiscal quarter pursuant to Section 9.8 (the “Required Contribution Date”), will, at the written request of Borrowing Agent, be included in the calculations of EBITDA solely for the purposes of determining compliance with such financial covenants at the end of such fiscal quarter and any subsequent testing period that includes such fiscal quarter; provided further that (a) the maximum amount of any Specified Contribution will be no greater than the amount required to cause Borrowers to be in compliance with Section 6.5; (b) the use of proceeds from any Specified Contribution will be disregarded for all other purposes under this Agreement and the Other Documents (including, to the extent applicable, calculating EBITDA for purposes of determining basket levels, pricing and other items governed by reference to EBITDA or that include EBITDA in the determination thereof in any respect); (c) there shall be no more than two (2) Specified Contributions made during any four (4) consecutive fiscal quarter period, and no Specified Contribution in any two (2) consecutive quarters, in each case during any time in which Fixed Charge Coverage Ratio compliance is being tested quarterly, (d) the proceeds of all Specified Contributions will be paid to Agent and applied to prepay the Advances in the manner set forth in Section 2.20(d) of this Agreement and (e) the reduction in total Indebtedness resulting from such application of the Specified Contribution shall not be taken into account for purposes of measuring compliance with the financial covenants in this Section 6.5 during any period that includes Adjusted EBITDA resulting from a Specified Contribution. Borrowing Agent shall deliver to Agent irrevocable written notice of its intent to cure any such Curable Default no later than thirty (30) days after the end of the calendar month or fiscal quarter as of which such Curable Default occurred, which cure notice shall set forth the calculation of the applicable amount of the Specified Contribution necessary to cure such Curable Default and upon receipt of which the Agent and Lenders shall not be permitted to impose the Default Rate, accelerate the Obligations or exercise any rights or remedies against the Collateral. Upon timely receipt by Agent in cash of the applicable Specified Contribution and application of the Specified Contribution to the Obligations, the applicable Curable Defaults shall be deemed waived.

6.6    Insurance.

(a)    (i) Keep all its owned insurable properties insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower’s including business interruption insurance; (ii) [reserved]; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business; (v) furnish Agent with (A) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (B) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as an additional insured and mortgagee and/or lender loss payee (as applicable) as its interests may appear with respect to all insurance coverage referred to in clauses (i), and (iii) above, and providing (I) that all proceeds thereunder shall be payable to Agent, (II) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (III) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days prior written notice is given to Agent (or in the case of non-payment, at least ten (10) days prior written notice). In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Borrower to make payment for such loss to Agent and not to such Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Agent jointly, Agent may endorse such Borrower’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash.

(b)    Each Borrower shall take all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure on any Real Property that will be subject to a Mortgage in favor of Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.

(c)    At any time during the continuance of an Event of Default, Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in Sections 6.6(a)(i) and (iii) and 6.6(b) above. All loss recoveries payable to Agent under any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrowers or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrowers to Agent, on demand. If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Borrower, which payments shall be charged to Borrowers’ Account and constitute part of the obligations.

Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, if Borrowers deliver a written request to Agent to use the loss recoveries to repair, replace or restore the insured property which was the subject of the insurable loss to a condition better than or at least as good as the condition of such insured property immediately prior to such loss (a “Restoration”) within one hundred eighty (180) days of such insurable loss, then such loss recoveries shall be applied by Agent to the Revolving Advances and Agent shall implement a reserve equal to the amount of such loss recoveries pursuant to Section 2.1(a)(y)(vi). Borrowers may request Revolving Advances in the amount of the loss recoveries (or such portion thereof) to pay the actual cost of the Restoration and the reserve with respect to such amount shall be released and shall be available to Borrowers as a Revolving Advance, so long as (i) Borrowers have sufficient Undrawn Availability (after giving effect to the release of the reserve for such amount) to cause such Revolving Advances to be made, (ii) all conditions to funding set forth in Section 8.2 or 8.3 (as applicable) of this Agreement have been satisfied and (iii) Borrowers agree to use the proceeds of the Revolving Advances to pay the cost of such Restoration.

6.7    Payment of Indebtedness and Leasehold Obligations. Subject to the terms of the applicable Indebtedness or lease, and prior to the expiration of all applicable grace or cure periods thereunder, pay, discharge or otherwise satisfy (i) at or before maturity (subject, where applicable, to specified grace periods) all its Indebtedness, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Lenders and (ii) when due its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect.

6.8    Environmental Matters.

(a)    Except as would not reasonably be expected to result in a Material Adverse Effect, ensure that the Real Property and all operations and businesses conducted thereon are in compliance and remain in compliance with all Environmental Laws.

(b)    Following the grant of any Lien in any owned Real Property to Agent, with respect to such Real Property:

(i)    Consistent with prudent business practice in the industry of each Borrower, establish and maintain an environmental management and compliance system to (A) assure and monitor continued compliance with all applicable Environmental Laws and (B) identify any required reporting to applicable Governmental Bodies and any required corrective actions to address any (x) violations of Environmental Laws or (y) potential violations of Environmental Laws that could reasonably be expected to result in any liability to any Borrower.

(ii)    Respond promptly to any Hazardous Discharge or Environmental Complaint and take all action required of the Borrowers under Environmental Laws in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien under any Environmental Law; provided, that (x) if any Borrower shall (I) fail to respond promptly to any such Hazardous Discharge or Environmental Complaint or (II) fail to comply with any of the requirements of any Environmental Laws, in each case in a manner that could reasonably be expected to result in a Material Adverse Effect or (y) to the extent an Event of Default has occurred and is continuing, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in the Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as required of the Borrowers under Environmental Laws, to remediate, remove, mitigate or otherwise manage with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Borrower.

(iii)    Upon the written request from time to time of Agent in its reasonable discretion (x) following the occurrence and during the continuation of any Event of Default or (y) to the extent Agent reasonably believes a Hazardous Discharge has occurred and is continuing that could reasonably be expected to result in an Environmental Complaint and/or a Material Adverse Effect, Borrowers shall provide Agent, at Borrowers’ expense, with an environmental site assessment or environmental compliance audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, remediation and removal of any Hazardous Materials found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to the responsible Governmental Body shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $250,000, Agent shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

6.9    Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, and 9.9 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein and agreed to by such reporting Accountants or officer, as applicable).

6.10    Federal Securities Laws. Promptly notify Agent in writing if any Borrower or any of its Subsidiaries (i) is required to file periodic reports under the Exchange Act, (ii) registers any securities under the Exchange Act or (iii) files a registration statement under the Securities Act.

6.11    Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request in its Permitted Discretion, in order that the full intent of this Agreement may be carried into effect.

6.12    Exercise of Rights. Use commercially reasonable efforts to enforce all of its material rights under any Acquisition Agreement or any Permitted Acquisition Agreement, as applicable, and any indemnification agreement executed in connection therewith including, but not limited to, all indemnification rights and use commercially reasonable efforts to pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights.

6.13    Government Receivables. Take all steps necessary to protect Agent’s interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code, the PPSA, Financial Administration Act (Canada) and all other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of any contract between any Borrower and the United States, any state or any department, agency or instrumentality of any of them or any Borrower and the Government of Canada, any province, territory, any department, agency or instrumentality of any of them, as applicable.

6.14    Certificate of Beneficial Ownership and Other Additional Information. Provide to Agent and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Agent and Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to Agent and each Lender, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by Agent or any Lender from time to time for purposes of compliance by Agent or such Lender with applicable laws (including without limitation the USA PATRIOT Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by Agent or such Lender to comply therewith.

6.15    Keepwell. If it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any Other Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 6.15 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.15, or otherwise under this Agreement or any Other Document, voidable under Applicable Law, including Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 6.15 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the Other Documents. Each Qualified ECP Loan Party intends that this Section 6.15 constitute, and this Section 6.15 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Borrower and Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the CEA.

6.16    Post-Closing Obligations. Cause the conditions set forth on Schedule 6.16 hereto to be satisfied in full, on or before the date specified for each such condition, time being of the essence, and each to be reasonably satisfactory, in form and substance as applicable, to Agent in its Permitted Discretion.

6.17    Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws. (a) Cause each of the Loan Parties to immediately notify the Agent and each of the Lenders in writing upon the occurrence of a Reportable Compliance Event; (b) At any time, if any Collateral becomes Embargoed Property, then, in addition to all other rights and remedies available to the Agent and each of the Lenders, upon request by the Agent or any of the Lenders and to the extent available, use commercially reasonable efforts to provide substitute Collateral reasonably acceptable to the Lenders that is not Embargoed Property; and (c) Cause each Covered Entity to conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such Laws.

7.	NEGATIVE COVENANTS.

No Borrower or Subsidiary thereof shall, until satisfaction in full of the Obligations (excluding contingent indemnification Obligations to the extent no unsatisfied claim giving rise thereto has been asserted) and termination of this Agreement:

7.1    Merger, Consolidation, Acquisition and Sale of Assets.

(a)    Other than in connection with a Permitted Acquisition or otherwise permitted by the terms of this Agreement, (i) enter into any merger, amalgamation, consolidation or other reorganization with or into any Person, (ii) acquire all or a substantial portion of the assets or Equity Interests of any Person (other than the Closing Date Permitted Stock Repurchase), (iii) consummate an LLC Division or (iv) permit any other Person to consolidate, amalgamate with or merge with it, in each case, except any Loan Party may merge, amalgamate, consolidate or reorganize with another Loan Party or acquire the assets or Equity Interest of another Loan Party so long as such Loan Party provides Agent with ten (10) days’ prior written notice of such merger, amalgamation, consolidation or reorganization and delivers all of the relevant documents evidencing such merger, amalgamation, consolidation or reorganization; provided that in the event of any merger, amalgamation, consolidation or reorganization involving a Borrower and a Guarantor, such Borrower shall be the surviving entity.

(b)    Sell, lease, transfer or otherwise dispose (except for the sale, lease, transfer, or other disposition of assets or property by a Borrower, in the Ordinary Course of Business, to another Borrower) of any of its properties or assets (including, in each case, by way of an LLC Division), except: (a) the sale of Inventory in the Ordinary Course of Business, (b) the sale, disposition or transfer of obsolete and worn-out Equipment in the Ordinary Course of Business during any fiscal year (x) the proceeds of any such disposition which are used to acquire replacement Equipment which is subject to Agent’s first priority security interest or (y) the proceeds of which are remitted to Agent to be applied pursuant to, and to the extent required by, Section 2.20, (c) to another Borrower, (d) dispositions of assets acquired by Borrowers and their Subsidiaries pursuant to a Permitted Acquisition consummated within twelve (12) months of the date of the proposed disposition so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value of such assets, (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of Borrowers and their Subsidiaries, and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition, (e) any sale, lease, transfer or other disposition of assets or property to any Non-NAM Subsidiary; provided that such sale, lease, transfer or other disposition of assets or property complies with Section 7.10 ~~and~~, (f) in connection with the Power Swivel Permitted Disposition and (g) in connection with the Permitted Factoring Agreements.

7.2    Creation of Liens. Create or suffer to exist any Lien upon or against any of its property or assets now owned or hereafter created or acquired, except Permitted Encumbrances.

7.3    Guarantees. Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, (b) guarantees made in the Ordinary Course of Business up to an aggregate amount for all Borrowers and Subsidiaries thereof of $500,000, (c) the endorsement of checks in the Ordinary Course of Business, (d) unsecured non-monetary, performance and similar guarantees in favor of any Non-NAM Subsidiary in the Ordinary Course of Business, (e) guarantees up to an aggregate principal amount for all Non-NAM Subsidiaries of $2,000,000, unless otherwise approved by the Agent in accordance with this Agreement, and (f) guarantees of Permitted Indebtedness to the extent permitted by Section 7.8 of this Agreement.

7.4    Investments. Purchase or acquire obligations or Equity Interests of any Person (other than another Loan Party), other than (a) Permitted Investments and (b) the Closing Date Permitted Stock Repurchase.

7.5    Loans. Make or have outstanding advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate other than Permitted Loans.

7.6    Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in excess of $20,500,000 for any fiscal year; provided, however, (i) the foregoing limitation shall not apply to any Capital Expenditures funded with the proceeds of the issuance of any Equity Interests of the Borrower, provided Capital Expenditures funded with the proceeds of the issuance of any Equity Interests of the Borrower shall not exceed $4,000,000 per fiscal year, (ii) the foregoing limitation shall not apply to any Capital Expenditures made by any Non-NAM Subsidiary funded with internally generated cash and (iii) in the event Capital Expenditures during any fiscal year are less than the amount permitted for such fiscal year, then the unused amount (the “Carryover Amount”) may be carried over and used in the immediately succeeding fiscal year; provided, further, that any Carryover Amount shall be deemed to be the first amount spent in such succeeding fiscal year.

7.7    Dividends. Declare, pay or make any dividend or distribution on any Equity Interests of any Borrower or Subsidiary thereof to a Person that is not a Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interest, or of any options to purchase or acquire any such shares of Equity Interest of any Borrower or Subsidiary thereof, other than (a) Permitted Dividends, (b) the Permitted Excess Cash Flow Distribution, if any, during any fiscal year and (c) the Closing Date Permitted Stock Repurchase.

7.8    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

7.9    Nature of Business. Substantially change the nature of the business in which it is presently engaged, provided that the foregoing shall not prevent any Loan Party from engaging in any business reasonably related, similar or complimentary to its business.

7.10    Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except transactions, which are made in the Ordinary Course of Business and are made on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate, except: (a) Sponsor shall be entitled to: (i) reimbursement of all fees, costs and expenses paid or incurred in connection with Permitted Acquisitions, and (ii) reimbursement of out-of-pocket costs and expenses actually incurred in connection with the performance of Sponsor’s obligations under the Management Agreement in an aggregate amount in any fiscal year not to exceed the greater of (x) $350,000 or (y) three percent (3%) of Adjusted EBITDA in any fiscal year; (b) transactions among Loan Parties which are not expressly prohibited by the terms of this Agreement and which are in the Ordinary Course of Business; (c) payment by Borrower of dividends and distributions permitted under Section 7.7; (d) payment of independent directors fees and reimbursements of actual out-of-pocket expenses incurred in connection with attending board of director meetings in an aggregate amount in any fiscal year not to exceed $500,000; (e) to the extent not prohibited by Applicable Law, providing customary indemnities to officers, employees and directors; (f) the issuance and sale of Equity Interests by Innovex to Sponsor, Warburg Pincus LLC or its affiliated funds, or Rubicon Oilfield International Holdings LP ; (g) [reserved]; (h) transactions among the Saudi Subsidiary and Loan Parties in an aggregate amount during the Term not to exceed $1,000,000, which are not expressly prohibited by the terms of this Agreement; (i) transactions among Quick Connectors Middle East LLC and Loan Parties in an aggregate amount during the Term not to exceed $500,000, which are not expressly prohibited by the terms of this Agreement; (j) transactions among the Borrowers and Non-NAM Subsidiaries in an aggregate amount during the Term not to exceed $2,000,000, which are not expressly prohibited by the terms of this Agreement, unless otherwise approved by the Agent in accordance with this Agreement; and (k) the Closing Date Permitted Stock Repurchase.

7.11    Inventory Locations. Maintain Inventory at any location other than a location which is owned, leased or utilized by a Borrower and, if so leased, and the Inventory thereon has a value in excess of $500,000 Borrower shall use commercially reasonably efforts to cause the lessor of such location shall have entered into a Lien Waiver Agreement or a Processor’s Agreement, as applicable.

7.12    Subsidiaries.

(a)    Form any Subsidiary unless (i) such Subsidiary (other than any Foreign Subsidiary), at Agent’s discretion, (x) expressly joins in this Agreement as a Borrower and becomes jointly and severally liable for the obligations of Borrowers hereunder, under the Notes, and under any other agreement between any Borrower and Lenders, or (y) expressly joins in this Agreement as a Guarantor with respect to the Obligations and executes a Guarantor Security Agreement in favor of Agent, and (ii) Agent shall have received all documents and legal opinions it may reasonably require to establish compliance with each of the foregoing conditions.

(b)    Enter into any partnership, joint venture or similar arrangement.

7.13    Fiscal Year and Accounting Changes. Change its fiscal year from December 31 or make any material change (i) in accounting treatment and reporting practices except as required by or otherwise to comply with GAAP or (ii) in tax reporting treatment except as required by law.

7.14    Pledge of Credit. Now or hereafter pledge Agent’s or any Lender’s credit on any purchases, commitments or contracts or for any purpose whatsoever.

7.15    Amendment of Organizational Documents. (i) Change its legal name, (ii) change its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), (iii) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction, (iv) change the address of its chief executive office or its registered office, or (v) otherwise amend, modify or waive any term or material provision of its Organizational Documents in any manner adverse to the interest of the Agent or Lenders unless required by law, in any such case without (x) giving at least thirty (30) days prior written notice of such intended change to Agent, (y) having received from Agent confirmation that Agent has taken all steps necessary for Agent to continue the perfection of and protect the enforceability and priority of its Liens in the Collateral belonging to such Borrower and in the Equity Interests of such Borrower and (z) in any case under clause (iv), having received the prior written consent of Agent and Required Lenders to such amendment, modification or waiver.

7.16    Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA or Section 4975 of the Code, (iii) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Borrower or any member of the Controlled Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (iv) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (v) fail promptly to notify Agent of the occurrence of any Termination Event, (vi) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, (vii) fail to meet, permit any member of the Controlled Group to fail to meet, or permit any Plan to fail to meet all minimum funding requirements under ERISA and the Code, without regard to any waivers or variances, or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan, or (viii) cause, or permit any member of the Controlled Group to cause, a representation or warranty in Section 5.8(d) to cease to be true and correct. No Canadian Borrower shall (i) permit its unfunded pension fund obligations and liabilities under any Canadian Pension Plan to remain unfunded other than in accordance with Applicable Law; or (ii) except as disclosed in Schedule 5.8(d), maintain, sponsor, administer, contribute to, participate in or assume or incur any liability in respect of any Specified Canadian Pension Plan, or acquire an interest in any Person if such Person sponsors, administers, contributes to, participates in or has any liability in respect of, any Specified Canadian Pension Plan.

For each existing, or hereafter adopted, Canadian Benefit Plan, each Canadian Borrower shall in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Canadian Benefit Plan and all applicable laws (including any fiduciary, funding, investment and administration obligations). All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Benefit Plan shall be paid or remitted by the applicable Canadian Borrower in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws.

7.17    Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness for borrowed money (other than to Lenders or Indebtedness owing to any Borrower), or repurchase, redeem, retire or otherwise acquire any Indebtedness for borrowed money of any Borrower or Subsidiary thereof, except pursuant to refinancing thereof.

7.18    Subordinated Indebtedness. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Seller Subordinated Debt unless the Seller Subordinated Debt Payment Conditions are satisfied.

7.19    Other Agreements. Enter into any amendment, waiver or modification of (i) any Acquisition Agreement, any Permitted Acquisition Agreement, the Management Agreement, or any related agreements without the written consent of Agent if such amendment, waiver or modification either (a) is adverse to the interests of Agent or the Lenders in any material respect or (b) increases compensation to the Sponsor or its Affiliates or (ii) the Seller Subordinated Loan Documents except as expressly permitted by the Seller Subordination Agreement.

7.20    Membership / Partnership Interests. (a) Designate or treat their limited liability company membership interests or partnership interests, as the case may be, as securities as contemplated by the definition of “security” in Section 8-102(15) and by Section 8-103 of Article 8 of the Uniform Commercial Code or in the PPSA, as applicable, or (b) certificate their limited liability membership interests or partnership interests, as applicable.

7.21    Sanctions and other Anti-Terrorism Laws. Until the last day of the Term, permit any Loan Party or any of its Subsidiaries to: (a) become a Sanctioned Person or allow any employees, officers, directors or affiliates, or, to the knowledge of any Loan Party, any consultants, brokers, or agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (b) directly, or knowingly indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; (c) repay the Loans with Embargoed Property or funds derived from any unlawful activity; (d) permit any Collateral to become Embargoed Property; or (e) cause any Lender or Agent to violate any Anti-Terrorism Law.

7.22    Anti-Corruption Laws. Until the last day of the Term, permit any Loan Party or any of its Subsidiaries to, directly or knowingly indirectly, use the Loans or any proceeds thereof for any purpose which would violate any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.

8.	CONDITIONS PRECEDENT.

8.1    Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

(a)    Note. Agent shall have received the Notes duly executed and delivered by an Authorized Officer of each Borrower;

(b)    Other Documents. Agent shall have received each of the executed Other Documents, as applicable all in form and substance satisfactory to Agent in its Permitted Discretion and duly executed by the parties named therein;

(c)    Certificate of Beneficial Owners; USA Patriot Act Diligence. Agent and each Lender shall have received, in form and substance acceptable to Agent and each Lender an executed Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(d)    Mortgage and Surveys. With respect to (i) each of the Andrews Property and Lucerne Property, Agent shall have received in form and substance satisfactory to Agent and the Lenders an executed Mortgage in form appropriate for recording with the appropriate Governmental Body of the jurisdiction in which each of the Andrews Property and Lucerne Property is located and (ii) each Existing Mortgaged Property, amendments to the Mortgages (each an “Existing Mortgage Amendment”) shall be delivered by Borrower for the benefit of Agent prior to the Closing Date in connection with the A&R Credit Agreement or Original Credit Agreement, as applicable, each in form appropriate for recording with the appropriate Governmental Body of the jurisdiction in which the related owned Real Property is located;

(e)    Title Insurance. With respect to the Lucerne Property, Agent shall have received a fully paid mortgagee title insurance policy, in standard ALTA (or the applicable local equivalent) form, issued by a title insurance company satisfactory to Agent (such title insurance policy with respect to the Lucerne Property, the “Lucerne Title Policy”), in an amount equal to not less than the fair market value of the Lucerne Property, insuring the Mortgage in respect of the Lucerne Property to create a valid Lien on the Real Property subject only to such exceptions as are acceptable to Agent, with endorsements as Agent may designate;

(f)    Environmental Reports. In addition to any environmental studies and reports prepared by independent environmental engineering firms previously delivered to Agent in connection with the A&R Credit Agreement or Original Credit Agreement, as applicable, on or before the Closing Date with respect to all Real Property owned by any Borrower prior to the Closing Date, Agent shall have received all environmental studies and reports (including, without limitation, any Phase I assessments) prepared by independent environmental engineering firms with respect to the Andrews Property and the Lucerne Property that the Agent shall have delivered to the Borrowers;

(g)    Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(g);

(h)    Closing Certificate. Agent shall have received a closing certificate signed by an Authorized Officer of each Loan Party dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) the Loan Parties are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

(i)    Borrowing Base. Agent shall have received reasonable evidence from Borrowers that the aggregate amount of Eligible Receivables, Eligible Unbilled Receivables and Eligible Inventory is sufficient in value and amount to support Revolving Advances in the amount requested by Borrowers on the Closing Date;

(j)    Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or Lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence reasonably satisfactory to it, of each such filing, registration or recordation and reasonably satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(k)    [Reserved].

(l)    Secretary’s Certificates, Authorizing Resolutions and Good Standings of Borrowers. Agent shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Borrower in form and substance satisfactory to Agent dated as of the Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of such Borrower authorizing (x) the execution, delivery and performance of this Agreement, the Notes and each Other Document to which such Borrower is a party (including authorization of the incurrence of indebtedness, borrowing of Revolving Advance, Swing Loans and Term Loan and requesting of Letters of Credit on a joint and several basis with all Borrowers as provided for herein), and (y) the granting by such Borrower of the security interests in and Liens upon the Collateral to secure all of the joint and several Obligations of Borrowers (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Borrower authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Borrower as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Borrower in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Borrower’s business activities or the ownership of its properties necessitates qualification, as evidenced by good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction) dated not more than ten (10) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such jurisdiction;

(m)    Secretary’s Certificates, Authorizing Resolutions and Good Standings of Guarantors. Agent shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Guarantor in form and substance satisfactory to Agent dated as of the Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of each Guarantor authorizing (x) the execution, delivery and performance of such Guarantor’s Guaranty and each Other Document to which such Guarantor is a party and (y) the granting by such Guarantor of the security interests in and liens upon the Collateral to secure its obligations under its Guaranty (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Guarantor authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Guarantor as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Guarantor in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Guarantor’s business activities or the ownership of its properties necessitates qualification, as evidenced by good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction) dated not more than ten (10) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such jurisdiction;

(n)    Legal Opinions. Agent shall have received the executed legal opinions of Akin Gump Strauss Hauer & Feld LLP and Lawson Lundell LLP, each in form and substance satisfactory to Agent, which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, the Mortgages, the Other Documents, and related agreements as Agent may reasonably require;

(o)    No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the officers or directors of any Loan Party (A) in connection with this Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(p)    Collateral Examination. Agent shall have completed prefund Collateral examinations and received final appraisals as required by Agent in its sole discretion, the results of which shall be reasonably satisfactory in form and substance to Agent, of the Receivables, Inventory, General Intangibles, each of the Andrews Property and Lucerne Property (which shall be prepared by an MAI appraiser engaged by the Agent and which shall state a fair market value), Leasehold Interests and Equipment of each Borrower and all books and records in connection therewith;

(q)    Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including pursuant to Article III;

(r)    Pro Forma Financial Statements; Other Financial Statements. Agent shall have received a copy of (i) the Pro Forma Financial Statements and (ii) all other financial statements and other reports required to be delivered to the Agent pursuant to Sections 9.7, 9.8 and 9.9 of the A&R Credit Agreement, in each case, which shall be satisfactory in form and substance to Agent;

(s)    Insurance. Subject to Section 6.16, Agent shall have received in form and substance reasonably satisfactory to Agent, (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect, (ii) insurance certificates issued by Borrowers’ insurance broker containing such information regarding Borrowers’ casualty and liability insurance policies as Agent shall request and naming Agent as an additional insured, lenders loss payee and/or mortgagee, as applicable, and (iii) loss payable endorsements issued by Borrowers’ insurer naming Agent as lenders loss payee and mortgagee, as applicable;

(t)    Flood Insurance. Evidence that adequate flood insurance required to be maintained under this Agreement is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to Agent and its counsel naming Agent as additional insured, mortgagee and lender loss payee, as applicable, and evidence that Borrowers have taken all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure on any Real Property that will be subject to a Mortgage in favor of Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.

(u)    Payment Instructions. Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(v)    No Adverse Material Change. (i) Since December 31, 2020, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied by any Loan Party to Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;

(w)    Contract Review. Agent shall have received and reviewed all Material Contracts, including leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

(x)    Compliance with Laws. Agent shall be reasonably satisfied that each Borrower is in material compliance with all Applicable Laws or territorial regulations, including those with respect to OSHA, the Environmental Laws (except as disclosed on Schedule 5.7), ERISA and the Anti-Terrorism Laws;

(y)    Legal and Capital Structure. The final legal and capital structure of the Loan Parties shall be acceptable to Agent, including, but not limited to, all Subordinated Debt, including satisfactory Subordination Agreements; and

(z)    Other. All corporate and other proceedings, and all documents, instruments and other legal matters shall be reasonably satisfactory in form and substance to Agent and its counsel.

8.2    Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a)    Representations and Warranties. Each of the representations and warranties made by any Borrower in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all material respects on and as of such date, except for such representations and warranties that are specifically made as of another date (i) shall be true and correct in all material respects as of such other date or (ii) as may be supplemented or modified from time to time by delivery of revised schedules to Agent, satisfactory to Agent in its Permitted Discretion, prior to the making of any such representation or warranty;

(b)    No Material Adverse Effect; No Default. No Material Adverse Effect, Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made on such date; provided, however that Agent, subject to the limitations set forth in Section 17.2(e) and Section 17.2(f), may continue to make Advances notwithstanding the existence of a Material Adverse Effect, an Event of Default or a Default and that any Advances so made shall not be deemed a waiver of any such Material Adverse Effect, Event of Default or Default; and

(c)    Maximum Advances. In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this Section shall have been satisfied.

9.	INFORMATION AS TO BORROWERS.

Each Borrower shall, or (except with respect to Section 9.11) shall cause Borrowing Agent on its behalf to, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1    Disclosure of Material Matters. Promptly (but in no event later than three (3) Business Days) upon learning thereof, report to Agent all matters affecting the value, enforceability or collectability of any portion of the Collateral which could reasonably be expected to cause a Material Adverse Effect, including any Borrower’s reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor or any Lien, other than any Permitted Encumbrance, placed upon or asserted against any Borrower or any Collateral.

9.2    Schedules.

(a)    Deliver to Agent (i) on or before the twentieth (20th) day of each month as and for the prior month (a) accounts receivable agings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, (c) Inventory reports (including identification of all Inventory balances at third party locations), (d) a sales report/roll forward for the prior month and (e) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement); provided that during a Dominion Period, the foregoing items listed in clauses (a) through (e) shall be delivered to Agent on a weekly basis, on or before Tuesday of each week, together with a sales report/roll forward for the prior week. In addition, if an Event of Default has occurred and is continuing, each Borrower will deliver to Agent at such intervals as Agent may require in the exercise of its Permitted Discretion: (i) copies of Customer’s invoices; (ii) evidence of shipment or delivery; and (iii) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.

(b)    The items to be provided under this Section 9.2 are to be in form satisfactory to Agent in its Permitted Discretion and executed by each Borrower and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral. Unless otherwise agreed to by Agent, the items to be provided under this Section 9.2 shall be delivered to Agent by the specific method of Approved Electronic Communication designated by Agent.

9.3    Environmental Reports.

(a)    [Reserved].

(b)    In the event any Borrower (i) obtains, gives or receives notice from any Person (including any Governmental Body) of any Release or threat of Release of a reportable quantity of any Hazardous Materials at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or (ii) receives from any Person (including any Governmental Body) any (A) notice of violation, request for information or notification that such Borrower is potentially responsible for investigation or cleanup of environmental conditions at the Real Property or (B) demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower’s interest therein or the operations or the business of any Borrower (any of the foregoing is referred to herein as an “Environmental Complaint”), then Borrowing Agent shall, within ten (10) Business Days (or within five (5) Business Days to the extent such Hazardous Discharge or Environmental Complaint could reasonably be expected to result in a Material Adverse Effect), give written notice of same to Agent describing the facts and circumstances of which any Borrower giving rise to such Hazardous Discharge or Environmental Complaint is aware (in each case, the form and substance of which is reasonably acceptable to Agent). Such information is to be provided to allow Agent to protect its security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

(c)    Borrowing Agent shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Materials at any site owned, operated or used by any Borrower to manage Hazardous Materials and shall, upon request by Agent with respect thereto, continue to forward to Agent copies of correspondence between any Borrower and the Governmental Body with jurisdiction over such matter regarding such claims until such matter is settled or resolved. Borrowing Agent shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge or Environmental Complaint at the Real Property, operations or business that any Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent’s security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

9.4    Litigation. Promptly notify Agent in writing of any claim, litigation, suit or administrative proceeding affecting any Loan Party in an amount in excess of $1,000,000, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

9.5    Material Occurrences. Promptly (but in no event later than three (3) Business Days after obtaining knowledge thereof) notify Agent in writing upon the occurrence of: (a) any Event of Default or Default; (b) [Reserved]; (c) any event, development or circumstance whereby any financial statements furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (d) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party to a tax imposed by Section 4971 of the Code; and (e) any other development in the business or affairs of any Loan Party, which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

9.6    Government Receivables. Notify Agent immediately if any of its Receivables arise out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

9.7    Annual Financial Statements. Furnish Agent (x) by June 15, 2022 for the fiscal year ending December 31, 2021 and (y) within one hundred twenty (120) days after the end of the fiscal year ending December 31, 2022 and after the end of each fiscal year thereafter, audited financial statements of Borrowers on a Consolidated Basis including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification (other than a “going concern” or similar qualification resulting solely from the maturity of the Obligation within one year after the date of such opinion) by an independent certified public accounting firm selected by Borrowers and satisfactory to Agent in its Permitted Discretion (the “Accountants”), it being agreed that Moss Adams LLP is satisfactory. The report of the Accountants shall be accompanied by all management letters from the Accountants addressed to any Borrower. In addition, the annual financial statements shall be accompanied by a Compliance Certificate.

9.8    Quarterly Financial Statements. Furnish Agent within forty-five (45) days after the end of each fiscal quarter (other than for any quarter ending in December which shall be delivered in accordance with Section 9.7), an unaudited balance sheet of Borrowers on a Consolidated Basis and unaudited statements of income and stockholders’ equity and cash flow of Borrowers reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year-end adjustments that individually and in the aggregate are not material to Borrowers’ business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The quarterly financial reports shall be certified by the Chief Financial Officer and accompanied by a Compliance Certificate.

9.9    Monthly Financial Statements. Furnish Agent within thirty (30) days after the end of each month (other than for the months of March, June, September and December which shall be delivered in accordance with Sections 9.7 and 9.8 as applicable), an unaudited balance sheet of Borrowers on a Consolidated Basis and unaudited statements of income and stockholders’ equity and cash flow of Borrowers reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year-end adjustments that individually and in the aggregate are not material to Borrowers’ business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

9.10    [Reserved].

9.11    Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrowers including, without the necessity of any request by Agent, (a) to the extent that Borrowers have granted Agent a Lien in Real Property, copies of all environmental audits and reviews received by Borrowers, (b) at least thirty (30) days prior thereto, notice of any Borrower’s opening of any new office or place of business or any Borrower’s closing of any existing office or place of business, and (c) promptly upon any Borrower’s learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

9.12    Projected Operating Budget. Furnish Agent, no later than thirty (30) days following the beginning of each fiscal year of Borrowers, commencing with the fiscal year ending December 31, 2022, a fiscal month by fiscal month projected operating budget and consolidated cash flow of Borrowers on a Consolidated Basis for such fiscal year (including a combined income statement and combined statement of cash flow for each such fiscal month and a consolidated balance sheet as at the end of each such fiscal month), such projections to be accompanied by a certificate signed by an Authorized Officer of each Borrower to the effect that such projections have been prepared in good faith consistent with past budgets and financial statements and that such Authorized Officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

9.13    Variances From Operating Budget. At Agent’s request, furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7, and 9.8, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

9.14    Notice of Suits, Adverse Events. Furnish Agent with prompt written notice of (i) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; (iii) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party, or if copies thereof are requested by Agent, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party.

9.15    ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under the Code or ERISA on or before the due date for such installment or payment; or (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan or (d) a Multiemployer Plan is subject to Section 432 of the Code or Section 305 of ERISA. Promptly after any Borrower or any Subsidiary or any Affiliate knows or has reason to know of the occurrence of (i) any violation or asserted violation of any Applicable Law (including any applicable provincial pension benefits legislation) in any material respect with respect to any Canadian Pension Plan or; (ii) any Canadian Pension Termination Event, the applicable Canadian Borrower will deliver to the Agent a certificate of a senior officer of such Canadian Borrower setting forth details as to such occurrence and the action, if any, that such Canadian Borrower, such Subsidiary or Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by such Canadian Borrower, such Subsidiary, such Affiliate, FSRA, a Canadian Pension Plan participant (other than notices relating to an individual participant’s benefits) or the Canadian Pension Plan administrator with respect thereto.

9.16 Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

9.17 Updates to Certain Schedules. Deliver to Agent promptly as shall be required to maintain the related representations and warranties as true and correct, updates to Schedules 4.4(b)(i) (Locations of Equipment), 4.4(b)(ii) (Inventory Warehouse Locations), 4.4(b)(iii) (Places of Business and Chief Executive Offices), 4.4(b)(iv) (Real Property), 5.9 (Intellectual Property), 5.24 (Equity Interests), 5.25 (Commercial Tort Claims), and 5.26 (Letter-of-Credit Rights); provided, that absent the occurrence and continuance of any Event of Default, Borrowers shall only be required to provide such updates on a quarterly basis in connection with delivery of a Compliance Certificate with respect to the applicable quarter. Any such updated Schedules delivered by Borrowers to Agent in accordance with this Section 9.17 shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Agent and attached to and made part of this Agreement.

9.18 [Reserved].

9.19 Appraisals. Each Borrower hereby permits Agent or Agent’s representatives to (a) perform NOLV Appraisals (x) one (1) time annually, consisting of one (1) full Collateral appraisal with respect to Inventory as and when Agent deems appropriate in Agent’s Permitted Discretion, if no Event of Default has occurred and is continuing and (y) on an unlimited basis during the continuance of an Event of Default, in each case, at Borrowers’ cost and expense, (b) obtain Equipment and Real Property appraisals, at Borrowers’ cost and expense, as Agent deems appropriate in Agent’s sole discretion, (x) after the occurrence and during the continuation of an Event of Default or (y) at the election by agent pursuant to Section 2.20(e) and (c) conduct all field examinations at Borrowers’ cost and expense at such frequency as required by Agent’s credit and underwriting policies; provided that at least one such field examination shall be required annually. No asset of any Borrower (including, without limitation, any asset acquired in connection with any Permitted Acquisition) shall be included in the calculation of the Formula Amount until such asset has been included in a field examination and/or NOLV Appraisal acceptable to Agent in its Permitted Discretion.

9.20 Updates to Schedules Based on Permitted Acquisitions. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become incomplete as a result of any Permitted Acquisition, Borrowers shall provide Agent with such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), provided that no such revisions or updates to any Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as attached hereto immediately prior to the submission of such revised or updated Schedule(s), or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Agent in its Permitted Discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

10.	EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1 Nonpayment. Failure by any Borrower to pay when due (a) any principal or interest on the Obligations (including without limitation pursuant to Section 2.9), or (b) any other fee, charge, amount or liability provided for herein or in any Other Document, in each case whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, by notice of intention to prepay or by required prepayment.

10.2 Breach of Representation. Any representation or warranty made or deemed made by any Loan Party in this Agreement, any Other Document, Borrowing Base Certificate or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made;

10.3 Financial Information. Failure by any Borrower to (i) furnish financial information (x) when due under Sections 9.2, 9.7, 9.8, 9.9, or 9.12, or (y) when otherwise required in accordance with this Agreement or the Other Documents which, with respect to financial information under this clause (y), is unremedied for a period of ten (10) Business Days from the date when due, or (ii) permit the inspection of its books or records in accordance with this Agreement;

10.4 Judicial Actions. Issuance of a notice of Lien (other than Permitted Encumbrances), levy, assessment, injunction or attachment (a) against any Borrower’s Inventory or Receivables in an amount in excess of $1,500,000 or (b) against a material portion of any Borrower’s Collateral, in each case which is not stayed or lifted within sixty (60) days;

10.5 Noncompliance. Except as otherwise provided for in Sections 10.1, 10.3, 10.5(ii) and 10.17 (i) except for the sections specifically referenced in Section 10.5(iii) below, failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition, covenant contained in Article IV, Article VI, Article VII, or Article IX of this Agreement, (ii) failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition, covenant contained in any Other Document (other than this Agreement) or any other agreement or arrangement, now or hereafter entered into between any Borrower or any Guarantor, and Agent or any Lender which is not cured within twenty (20) days from the earlier of (x) receipt by Borrowers or such Guarantor of written notice from Agent or the Lenders of such failure or neglect and (y) the time at which an Authorized Officer had knowledge of such failure or neglect, or (iii) failure or neglect of (x) any Loan Party to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.5, 6.1, 6.3, 6.13, 7.12, 9.4, 9.6, 9.10, 9.11(a) or (c) or 9.13 or (y) any other term, provision, condition or covenant of this Agreement to the extent not addressed in clause (i) hereof, in each case, which is not cured within ten (10) days from the earlier of (a) receipt by Borrowers or such Guarantor of written notice from Agent or the Lenders of such failure or neglect and (b) the time at which an Authorized Officer had knowledge of such failure or neglect;

10.6 Judgments. Any (a) judgment or judgments, writ(s), order(s) or decree(s) for the payment of money are rendered against any Loan Party for an aggregate amount in excess of $1,500,000 (to the extent not covered by insurance) and (b) (i) action shall be legally taken by any judgment creditor to levy upon assets or properties of any Borrower or any Guarantor to enforce any such judgment, (ii) such judgment shall remain undischarged for a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any Liens arising by virtue of the rendition, entry or issuance of such judgment upon assets or properties of any Borrower or any Guarantor shall be senior to any Liens in favor of Agent on such assets or properties;

10.7 Bankruptcy. Any Loan Party or any Subsidiary of any Loan Party shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, interim receiver custodian, trustee, liquidator, monitor, receiver and manager or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state, provincial or federal bankruptcy or insolvency/arrangement laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (vi) file a petition under any insolvency laws including seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have immediately stayed or dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

10.8 Subordinated Debt Default. An event of default has occurred under the Seller Subordinated Debt, which default shall not have been cured or waived within any applicable grace period.

10.9 Lien Priority. Any Lien created hereunder or provided for hereby or under any related agreement for any reason (other than as expressly permitted hereunder) ceases to be or is not a valid and perfected Lien having a first priority interest (subject only to Permitted Encumbrances that have priority as a matter of Applicable Law to the extent such Liens only attach to Collateral other than Receivables or Inventory);

10.10 Breach of Subordination Agreement. Termination or breach of the Seller Subordination Agreement by any Borrower, or if any Borrower attempts to terminate, challenges the validity of, or its obligations under, the Seller Subordination Agreement.

10.11 Cross Default. Either (x) any specified “event of default” under any Indebtedness (other than the Obligations and any Indebtedness in respect of the Seller Subordinated Note) of any Loan Party with a then-outstanding principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount) of $1,500,000 or more, or any other event or circumstance which would permit the holder of any such Indebtedness of any Loan Party to accelerate such Indebtedness (and/or the obligations of Loan Party thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness) or (y) a default of the obligations of any Loan Party under any other agreement to which it is a party shall occur which has or is reasonably likely to have a Material Adverse Effect;

10.12 Breach of Guaranty, Guarantor Security Agreement or Pledge Agreement. Termination or breach of any Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any Guarantor or pledgor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement;

10.13 Change of Control. Any Change of Control shall occur;

10.14 Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Loan Party, or any Loan Party shall so claim in writing to Agent or any Lender;

10.15 Seizures. Any (a) portion of the Collateral (excluding books and records of Borrowers) having a value in excess of $2,000,000 (individually or in the aggregate) shall be seized, subject to garnishment or taken by a Governmental Body, or any Loan Party, or (b) the title and rights of any Loan Party with respect to Collateral having a value in excess of $2,000,000 (individually or in the aggregate) shall have become the subject matter of claim, litigation, suit, garnishment or other proceeding which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

10.16 Operations. The operations of any Borrower’s or any Guarantor’s principal operating facility are interrupted (other than in connection with any regularly scheduled shutdown for employee vacations and/or maintenance in the Ordinary Course of Business) at any time for a period of twenty-one (21) or more consecutive days, unless such operations are transferred to a different facility before such time has elapsed or such Borrower or Guarantor shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three (3) month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than thirty (30) days following the initial date of any such interruption;

10.17 Pension Plans. A Canadian Pension Termination Event or breach of any covenant herein with respect to any Canadian Pension Plan or any event or condition specified in Sections 7.16 or 9.15 shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower shall incur a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect;

10.18 Anti-Money Laundering/International Trade Law Compliance. Any representation, warranty or covenant contained in Sections 5.29, 5.30, 6.17, 7.21 or 7.22 is or becomes false or misleading at any time; or

10.19 Reportable Compliance Event. The occurrence of any Reportable Compliance Event, or any Borrower’s failure to immediately report a Reportable Compliance Event in accordance with Section 9.16.

11.	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.

11.1 Rights and Remedies.

(a) Upon the occurrence of: (i) an Event of Default pursuant to Section 10.7 (other than Section 10.7(vii)), all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated, (ii) any of the other Events of Default and at any time thereafter (if such Event of Default has not previously been waived in writing by Agent, Required Lenders, or all Lenders, as applicable), at the option of Agent with the consent of the Required Lenders, or at the direction of Required Lenders all Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement and to terminate, in whole or in part (including by a reduction in the Revolving Commitments), the obligation of Lenders to make Advances; and (iii) without limiting Section 8.2, any Default under Section 10.7(vii), the obligation of Lenders to make Advances hereunder shall be suspended until such time as such involuntary petition shall be dismissed. Upon the occurrence and during the continuance of any Event of Default, (i) Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code, under the PPSA and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process, (ii) Agent may enter any of any Borrower’s premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrowers to make the Collateral available to Agent at a convenient place, (iii) with or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect, (iv) appoint by instrument in writing one or more receiver, a receiver, a manager or a receiver and manager of any Borrower or any or all of the Collateral with such rights, powers and authority (including any or all of the rights, powers and authority of Agent under this Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time and, to the extent permitted by applicable law, any such receiver, a receiver, a manager or a receiver and manager appointed by Agent shall (for purposes relating to responsibility for such receiver, a receiver, a manager or a receiver and manager’s acts or omissions) be considered to be the agent of the applicable Borrower and not of Agent or (v) obtain from any court of competent jurisdiction an order for the appointment of a receiver, a receiver, a manager or a receiver and manager of any Borrower or for the sale or foreclosure of any or all of the Collateral. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid (including credit bid) for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Borrower. At the time of and in connection with the exercise of the foregoing remedies, including the sale of Inventory, Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Agent is granted permission to use all of each

Borrower’s (a) Intellectual Property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Borrowers shall remain liable to Agent and Lenders therefor.

(b) To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Borrower acknowledges and agrees that it is not commercially unreasonable for Agent: (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Borrower, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent reasonably deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Borrower or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).

11.2 Agent’s Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder as against Borrowers or each other.

11.3 Setoff. Subject to Section 14.13, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence and during the continuance of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Borrower’s property held by Agent and such Lender or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Agent and such Lender with respect to any deposits held by Agent or such Lender. Every such right of setoff available to Agent shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Agent, although the Agent may at a later time enter such setoff on its books and records (but with effect as of such time of deemed exercise).

11.4 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5 Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations (including without limitation any amounts on account of any of Cash Management Liabilities or Hedge Liabilities), or in respect of the Collateral may, at Agent’s discretion, be paid over or delivered as follows, and after an Application Event, will be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of Agent payable under this Agreement and the Other Documents, and any Out-of-Formula Loans and Protective Advances funded by Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;

FOURTH, to the payment of all of the Obligations consisting of accrued interest on account of the Swing Loans;

FIFTH, to the payment of the outstanding principal amount of the Obligations consisting of Swing Loans;

SIXTH, to the payment of all Obligations arising under this Agreement and the Other Documents consisting of accrued fees and interest (other than interest in respect of Swing Loans paid pursuant to clause FOURTH above);

SEVENTH, to the payment of the outstanding principal amount of the Obligations (other than principal in respect of Swing Loans paid pursuant to clause FIFTH above) arising under this Agreement (other than Cash Management Liabilities and Hedge Liabilities), including the payment or cash collateralization of any outstanding Letters of Credit in accordance with Section 3.2(b).

EIGHTH, to all other Obligations arising under this Agreement (other than Cash Management Liabilities and Hedge Liabilities) which shall have become due and payable (hereunder, under the Other Documents or otherwise) and not repaid pursuant to clauses “FIRST” through “SEVENTH” above;

NINTH, to any Cash Management Liabilities and Hedge Liabilities owing to Agent which shall have become due and payable or otherwise and not repaid pursuant to Clauses “FIRST” through “EIGHTH” above; and

TENTH, to all other Obligations which shall have become due and payable and not repaid pursuant to clauses “FIRST” through “NINTH”; and

ELEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances, Cash Management Liabilities and Hedge Liabilities held by such Lender bears to the aggregate then outstanding Advances, Cash Management Liabilities and Hedge Liabilities) of amounts available to be applied pursuant to clauses “SIXTH”, “SEVENTH”, “EIGHTH” and “TENTH” above; and, with respect to clause “NINTH” above, an amount equal to its pro rata share (based on the proportion that the then outstanding Cash Management Liabilities and Hedge Liabilities held by such Lender bears to the aggregate then outstanding Cash Management Liabilities and Hedge Liabilities); and (iii) notwithstanding anything to the contrary in this Section 11.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty (including sums received as a result of the exercise of remedies with respect to such Guaranty) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Borrowers and/or Guarantors that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 11.5; and (iv) to the extent that any amounts available for distribution pursuant to clause “SEVENTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by Agent as cash collateral for the Letters of Credit pursuant to Section 3.2(b) and applied (A) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “SEVENTH,” “EIGHTH”, “NINTH”, and “TENTH” above in the manner provided in this Section 11.5.

12.	WAIVERS AND JUDICIAL PROCEEDINGS.

12.1 Waiver of Notice. Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2 Delay. No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3 Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

13.	EFFECTIVE DATE AND TERMINATION.

13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until June 10, 2026 (the “Term”) unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon thirty (30) days prior written notice to Agent upon payment in full of the Obligations.

13.2 Termination. The termination of the Agreement shall not affect Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created and Obligations have been fully and indefeasibly paid, disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been indefeasibly paid and performed in full after the termination of this Agreement or each

Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Borrower waives any rights which it may have under the Uniform Commercial Code or the PPSA, as applicable, to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been indefeasibly paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid and performed in full.

14.	REGARDING AGENT.

14.1 Appointment. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 2.8(b) and 3.4), charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which, in Agent’s discretion, exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto. Notwithstanding anything to the contrary contained herein, no Lender will attempt to collect or enforce any of its rights with respect to the obligations, except to the extent specifically permitted under Section 11.1.

14.2 Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder or under any Other Document. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower. The duties of

Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.

14.3 Lack of Reliance on Agent. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Loan Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Loan Party. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Loan Party pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Other Documents or the financial condition of any Loan Party, or the existence of any Event of Default or any Default.

14.4 Resignation of Agent; Successor Agent. Agent may resign on thirty (30) days written notice to each Lender and Borrowing Agent and upon such resignation, Required Lenders will promptly (or, if the Required Lenders fail to designate a successor Agent within thirty (30) days after such written notice, Agent itself may) designate a successor Agent reasonably satisfactory to Borrowing Agent (provided that no such approval of Borrowing Agent shall be required (i) in any case where the successor Agent is one of the Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Agent shall continue as Agent hereunder until a successor Agent is so designated. Any such successor Agent shall succeed to the rights, powers and duties of Agent, and shall in particular succeed to all of Agent’s right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document (including the Mortgages, Pledge Agreement and all account control agreements), and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After any Agent’s resignation as Agent, the provisions of this Article XIV, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 17.5, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article XIV and any indemnification rights under this Agreement, including without limitation, rights arising under Section 17.5, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).

14.5 Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Required Lenders.

14.6 Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.7 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

14.8 Indemnification. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the outstanding Advances and its respective Participation Commitments in the outstanding Letters of Credit and outstanding Swing Loans (or, if no Advances are outstanding, pro rata according to the percentage that its Revolving Commitment Amount constitutes of the total aggregate Revolving Commitment Amounts), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment). All amounts due under this Section 14.8 shall be payable not later than ten (10) days after demand therefor.

14.9 Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.10 Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13 or Borrowing Base Certificates from any Borrower pursuant to the terms of this Agreement which any Borrower is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders.

14.11 Borrowers’ Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

14.12 No Reliance on Agent’s Customer Identification Program. To the extent the Advances or this Agreement is, or becomes, syndicated in cooperation with other Lenders, each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the regulations promulgated thereunder, or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of Borrowers, their Affiliates or their agents, the Other Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such Anti-Terrorism Laws.

14.13 Other Agreements. Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Borrower or any deposit accounts of any Borrower now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

14.14 Authority to Release Collateral and Liens. Each Lender and Issuer hereby authorizes Agent to release any Collateral that is permitted to be sold or released pursuant to the terms of this Agreement and the Other Documents. Each Lender and Issuer hereby authorizes Agent to execute and deliver to a Borrower, at such Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by such Borrower in connection with any sale or other disposition of assets or property to the extent such sale or other disposition is permitted by the terms of Section 7.1(b) or is otherwise authorized by the terms of this Agreement and the Other Documents.

14.15 Erroneous Payments.

(a) If the Agent notifies a Lender, Issuer or other Secured Party, or any Person who has received funds on behalf of a Lender, Issuer or another Secured Party (any such Lender, Issuer, Secured Party or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 14.15(b) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuer, other Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender, Issuer or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Effective Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice from the Agent to any Payment Recipient under this Section 14.15(a) shall be conclusive, absent manifest error.

(b) Without limiting Section 14.15(a), each Lender, Issuer or other Secured Party, or any Person who has received funds on behalf of a Lender, Issuer or other Secured Party hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in an amount different than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such, prepayment or repayment (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender, Issuer or other Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) In the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, Issuer or other Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 14.15(b),

(c) Each Lender, Issuer and other Secured Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuer or other Secured Party under any Other Document, or otherwise payable or distributable by the Agent to such Lender, Issuer or other Secured Party from any source, against any amount due to the Agent under Section 14.15(a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with Section 14.15(a), from any Lender or Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender or Issuer at any time, (i) such Lender or Issuer shall be deemed to have assigned its loans (but not its commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the loans (but not commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an assignment and assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuer shall deliver any Notes evidencing such loans to the Borrowers or the Agent, (ii) the Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender or Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuer shall cease to be a Lender or Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable commitments which shall survive as to such assigning Lender or assigning Issuer and (iv) the Agent may reflect in the Register its ownership interest in the loans subject to the Erroneous Payment Deficiency Assignment. The Agent may, in its discretion, sell any loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuer shall be reduced by the net proceeds of the sale of such loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender or Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the commitments of any Lender or Issuer and such commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Agent has sold a loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuer or other Secured Party under the Other Documents with respect to such Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from any Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f) Each party’s obligations under this Section 14.15 shall survive the resignation or replacement of the Agent, the termination of all of the commitments and/or repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Other Document.

15.	BORROWING AGENCY.

15.1 Borrowing Agency Provisions.

(a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity, whether verbally, in writing or through electronic methods (including, without limitation, an Approved Electronic Communication) to (i) borrow, (ii) request Advances, (iii) request the issuance of Letters of Credit, (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and letter of credit agreements for Letters of Credit and all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, (vii) give instructions regarding Letters of Credit and agree with Issuer upon any amendment, extension or renewal of any Letter of Credit and (viii) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct, bad faith or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof. Each Borrower waives all suretyship defenses.

15.2 Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against any other Borrower or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, to the repayment of the Obligations until termination of this Agreement and repayment in full of the Obligations.

15.3 Common Enterprise. The successful operation and condition of each of the Borrowers is dependent on the continued successful performance of the functions of the group of Borrowers as a whole and the successful operation of each Borrower is dependent on the successful performance and operation of each other Borrower. Each of the Borrowers expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of each of the other Borrowers. Each Borrower expects to derive benefit (and the boards of directors or other governing body of each such Borrower have determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Borrower has determined that execution, delivery, and performance of this Agreement and any Other Documents to be executed by such Borrower is within its corporate purpose, will be of direct and indirect benefit to such Borrower, and is in its best interest.

16.	GUARANTY.

16.1 Unconditional Guaranty. Each Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations; provided that with respect to Obligations under or in respect of any Swap Obligation, the foregoing guarantee shall only be effective to the extent that such Guarantor is an Eligible Contract Participant at the time such Swap Obligation is entered into and such Obligations and such guarantee thereof are not Excluded Hedge Liabilities. Each payment made by any Guarantor pursuant to this Guaranty shall be made in lawful money of the United States in immediately available funds, (a) without set-off or counterclaim and (b) free and clear of and without deduction or withholding for or on account of any present and future Charges and any conditions or restrictions resulting in Charges and all penalties, interest and other payments on or in respect thereof (except for Excluded Taxes) (“Covered Tax” or “Covered Taxes”) unless such Guarantor is compelled by law to make payment subject to such Covered Taxes.

16.2 Continuing Guarantee. The guarantee in this Section 16 is a continuing guarantee of payment, and shall apply to all Obligations whenever arising.

16.3 Waivers. Each Guarantor hereby absolutely, unconditionally and irrevocably waives to the extent not prohibited by Applicable Law (i) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (ii) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (iii) any requirement that Agent protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right or take any action against any other Loan Party, or any Person or any Collateral, (iv) any other action, event or precondition to the enforcement hereof or the performance by any Loan Party of the Obligations, and (v) any defense arising by any lack of capacity or authority or any other defense of any Loan Party or any notice, demand or defense by reason of cessation from any cause of Obligations other than payment and performance in full of the Obligations by the Loan Parties and any defense that any other guarantee or security was or was to be obtained by Agent.

16.4 No Defense. No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any Other Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.

16.5 Guaranty of Payment. The Guaranty hereunder is one of payment and performance, not collection, and the obligations of each Guarantor are independent of the Obligations of the other Loan Parties, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce the terms and conditions of this Article XVI, irrespective of whether any action is brought against any other Loan Party or other Persons or whether any other Loan Party or other Persons are joined in any such action or actions. Each Guarantor waives any right to require that any resort be had by Agent to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of Agent in favor of any Loan Party or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Agent’s right to proceed in any other form of action or proceeding or against any other Person unless Agent has expressed any such right in writing. Without limiting the generality of the foregoing, no action or proceeding by Agent against any Loan Party under any document evidencing or securing indebtedness of any Loan Party to Agent shall diminish the liability of any Guarantor, except to the extent Agent receives actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of any Loan Party in respect of any Loan Party.

16.6 Liabilities Absolute. The liability of each Guarantor shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than prior indefeasible payment in full of all Obligations), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any other Obligation or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired, released, limited or otherwise affected by:

(a) any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any Other Document, including any increase in the Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(b) any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

(c) the failure of Agent to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Loan Party or any other Person under the provisions of this Agreement or any Other Document or any other document or instrument executed and delivered in connection herewith or therewith;

(d) any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Loan Party to creditors of any Loan Party other than any other Loan Party;

(e) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any Loan Party;

(f) the invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any Other Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor; and

(g) any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Loan Party, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guaranty hereunder and/or the obligations of any Loan Party, or a defense to, or discharge of, any Loan Party or any other Person or party hereto or the Obligations or otherwise with respect to the Advances or other financial accommodations to Loan Parties pursuant to this Agreement and/or the Other Documents.

16.7 Waiver of Notice. Agent shall have the right to do any of the above without notice to or the consent of any Guarantor, and each Guarantor expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such Guarantor which might arise as a result of such actions.

16.8 Agent’s Discretion. Agent may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any Guarantor, and without incurring responsibility to any Guarantor or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.

16.9 Reinstatement.

(a) The Guaranty provisions herein contained shall continue to be effective or be automatically reinstated, as the case may be, if a claim is ever made upon Agent for repayment or recovery of any amount or amounts received by such Person in payment or on account of any of the Obligations and such Person repays all or part of said amount for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Person or the respective property of each, or any settlement or compromise of any claim effected by such Person with any such claimant (including any Loan Party); and in such event each Loan Party hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Loan Party, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and each Loan Party shall be and remain liable to Agent for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person(s).

(b) Agent shall not be required to marshal any assets in favor of any Loan Party, or against or in payment of Obligations.

(c) No Loan Party shall be entitled to claim against any present or future security held by Agent from any Person for Obligations in priority to or equally with any claim of Agent, or assert any claim for any liability of any Loan Party to any Loan Party in priority to or equally with claims of Agent for Obligations, and no Loan Party shall be entitled to compete with Agent with respect to, or to advance any equal or prior claim to any security held by Agent for Obligations.

(d) If any Loan Party makes any payment to Agent, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or state statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Loan Party.

(e) All present and future monies payable by any Loan Party to any other Loan Party, whether arising out of a right of subrogation, reimbursement, contribution, indemnification, or otherwise, are assigned to Agent as additional security for such Loan Party’s liability to Agent hereunder and are postponed and subordinated to Agent’s prior right to payment in full of Obligations. Except to the extent prohibited otherwise by this Agreement, all monies received by any Loan Party from any other Loan Party shall be held by such Loan Party as agent and trustee for Agent. This assignment, postponement and subordination shall only terminate when the Obligations (other than contingent obligations as to which no claim has been made) are paid in full in cash, all commitments are irrevocably terminated and this Agreement is irrevocably terminated.

(f) Each Loan Party acknowledges this assignment and subordination and, upon the occurrence and during the continuance of an Event of Default, agrees to make no payments to any other Loan Party in respect of any Indebtedness for borrowed money without the prior written consent of Agent. Each Loan Party agrees to give full effect to the provisions hereof.

16.10 Lien Subordination; Remedies Standstill. Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of Agent or any Loan Party in any Collateral and notwithstanding any conflicting terms or conditions which may be contained in this Agreement or any agreement evidencing Indebtedness owing by any Loan Party to any other Loan Party, the Liens on the Collateral in favor of Agent have and shall have priority over the Liens on the Collateral in favor of any Loan Party (including, without limitation, any Liens of any Loan Parties arising from the exercise of unsecured lender remedies), and such Liens in favor of any Loan Party are and shall be, in all respects, subject and subordinate to the Liens of Agent to the full extent of the Obligations outstanding from time to time. Until the payment in full in cash of all Obligations, no Loan Party shall exercise any rights or remedies against any other Loan Party, in its capacity as a secured creditor of such other Loan Party, to sell, foreclose, realize upon or liquidate any of the Collateral, including the exercise of any of the rights or remedies of a “secured party” under Article 9 of the Uniform Commercial Code.

16.11 Statute of Limitations. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by any Loan Party or others with respect to any of the Obligations shall, if the statute of limitations in favor of any Guarantor against Agent shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

16.12 Interest. All amounts due, owing and unpaid from time to time by any Guarantor hereunder shall bear interest at the interest rate per annum then chargeable with respect to the Advances (without duplication of interest on the underlying Obligation).

16.13 Currency Conversion. Without limiting any other rights in this Agreement, if for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Guaranty or any Other Document it becomes necessary to convert into the currency of such jurisdiction (herein called the “Judgment Currency”) any amount due hereunder in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose, “rate of exchange” means the rate at which Agent would, on the relevant date at or about 12:00 p.m., be prepared to sell a similar amount of such currency in New York, New York against the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, each Guarantor will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Guaranty or any Other Document in such other currency. Any additional amount due from Guarantor under this Section 16.13 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement or any of the Other Documents.

16.14 Acknowledgement. Each Guarantor acknowledges receipt of a copy of each of this Agreement and the Other Documents. Each Guarantor has made an independent investigation of Loan Parties and of the financial condition of Loan Parties. Agent has not made, nor does it hereby make any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Loan Party, and Agent has not made any representations or warranties as to the amount or nature of the Obligations of any Loan Party to which this Section 16 applies as specifically herein set forth, nor Agent or any officer, agent or employee of Agent or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and such Guarantor expressly disclaims reliance on any such representations or warranties.

17.	MISCELLANEOUS.

17.1 Governing Law. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, but with respect to each Canadian Borrower only, the Agent and Lenders shall not be precluded from initiating any proceeding against it in the courts of the Province of Alberta, Canada in their sole discretion. Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 17.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent’s option, by service upon Borrowing Agent which each Loan Party irrevocably appoints as such Loan Party’s agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Loan Party waives the right to remove any judicial proceeding brought against such Loan Party in any state court to any federal court. Any judicial proceeding by any Loan Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York (or, with respect to any Canadian Borrower, the Province of Alberta, Canada).

17.2 Entire Understanding.

(a) THIS AGREEMENT AND THE DOCUMENTS EXECUTED CONCURRENTLY HEREWITH CONTAIN THE ENTIRE UNDERSTANDING BETWEEN EACH LOAN PARTY, AGENT AND EACH LENDER AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. ANY PROMISES, REPRESENTATIONS, WARRANTIES OR GUARANTEES NOT HEREIN CONTAINED AND HEREINAFTER MADE SHALL HAVE NO FORCE AND EFFECT UNLESS IN WRITING, SIGNED BY EACH LOAN PARTY’S, AGENT’S AND EACH LENDER’S RESPECTIVE OFFICERS. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Notwithstanding the foregoing, Agent may modify this Agreement or any of the Other Documents for the purposes of completing missing content or correcting erroneous content of an administrative nature, without the need for a written amendment, provided that the Agent shall send a copy of any such modification to the Loan Parties and each Lender (which copy may be provided by electronic mail). Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b) Required Lenders, Agent with the consent in writing of Required Lenders, and the applicable Loan Parties may, subject to the provisions of this Section 17.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by the Loan Parties, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:

(i) increase the Revolving Commitment Percentage or Term Loan Commitment Percentage, as applicable, or the maximum Dollar amount of the Revolving Commitment Amount or Term Loan Commitment Amount, as applicable, of any Lender without the consent of such Lender directly affected thereby;

(ii) whether or not any Advances are outstanding, extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee payable to any Lender, without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1 or of default rates of Letter of Credit fees under Section 3.2 (unless imposed by Agent));

(iii) increase the Maximum Revolving Advance Amount without the consent of each Lender directly affected thereby;

(iv) alter the definition of the term Required Lenders or alter, amend or modify this Section 17.2(b) without the consent of all Lenders;

(v) alter, amend or modify the provisions of Section 11.5 without the consent of all Lenders;

(vi) release or subordinate Agent’s Lien on any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $2,000,000 without the consent of all Lenders;

(vii) change the rights and duties of Agent without the consent of all Lenders;

(viii) subject to clause (e) below, permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount without the consent of each Lender directly affected thereby;

(ix) increase the Advance Rates above the Advance Rates in effect on the Closing Date, or otherwise modify the Formula Amount or any component or definition used therein if the effect is to make more credit or Loans available, without the consent of all Lenders holding a Revolving Commitment;

(x) modify or waive Section 11.5, Section 2.6(e) or any other provision of this Agreement requiring the pro rata sharing of payments among Lenders or the order of application of payments without the consent of all Lenders; or

(xi) release any Guarantor from its obligations hereunder or under any Other Document without the consent of all Lenders.

(c) Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Loan Parties, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

(d) In the event that Agent requests the consent of a Lender pursuant to this Section 17.2 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or to any other Person designated by Agent and acceptable to Borrowing Agent (the “Designated Lender”), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Loan Parties. In the event Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent will so notify such Lender in writing within forty-five (45) days following such Lender’s denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Agent or the Designated Lender, as appropriate, Borrowing Agent and Agent.

(e) Notwithstanding (i) the existence of a Default or an Event of Default, (ii) that any of the other applicable conditions precedent set forth in Section 8.2 have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to ten percent (10.00%) of the Formula Amount for up to sixty (60) consecutive Business Days (the “Out-of-Formula Loans”); provided that the aggregate amount of all outstanding Out-of-Formula Loans and Protective Advances shall not exceed the lesser of (x) ten percent (10.00%) of the Formula Amount and (y) the Maximum Revolving Advance Amount. If Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, Lenders holding the Revolving Commitments shall be obligated to fund such Out-of-Formula Loans in accordance with their respective Revolving Commitment Percentages, and such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Agent does permit Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a) nor shall any Lender be obligated to fund Revolving Advances in excess of its Revolving Commitment Amount. For purposes of this paragraph and paragraph (f) below, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either “Eligible Receivables”, “Eligible Unbilled Receivables” or “Eligible Inventory”, as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10.00%), Agent shall use its efforts to have Loan Parties decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence. To the extent any Out-of-Formula Loans are not actually funded by the other Lenders as provided for in this Section 17.2(e), Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

(f) In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 17.2, Agent is hereby authorized by Loan Parties and Lenders, at any time in Agent’s sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 8.2 have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Revolving Advances to Loan Parties, subject to Section 2.1(a), on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Loan Parties pursuant to the terms of this Agreement (collectively, the “Protective Advances”); provided that the aggregate amount of all outstanding Protective Advances and Out-of-Formula Loans shall not exceed the lesser of (x) ten percent (10.00%) of the Formula Amount and (y) the Maximum Revolving Advance Amount. Lenders holding the Revolving Commitments shall be obligated to fund such Protective Advances and effect a settlement with Agent therefor upon demand of Agent in accordance with their respective Revolving Commitment Percentages. To the extent any Protective Advances are not actually funded by the other Lenders as provided for in this Section 17.2(f), any such Protective Advances funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

17.3 Successors and Assigns; Participations; New Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of Loan Parties, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement (including, in each case, by way of an LLC Division) without the prior written consent of Agent and each Lender.

(b) Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other Persons (each such transferee or purchaser of a participating interest, a “Participant”). Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof (including, for the avoidance of doubt, rights under Section 3.10), subject to the same requirements and limitations of a direct holder (including, for the avoidance of doubt, the documentation requirements of Section 3.10(e) (it being understood that the documentation required under Section 3.10(e) shall be delivered to the participating Lender)), provided that (i) Loan Parties shall not be required to pay to any

Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder unless the sale of the participation to such Participant is made with Loan Parties’ prior written consent, and (ii) in no event shall Loan Parties be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Upon any such sale, such Lender’s obligations under each Other Document shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan and all parties hereto shall continue to deal solely and directly with such Lender in connection with the Other Documents. Any agreement pursuant to which any Lender shall sell any such participation shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender’s rights and enforce each Secured Party’s obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of any Other Document, except for those described in clauses (ii), (iv) or (v) of Section 17.2(b). Each Loan Party hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or Other Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations hereunder or under any Other Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(c) Any Lender, with the consent of Agent may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances and/or Term Loans under this Agreement and the Other Documents to one or more additional Persons and one or more additional Persons may commit to make Advances hereunder (each a “Purchasing Lender”), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording, provided, however, that each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to each of the Revolving Advances and/or Term Loans under this Agreement in which such Lender has an interest. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentage and/or Term Loan Commitment Percentage, as applicable as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages and/or Term Loan Commitment Percentages, as applicable arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Loan Party hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages and/or Term Loan Commitment Percentages, as applicable, arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing provided, however, that the consent of Loan Parties (such consent not to be unreasonably withheld, delayed or conditioned) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Permitted Assignee; provided that Loan Parties shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to Agent within five (5) Business Days after having received prior notice thereof.

(d) Any Lender other than PNC, with the consent of Agent and Borrowing Agent, in each case, which shall not be unreasonably withheld or delayed, or PNC in its sole discretion, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances and/or Term Loans under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, Borrowing Agent and Agent as applicable and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Loan Party hereby consents to the addition of such Purchasing CLO. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(e) Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Loan Party, Agent and Lenders shall treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by

Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.

(f) Each Loan Party authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning such Loan Party which has been delivered to such Lender by or on behalf of such Loan Party pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Loan Party subject to the confidentiality requirements set forth in Section 17.15.

(g) Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained in this Agreement, no Lender may assign or transfer any of its rights or obligations under this Agreement to any (i) Borrower or any of any Borrower’s Affiliates or Subsidiaries, (ii) Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof or (iii) natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

17.4 Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

17.5 Indemnity. Each Loan Party shall defend, protect, indemnify, pay and save harmless Agent, Issuer, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each an “Indemnified Party”) for and from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, charges, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel (limited to one counsel to the Agent and the Issuer and the Lenders, taken as a whole, and, if necessary, of one local counsel in any applicable jurisdiction to such persons, taken as a whole)) (collectively, “Claims”) which may be imposed on, incurred by, or asserted against any Indemnified Party in arising out of or in any way relating to or as a consequence, direct or indirect, of: (i) this Agreement, the Other Documents, the Advances and other Obligations and/or the transactions contemplated hereby including the Transactions, (ii) any action or failure to act or action taken only after delay or the satisfaction of any conditions by any

Indemnified Party in connection with and/or relating to the negotiation, execution, delivery or administration of the Agreement and the Other Documents, the credit facilities established hereunder and thereunder and/or the transactions contemplated hereby including the Transactions, (iii) any Loan Party’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under or breach of any of the representations or warranties made in this Agreement and the Other Documents, (iv) the enforcement of any of the rights and remedies of Agent, Issuer or any Lender under the Agreement and the Other Documents, (v) any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by any Loan Party, any Affiliate or Subsidiary of any Loan Party, and (vi) any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality, any Borrower, any Affiliate or Subsidiary of any Borrowers, or any Guarantor, or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, in each such case except to the extent that any of the foregoing arises out of the gross negligence, bad faith, willful misconduct or fraud of the Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of any of the foregoing, each Loan Party shall defend, protect, indemnify, pay and save harmless each Indemnified Party from (x) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party arising out of or in any way relating to or as a consequence, direct or indirect, of the issuance of any Letter of Credit hereunder and (y) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party under any Environmental Laws with respect to or in connection with the Real Property, any Hazardous Discharge, the presence of any Hazardous Materials affecting the Real Property (whether or not the same originates or emerges from the Real Property or any contiguous real estate), including any Claims consisting of or relating to the imposition or assertion of any Lien on any of the Real Property under any Environmental Laws and any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender in each such case except to the extent that any of the foregoing arises out of the gross negligence, bad faith or willful misconduct of the Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Loan Parties’ obligations under the prior sentence shall arise upon the discovery of the presence of any Hazardous Materials at the Real Property, whether or not any federal, state, provincial or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS INDEMNITY SHALL EXTEND TO ANY LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING REASONABLE FEES AND DISBURSEMENTS OF COUNSEL) ASSERTED AGAINST OR INCURRED BY ANY OF THE INDEMNIFIED PARTIES BY ANY PERSON UNDER ANY ENVIRONMENTAL LAWS BY REASON OF ANY LOAN PARTY’S FAILURE TO COMPLY WITH ENVIRONMENTAL LAWS, INCLUDING THOSE APPLICABLE TO SOLID OR HAZARDOUS WASTE MATERIALS, INCLUDING HAZARDOUS MATERIALS AND HAZARDOUS WASTE, OR OTHER TOXIC SUBSTANCES. THIS SECTION 17.5 SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM. All amounts due under this Section 17.5 shall be payable not later than ten (10) days after demand therefor.

17.6 Notice. Any notice or request hereunder may be given to Borrowing Agent or any Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 17.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a website to which Loan Parties are directed (an “Internet Posting”) if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 17.6) in accordance with this Section 17.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 17.6 or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 17.6. Any Notice shall be effective:

(a) In the case of hand-delivery, when delivered;

(b) If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d) In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e) In the case of electronic transmission, when actually received;

(f) In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 17.6; and

(g) If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to Borrowing Agent or any Loan Party shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.

(A)             If to Agent or PNC at:

PNC Bank, National Association

2100 Ross Avenue, Suite 1850

Dallas, TX 75201

Attention:         Relationship Manager (Innovex)

Telephone:        214-871-1200

Facsimile:         214-871-1265

with a copy to:

PNC Bank, National Association

PNC Agency Services

PNC Firstside Center

500 First Avenue (Mailstop: P7-PFSC-04-1)

Pittsburgh, Pennsylvania 15219

Attention: Michael Busi

Telephone: (412) 807.7002

Facsimile: (412) 762-8672

with an additional copy to:

Holland & Knight LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas 75201

Attention: Michelle W. Suarez

Telephone: (214) 964-9500

Facsimile: (214) 964-9501

(B)             If to a Lender other than Agent, as specified on its Administrative Questionnaire

(C)             If to Borrowing Agent or any Loan Party:

Innovex Downhole Solutions, Inc.

4310 N. Sam Houston Parkway

Houston, Texas 77032

Attention: Kendal Reed

Telephone: 281-602-7815

Email: kendal.reed@innovex-inc.com

with a copy to:

Amberjack Capital LLC

1021 Main St., Suite 1100

Houston, Texas 77002

Attention: Patrick Connelly

Email: pconnelly@amberjackcapital.com

17.7 Survival. The obligations of Loan Parties under Sections 2.2(f), 2.2(g), 2.2(h), 3.7, 3.8, 3.9, 3.10, 17.5 and 17.9 and the obligations of Lenders under Sections 2.2, 2.15(b), 2.16, 2.18, 2.19, 14.8 and 17.5, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

17.8 Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

17.9 Expenses. Loan Parties shall pay (i) all out-of-pocket expenses incurred by Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Agent (which shall be limited to (x) a single primary outside counsel and (y) one local counsel required in each applicable jurisdiction), and shall pay all reasonable and documented out-of-pocket fees and time charges and disbursements for attorneys who may be employees of Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the Other Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by Agent, any Lender or Issuer (including the reasonable and documents out-of-pocket fees, charges and disbursements of any counsel for Agent, any Lender or Issuer), and shall pay all reasonable and documented fees and time charges for attorneys who may be employees of Agent, any Lender or Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the Other Documents, including its rights under this Section, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of Agent’s regular employees and agents engaged periodically to perform audits of the any Loan Party’s or any Loan Party’s Affiliate’s or Subsidiary’s books, records and business properties to the extent payable hereunder.

17.10 Injunctive Relief. Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefor, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

17.11 Consequential Damages. No party hereto, nor any agent or attorney for any of them, shall be liable to any other party hereto (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.

17.12 Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

17.13 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

17.14 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

17.15 Confidentiality; Sharing Information. Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its Affiliates and its and their examiners, Affiliates, financing sources, directors, officers, partners, employees, agents, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees, (c) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any Other Document and (d) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Loan Party of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Loan Party other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement) by the Agent or by one or more Subsidiaries or Affiliates of the Agent and each Loan Party hereby authorizes the Agent to share any information delivered to the Agent by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of the Agent if the Borrower agrees to accept any of the offered financial advisory, investment banking or other services to enter into this Agreement, to any such Subsidiary or Affiliate of the Agent, it being understood that any such Subsidiary or Affiliate of the Agent receiving such information shall be bound by the provisions of this Section 17.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement. Notwithstanding any non-disclosure agreement or similar document executed by Agent in favor of any Loan Party or any of any Loan Party’s affiliates, the provisions of this Agreement shall supersede such agreements.

17.16 Publicity. Notwithstanding any provision of any Other Document, the Agent may, with the Borrowing Agent’s consent (which consent shall not be unreasonably withheld, conditioned or delayed) (i) disclose a general description of transactions arising under the Other Documents for advertising, marketing or other similar purposes, and (ii) use any Secured Party’s name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes.

17.17 Certifications From Banks and Participants; USA PATRIOT Act.

(a) Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an Affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

(b) The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, each Lender may from time to time request, and each Loan Party shall provide to the Lenders, such Loan Party’s name, address, tax identification number and/or such other identifying information as shall be necessary for the Lenders to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.

(c) The Loan Parties acknowledge that, pursuant to the Proceeds of Crime Money Laundering and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, under the laws of Canada (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Agent and the Lenders may be required to obtain, verify and record information regarding it, its respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of it, and the transactions contemplated hereby. Borrowers shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by the Agent and the Lenders, or any prospective assign or participant of the Agent and the Lenders, necessary in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(d) If the Agent has ascertained the identity of the Loan Parties or any authorized signatories of the Loan Parties for the purposes of applicable AML Legislation, then the Agent:

(i) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Agent within the meaning of applicable AML Legislation; and

(ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness. Notwithstanding the provisions of this Section 17.17 and except as may otherwise be agreed in writing, the Agent and each Lender agrees that neither the Agent nor the Lenders shall have any obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Loan Parties or any such authorized signatory in doing so.

17.18 Concerning Joint and Several Liability of Borrowers.

(a) Each of Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of Borrowers and in consideration of the undertakings of each of Borrowers to accept joint and several liability for the obligations of each of them.

(b) Each of Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of Borrowers without preferences or distinction among them.

(c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

(d) The obligations of each Borrower under the provisions of this Section 17.18 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advance made under this Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Agreement (except as otherwise provided herein), notice of any action at any time taken or omitted by any Lender under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the Applicable Laws or regulations thereunder which might, but for the provisions of this Section 17.18, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 17.18, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower under this Section 17.18 shall not be discharged except by performance and then only to the extent of such performance or except as otherwise agreed in writing in accordance with Section 17.2. The Obligations of each Borrower under this Section 17.18 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Lender. The joint and several liability of Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.

(f) The provisions of this Section 17.18 are made for the benefit of the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 17.18 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 17.18 will forthwith be reinstated in effect, as though such payment had not been made.

(g) Notwithstanding any provision to the contrary contained herein or in any other of the Other Documents, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state and including, without limitation, any federal or state bankruptcy laws).

(h) Borrowers hereby agree, as among themselves, that if any Borrower shall become an Excess Funding Borrower (as defined below), each other Borrower shall, on demand of such Excess Funding Borrower (but subject to the next sentence hereof and to clause (B) below), pay to such Excess Funding Borrower an amount equal to such Borrower’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Borrower) of such Excess Payment (as defined below). The payment obligation of any Borrower to any Excess Funding Borrower under this Section 17.18(h) shall be subordinate and subject in right of payment to the prior payment in full of the Obligations of such Borrower under the other provisions of this Agreement, and such Excess Funding Borrower shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such Obligations. For purposes hereof, (i) “Excess Funding Borrower” shall mean, in respect of any Obligations arising under the other provisions of this Agreement (hereafter, the “Joint Obligations”), a Borrower that has paid an amount in excess of its Pro Rata Share of the Joint Obligations; (ii) “Excess Payment” shall mean, in respect of any Joint Obligations, the amount paid by an Excess Funding Borrower in excess of its Pro Rata Share of such Joint Obligations; and (iii) “Pro Rata Share”, for the purposes of this Section 17.18(h), shall mean, for any Borrower, the ratio (expressed as a percentage) of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of such Borrower and all of the other Borrowers exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower and the other Borrowers hereunder) of such Borrower and all of the other Borrowers, all as of the Closing Date (if any Borrower becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 17.18(h) such subsequent Borrower shall be deemed to have been a Borrower as of the Closing Date and the information pertaining to, and only pertaining to, such Borrower as of the date such Borrower became a Borrower shall be deemed true as of the Closing Date) notwithstanding the payment obligations imposed on Borrowers in this Section, the failure of a Borrower to make any payment to an Excess Funding Borrower as required under this Section shall not constitute an Event of Default.

17.19 Amendment and Restatement.

(a) The parties hereto acknowledge and agree that (i) this Agreement and the Other Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or repayment and reborrowing of the Advances (as defined in the A&R Credit Agreement) and the other Obligations (as defined in the A&R Credit Agreement) under the A&R Credit Agreement or the Other Documents (as defined in the A&R Credit Agreement) as in effect prior to the Closing Date and which remain outstanding as of the Closing Date, (ii) the Obligations (as defined in the A&R Credit Agreement) under the A&R Credit Agreement and the Other Documents (as defined in the A&R Credit Agreement) are in all respects continuing (as amended and restated and converted hereby and which are in all respects hereafter subject to the terms herein) and (iii) the Liens and security interests as granted under the A&R Credit Agreement and the Other Documents (as defined in the A&R Credit Agreement) securing payment of such Obligations (as defined in the A&R Credit Agreement) are in all respects continuing and in full force and effect and reaffirmed hereby (in each case, as amended and restated hereby and in all respects hereafter subject to the terms herein).

(b) The parties hereto acknowledge and agree that on and after the Closing Date, (i) all references to the Agreement shall be deemed to refer to the A&R Credit Agreement, as amended and restated hereby, (ii) all references to any section (or subsection) of the A&R Credit Agreement shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Closing Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the A&R Credit Agreement, as amended and restated hereby.

(c) The parties hereto acknowledge and agree that this amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver or other modification, whether or not similar and, except as expressly provided herein or in any Other Document, all terms and conditions of the A&R Credit Agreement and the Other Documents (as defined in the A&R Credit Agreement) remain in full force and effect unless otherwise specifically amended hereby or by any Other Documents.

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Each of the parties has signed this Agreement as of the day and year first above written.

BORROWERS:

INNOVEX DOWNHOLE SOLUTIONS,
INC.

By:
Name:	Adam Anderson
Title:	Chief Executive Officer

TERCEL OILFIELD PRODUCTS USA
L.L.C.

By:
Name:	Adam Anderson
Title:	Chief Executive Officer

TOP-CO INC.

By:
Name:	Adam Anderson
Title:	Chief Executive Officer

PRIDE ENERGY SERVICES, LLC

By:
Name:	Adam Anderson
Title:	Chief Executive Officer

[Signature Page to Second Amended and Restated Revolving Credit, Term Loan, Guaranty and Security Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as Agent

By:
Name:	Ron Zeiber
Title:	Senior Vice President

[Signature Page to Second Amended and Restated Revolving Credit, Term Loan, Guaranty and Security Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

[Signature Page to Second Amended and Restated Revolving Credit, Term Loan, Guaranty and Security Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

[Signature Page to Second Amended and Restated Revolving Credit, Term Loan, Guaranty and Security Agreement]